SECURITIES LENDING AUTHORIZATION AGREEMENT

between

BNP PARIBAS, NEW YORK BRANCH

(“Agent”)

and

Edgewood Growth Fund

(“Customer”)

This Securities Lending Authorization Agreement (the “Agreement”) is dated the third day of November, 2014 between BNP Paribas, New York Branch (“Lending Agent”) and Edgewood Growth Fund, a series of the Advisors' Inner Circle Fund organized and existing under the laws of Massachusetts (the “Customer”). Capitalized terms not otherwise defined herein shall have the meanings provided in Section 22, herein.

WHEREAS, the Customer has requested Lending Agent to act on behalf of the Customer with respect to the lending of certain securities of the Customer held by Lending Agent as custodian or by a third party custodian (each, a “Custodian”);

WHEREAS, the Customer desires to authorize Lending Agent to establish, manage and administer a securities lending program in accordance with the provisions herein (the “Program”); and

WHEREAS, the Customer and Lending Agent desire to set forth their mutual understanding regarding the manner in which such loans will take place and their rights and responsibilities in respect of such loans of securities.

NOW THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1. Appointment of Lending Agent as Agent.

The Customer hereby appoints and authorizes Lending Agent as its agent (i) to lend Securities to Borrowers in accordance with the terms of this Agreement, (ii) to invest the cash Collateral in accordance with the Section 8 hereto, and (iii) to enter into repurchase transactions with Sellers, using cash Collateral to purchase Securities, in accordance with this Agreement. Lending Agent shall have the responsibility and authority to do or cause to be done all acts Lending Agent shall determine to be desirable, necessary, or appropriate to implement and administer this Program. Without limiting the generality of the foregoing, Lending Agent is specifically authorized to disclose to each Borrower, the identity of the Customer as well as certain other information specific to the Customer, including without limitation, business address, US tax identification number, aggregate lendable securities, capitalization, total assets of the Customer held with Lending Agent and/or net asset value. Customer agrees that Lending Agent is acting as a fully disclosed agent and not as principal in connection with this Program. In no event shall Lending Agent act as an agent for undisclosed principal in any securities loan transaction affected pursuant hereto.

The Customer also authorizes Lending Agent, as its agent, to enter into “fee for holds” arrangements with respect to certain Securities as described in this paragraph. Lending Agent will, in return for a fee from the Borrower, hold and reserve certain Securities and refrain from lending such Securities to any third party without the Borrower’s permission, provided, however, that the “fee for holds” arrangements shall not restrict or otherwise affect the Customer’s ownership rights with regard to the Securities. The fee from the Borrower shall be allocated between Lending Agent and the Customer in accordance with the Fee Schedule attached hereto as Schedule 1.

The Lending Agent agrees that unless otherwise advised by Lender in writing, all Loans shall be overnight Loan with a maturity on the next business day.

2.	Authorization to Execute Documentation.

(a)	Securities Loan Agreement. Each Loan of Securities shall be made pursuant to a written agreement between Lending Agent, as agent for the Customer, and the Borrower (“Securities Loan Agreement”) substantially in industry standard form, an example of which is attached hereto as Schedule 2. The Customer authorizes Lending Agent to enter into Securities Loan Agreements with Borrowers as may be selected by Lending Agent. Each Securities Loan Agreement shall have such terms and conditions as Lending Agent may negotiate with the Borrower. Lending Agent shall use reasonable efforts to negotiate Securities Loan Agreements not materially adverse to the Customer from Schedule 2. The Customer acknowledges and agrees that the non-material provisions of the Securities Loan Agreement with any Borrower may differ from the Securities Loan Agreement attached hereto as a result of the customary negotiation process between Lending Agent and Borrower. No Loan shall be initiated that would result in the spread between the interest rate earned on the investment of Cash Collateral and the rebate rate paid to Borrower being, on the day that the Loan is made, less than five (5) basis points. The Customer specifically authorizes Lending Agent to agree to a provision in the Securities Loan Agreement which submits the Customer to either the exclusive or non-exclusive jurisdiction of any United States federal or New York state court sitting in the borough of Manhattan in New York City, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations hereunder or relating in any way to the Securities Loan Agreement or any transaction hereunder.

(b)	Master Repurchase Agreement. The customer authorizes Lending Agent to enter into repurchase transactions with counterparties (“Seller”) in accordance with Section 8 hereto. Each repurchase transaction shall be made pursuant to a written agreement between Lending Agent, as agent for the Customer, and the Seller (“Repurchase Agreement”) substantially in industry standard form, an example of which is attached hereto as Schedule 3. The Customer authorizes Lending Agent to enter into Repurchase Agreements with Sellers as may be selected by Lending Agent. Each Repurchase Agreement shall have such terms and conditions as Lending Agent may negotiate with the Sellers. Lending Agent shall use reasonable efforts to negotiate Repurchase Agreements not materially adverse to the Customer from Schedule 3. The Customer acknowledges and agrees that the non-material provisions of the Repurchase Agreements with any Seller may differ from the Repurchase Agreements attached hereto as a result of the customary negotiation process between Lending Agent and Seller.

(c)	Tri-Party Repo Agreement. Lending Agent is hereby further authorized to enter as agent on behalf of the Customer a custodial undertaking (“Tri-party Repo Agreement”) with the Borrowers and third party custodial banks such as The Bank of New York Mellon (“BoNY”) and JPMorgan Chase Bank, NA (“JPM”) (including their respective successors) (each a “Third Party Custodial Bank”) for purposes of administering the repurchase transactions set forth Section 8 hereto. Attached hereto as Schedule 4 and Schedule 5 is a form of BoNY’s Tri-party Repo Agreement and JPM’s Tri-party Repo Agreement, respectively. Lending Agent shall use reasonable efforts to negotiate Tri-party Repo Agreements not materially adverse to Customer from Schedule 4 or Schedule 5. The Customer acknowledges and agrees that the non-material provisions of the Tri-party Repo Agreement may differ from the Tri-party Repo Agreements attached hereto as a result of the customary negotiation process between Lending Agent, Borrowers and the Third Party Custodial Banks. Customer acknowledges that pursuant to the Tri-party Repo Agreements it may be obligated to indemnify the Third Party Custodial Bank for any losses or damages such Third Party Custodial Bank may incur in connection with it providing the services set forth in the Tri-party Repo Agreement. Notwithstanding anything contained herein, Lending Agent accepts no liability for the performance of the Third Party Custodial Bank and has no obligation to indemnify such Third Party Custodial Bank or the Customer for any losses incurred by the Third Party Custodial Bank.

(d)	Other Documentation. The Customer further authorizes Lending Agent to execute on Customer’s behalf such other agreements and documents as may be necessary or appropriate to carry out the purposes of this Agreement.

(e)	Amendments. The Customer shall not take any action, amend, alter or affect its rights under any Securities Loan Agreement, Repurchase Agreement, Tri-party Repo Agreement or any Loan or repurchase transaction, except through Lending Agent, unless otherwise agreed.

3.	Securities to be Loaned.

All of the Customer’s securities in the accounts listed on Schedule 6 hereto shall be subject to this Program and constitute Securities hereunder. Lending Agent shall have no authority or responsibility for determining whether any of the Customer’s securities in the accounts listed should be excluded from this Program.

The Customer authorizes and empowers Lending Agent to Loan the Securities. Lending Agent is entitled to conclusively rely on the Customer’s authority to cause Securities to be lent pursuant hereto, and Lending Agent is further entitled to conclusively rely on any instructions or notices reasonably believed by it to have been given or made by or on behalf of the Customer in connection with the transactions contemplated hereby.

4.	Borrowers.

The Customer hereby authorizes Lending Agent to effect Loans of Securities with any person on the Customer’s approved list of Borrowers. A list of Borrowers which have been approved by Customer, as of the date hereof is attached hereto as Schedule 7. Schedule 7 may be revised from time to time by the Lending Agent (i) to remove Borrowers; or (ii) to add Borrowers. Lending Agent will provide to the Customer fifteen (15) days prior written notice of any additional Borrower. If no objection to the new Borrower(s) is received by Lending Agent from the Customer on the expiration of such notice, the additional Borrower(s) will be deemed accepted by the Customer. The Customer may, with written notice to Lending Agent, provide limits on the maximum amount to be lent to any specific Borrower or restrict any new Loans to, or recall (including via reallocations) any or all outstanding Loans to, any Borrower at any time in such Customer’s sole discretion.

In the event of such recall, or if this Agreement is terminated by Customer or Lending Agent pursuant to Section 14 hereto, or if there is a change in the Customer’s investment guidelines set forth on Schedule 10 hereto (the “Investment Guidelines”) or for any such other reason as determined by Lending Agent, and, as a result, Lending Agent terminates a term loan prior to maturation, the Customer will pay any and all penalties fees arising from such early termination.

Lending Agent is hereby authorized to negotiate with Borrower the loan premium or loan rebate or other fees to be received from or payable to the Borrower in respect of each Loan of Securities. Lending Agent is authorized to pay or cause to be paid on the Customer’s behalf any such loan rebate or other fees payable to the Borrower in accordance with Section 2 hereto.

5.	Loans of Securities.

Subject to Sections 2, 3 and 4 of this Agreement, Lending Agent shall be responsible for determining whether any Loans shall be made and for negotiating and establishing the terms of each such Loan. Lending Agent shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Customer. In the event of a default by a Borrower on any Loan (within the meaning of the applicable Securities Loan Agreement), Lending Agent is authorized to act in any manner it reasonably deems appropriate, subject, however, to the standard of care required under Section 11 of this Agreement. Upon notice to Lending Agent, the Customer has the right to direct Lending Agent to initiate action to terminate any Loan made under this Agreement and any Securities Loan Agreement. The Customer acknowledges that in order for Lending Agent to terminate the Loan, the Collateral must be available to return to the Borrower. If there is insufficient cash Collateral in the Custody Account as a result of reinvestment pursuant to Section 8 hereto or otherwise, Lending Agent, in its sole discretion, may not terminate the Loan.

The Customer also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from Lending Agent terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period. Upon receiving a notice from the Customer that Securities which have been loaned to a Borrower should no longer be considered Securities (whether because of the sale of such securities or otherwise), Lending Agent shall notify the Borrower which has borrowed such Securities that the Loan of such Securities is terminated and that such Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period.

Lending Agent does not give any assurance as to the economic result of any Securities Loan. Except as set forth in Section 13 herein, the Customer, as principal bears all risks of loss and liability under each Securities Loan made in accordance with the terms of this Agreement. Lending Agent shall be responsible for the performance of only such duties as are set forth in this Agreement.

6.	Distributions on and Voting Rights with Respect to Loaned Securities.

Except as provided herein, all substitute interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Customer’s Custody Account on the date such amounts are delivered by the Borrower to the Custody Account. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is paid by the issuer; provided that the Customer may, by giving Lending Agent ten (l0) Business Days’ written notice prior to the date of such non-cash distribution, direct Lending Agent to request that the Borrower deliver such non-cash distribution to Customer, pursuant to the applicable Securities Loan Agreement, in which case Lending Agent shall credit such non-cash distribution to the Custody Account on the date it is delivered to Customer.

The Customer acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Securities that are on loan on the applicable record date for such Securities. During the term of the Loan, Lending Agent may permit the Loaned Securities to be transferred into the name of and voted by the Borrower or others in accordance with terms and conditions of the Securities Loan Agreement.

The Customer also acknowledges that any payments of distributions from Borrower to the Customer are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, Lending Agent shall use all reasonable endeavors to ensure that any timely instructions from the Customer are complied with, but Lending Agent shall not be required to make any payment unless the Customer has first provided Lending Agent with the funds to make such payment.

The Customer further acknowledges and agrees that the Customer will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

7.	Collateral.

(a)	Segregation. All non-cash Collateral received from Borrowers on behalf of the Customer and held by Lending Agent or a Third Party Custodial Bank, shall, by appropriate identification on the books and records of Lending Agent, be segregated at all times for the benefit of the Customer and, absent a default by the Borrower, shall not be rehypothecated (provided, however, that if Borrower delivers Collateral through a clearing organization, Customer acknowledges that such Collateral shall be subject to the rules of such clearing organization).

(b)	Receipt of Collateral. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, Lending Agent shall receive from the Borrower Collateral in any of the forms listed on the Collateral Schedule attached hereto as Schedule 8. Said Collateral Schedule may be amended as the parties may agree to in writing from time to time. All investments of cash Collateral made in accordance with this Agreement shall be for the account and at the risk of the Customer.

(c)	Marking to Market.

Pursuant to the terms of the applicable Securities Loan Agreement, Lending Agent shall, in accordance with Lending Agent’s reasonable and customary practices, mark Loaned Securities and Collateral for each Loan to their Market Value each Business Day based upon the Market Value of the Collateral and the Loaned Securities at the close of business on such Business Day employing the most recently available pricing information.

If at the close of trading on any Business Day, the Market Value of the Collateral previously delivered by the Borrower and held in connection with Loans of the Customer’s securities is less than the Minimum Percentage (defined below) of the Market Value of such Loaned Securities as of such Business Day, Lending Agent shall demand that the Borrower deliver an amount of additional Collateral by the close of the next Business Day sufficient to cause the Market Value of all Collateral delivered in connection with such Loan to equal or exceed the Required Percentage of the Market Value of such Loaned Securities, including accrued interest. Notwithstanding the foregoing, for Collateral held in connection with loans of foreign Securities, it is understood and agreed that certain standard industry practices may from time-to-time preclude Lending Agent from obtaining additional Collateral by close of the next Business Day unless the Market Value of the Collateral previously delivered by the Borrower is less than 100% of the Market Value of such Loaned Securities, including accrued interest.

For purpose hereof, the term “Market Value” of cash Collateral means the value of any cash Collateral or additional cash Collateral as of the time of receipt thereof by Lending Agent from the Borrower, unadjusted for any subsequent increases or decreases in value as a result of any investment thereof by Lending Agent pursuant to Section 8 below.

For purposes hereof, “Minimum Percentage” shall mean (i) percentages set forth in the Margin Requirements attached hereto as Schedule 9 and (ii) such other percentage(s) as may be otherwise mutually agreed in writing from time to time.

(d)	Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to the Customer.

(e)	Limitations. The Customer agrees it assumes all investment risk associated with its investment of cash Collateral, including without limitation interest rate, market, credit and liquidity risk associated with any investments purchased or entered into directly or indirectly with cash Collateral. Lending Agent shall not be liable for any market or investment risk of loss with respect to any deposit or investment except to the extent such market or investment risk of loss results directly from Lending Agent’s failure to perform its duty, in accordance with the standard of care set forth in Section 11(a). If, other than as a result of the foregoing exception, the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Customer shall be responsible for such shortfall as set forth in Section 8. Notwithstanding anything to the contrary, Lending Agent has no responsibility or liability whatsoever for investments made in accordance with the Investment Guidelines provided by the Customer.

8.	Investment of Cash Collateral and Compensation.

(a)	The Customer hereby appoints Lending Agent as cash agent to invest cash Collateral, on behalf of the Customer, in investments in accordance with the Investment Guidelines, copies of which are attached hereto as Schedule 10, as may be amended from time to time. With the prior written approval of the Customer, Lending Agent may engage a third party (that may be an affiliate of Lending Agent) to assist in the investment of the cash collateral. The Customer hereby authorizes and instructs Lending Agent to deposit all cash Collateral in a Custody Account(s) that the Customer agrees to have established with Custodian pursuant to a separate Custody Agreement between the Customer and Custodian, solely for the purpose of investment of Collateral under this Agreement (the “Custody Account”). The Customer hereby authorizes and instructs Lending Agent to invest, on the Customer’s behalf and at the Customer’s sole risk, all cash Collateral (including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments) deposited in the Custody Account in eligible investments listed on Schedule 10. All decisions with respect to the investment and reinvestment of cash Collateral will be in the parameters approved by the Customer and neither Lending Agent nor any subagent shall be liable for any such decisions of the Customer. Lending Agent does not assume any market or investment risk of loss associated with any investment, including any cash Collateral investment vehicle designated on Schedule 10. The determination of whether a particular investment is within the Investment Guidelines of Schedule 10 shall be made as of the date of purchase of such investment.

(b)	The Customer agrees that any claim or objection by the Customer that a particular investment is not within the Investment Guidelines of Schedule 10 must be made in writing to Lending Agent within ninety (90) days of the day of purchase or such claim or objection shall be deemed waived by the Customer.

(c)	The Customer authorizes and directs Lending Agent, as sole agent hereunder, to deposit and withdraw cash Collateral on behalf of the Customer in respect of the Custody Account, for purposes of satisfaction of any of the Customer’s obligations under this Agreement and the Securities Loan Agreements. The Customer hereby agrees that (i) it will not withdraw its authorization of Lending Agent under this provision or direct or otherwise cause cash to be withdrawn from the Custody Account, and (ii) it will not modify the Custody Account or direct that the cash Collateral be deposited or invested in any account other than the Custody Account.

(d)	The Customer acknowledges that interests in any mutual funds, securities lending trusts and other collective investment funds, to which Lending Agent or any Lending Agent Affiliates provide services are not guaranteed or insured by Lending Agent or any Lending Agent Affiliate or by the Federal Deposit Insurance Corporation or any government agency.

(e)
(f)	In the event the net income generated by the investment of cash Collateral made pursuant to this Section 8 does not equal or exceed the rebate amount due the Borrower (for the use of cash Collateral) in accordance with the agreement between Borrower and Lending Agent (the “Rebate Fee”), the Customer shall be responsible for the payment in full when due of the difference between the net income generated and the Rebate Fee due to the Borrower, subject, however, to any liability of Lending Agent under Section 7(e), and Lending Agent may offset such amount owed by the Customer against future earnings to the Customer hereunder and/or, debit the Custody Account accordingly. The Customer shall be solely responsible for any and all other amounts due to Borrower, Sellers and Tri-Party Custodial Banks pursuant to this Agreement, the Securities Loan Agreement, the Repurchase Agreement and/or the Tri-Party Repo Agreement.

The Customer hereby authorizes Lending Agent to debit the Custody Account accordingly. The Customer further authorizes Lending Agent to debit the Custody Account for rebates due to the Borrower, fees owed to Lending Agent and any other charges, expenses or fees owed by the Customer pursuant to this Agreement. In the event debits to the Custody Account produce a deficit therein, Lending Agent shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit.

(g)	The Customer agrees and acknowledges that Lending Agent has no obligation under this Agreement to advance any funds or extend credit or overdraft to the Customer for obligations owed by Customer hereunder or under the Securities Loan Agreement, Repurchase Agreement, or Tri-party Repo Agreement. Notwithstanding the foregoing, the Customer further agrees that if Lending Agent does advance any such funds, the Customer shall reimburse Lending Agent for any and all funds advanced by Lending Agent on behalf of the Customer as a consequence of the Customer’s obligations hereunder or under any Securities Loan Agreement, including the Customer’s obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower as provided in Section 7 hereof or this Section 8.

(h)	The Customer agrees that Lending Agent has no obligation to provide any advice to the Customer concerning the Investment Guidelines contained in Schedule 10 or to remind the Customer to update, amend or in any way change its Investment Guidelines or any investment made pursuant thereto.

9.	Fee Disclosure.

In exchange for the services provided by Lending Agent to Customer, the Customer agrees to pay Lending Agent the fees set forth on the Fee Schedule attached hereto as Schedule 1, as amended from time to time upon the written agreement of the parties.

10.	Recordkeeping and Reports.

Lending Agent will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. Lending Agent shall prepare and maintain loan records by account. Absent manifest error, Lending Agent’s records shall be presumed to reflect accurately any instructions, directions or other communications, regardless of how communicated, sent or delivered, from any Authorized Representative. On each Business Day, Lending Agent will make available to the Customer a statement describing the Loans made, the income derived from the Loans, and the investments made, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester’s performance of its duties in connection with this Program.

The Customer agrees to carefully read all statements and reports provided by Lending Agent and notify Lending Agent of any discrepancies or errors immediately. The Customer agrees that it is responsible for monitoring its assets in the Program to ensure that they are invested in a manner intended.

Lending Agent represents and warrants that it conducts formal annual credit reviews for all borrowers listed on its schedule of approved Borrowers in accordance with the policies and procedures Lending Agent has in place for such review from time to time.

11.	Standard of Care and Indemnification.

(a)	Lending Agent shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending transactions, investment of cash Collateral transactions, and repurchase transactions (as appropriate), but under no circumstances shall Lending Agent’s standard of care be less than the duty of care owed by a directed agent or discretionary agent, as applicable, to its principal under similar facts and circumstances under applicable agency law. Notwithstanding the foregoing, Lending Agent shall not be liable to the Customer or any other person for any action taken or omitted to be taken by Lending Agent in connection with this Agreement in the absence of gross negligence or willful misconduct on the part of Lending Agent. Lending Agent shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement and upon instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Customer.

(b)	The Customer shall indemnify Lending Agent and hold Lending Agent harmless from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by Lending Agent in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Customer, provided however, that this indemnification shall not apply to the extent that such loss or liability are due to Lending Agent’s gross negligence or willful misconduct. Nothing in this Section shall derogate from the indemnities provided by Lending Agent in Section 13. This right of indemnification shall survive the termination of any Securities Loan Agreement or this Agreement.

(c)	Without limiting the generality of the foregoing, but subject to the requirements of applicable law, including without limitation ERISA, the Customer agrees: (i) that Lending Agent shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any Loans hereunder, or for the performance by any Borrower of the terms of a Loan or any agreement related thereto, subject to Section 13 hereof; (ii) that Lending Agent shall be fully protected in acting in accordance with the oral or written instructions of any person reasonably believed by Lending Agent to be authorized to execute this Agreement on behalf of the Customer (an “Authorized Representative”); (iii) that in the event of a default by a Borrower with respect to a Loan, Lending Agent shall be fully protected in acting in its sole discretion in a manner it in good faith deems appropriate, subject to Lending Agent’s standard of care and obligations hereunder; and (iv) that the records of Lending Agent shall be presumed (in the absence of evidence to the contrary) to reflect accurately any oral instructions given by an Authorized Representative or a person reasonably believed by Lending Agent to be an Authorized Representative.

(d)	Notwithstanding any express provision to the contrary herein, no party shall be liable for any indirect, consequential, incidental, special or exemplary damages, even if such party has been apprised of the likelihood of such damages occurring.

(e)	Lending Agent, in determining the Market Value of securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

(f)	Lending Agent shall have no obligation hereunder for any losses which are sustained or incurred by reason of any action or inaction by any exchange rate quotation service, depository, clearing house, custodian, broker or dealer, EquiLend, DTCC, Sungard, Markit or a collateral agent or their respective agents, successors, nominees or assigns) or any failure to perform any obligation due to matters beyond the Lending Agent’s control.

(g)	Lending Agent shall have no duties other than those specified herein, and nothing herein shall require Lending Agent to expend its own funds in any situation where Customer or Customer’s underlying client is unable to satisfy any payment obligation to a Borrower.

12.	Representations and Warranties.

(a)	Each party hereto represents and warrants that (i) it has and will have the legal right, power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (ii) it has taken all necessary action to authorize such execution, delivery, and performance; (iii) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (iv) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

(b)	The Customer represents on a continuing basis that

i.	the lending of Securities pursuant hereto has been duly authorized by all necessary actions of the Customer (and if applicable, of each of its clients whose Securities are intended to be the subject of any Loan hereunder) and will not at the time of the making of any loan of Securities violate any law, regulation, charter, by-law or other instrument, restrictions or provisions applicable to the Customer.

ii.	it has a legal right to transfer the Loaned Securities and each Loan effected on behalf of the Customer shall constitute the legal, valid, binding and enforceable obligation of the Customer.

iii.	it has the power to authorize, and has authorized, Lending Agent to execute and deliver the Securities Lending Agreement, Repurchase Agreement, and Tri-Party Repo Agreement on the Customer’s behalf.

iv.	it has determined that any eligible investments for cash Collateral listed on Schedule 10 hereto, are now, and will continue to be, acceptable and appropriate investment vehicles, investments and policies for the investment of cash Collateral under this Agreement.

v.	it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder including without limitation the tax and accounting treatment of the Custody Account and that the Customer will be solely responsible for any tax and/or reporting obligations regarding the Custody Account, as applicable.

vi.	it is the legal and beneficial owner of (or exercises complete investment discretion over) all Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities.

vii.	the representations contained in the Securities Loan Agreements, Repurchase Agreements and Tri-party Repo Agreements attached hereto as Schedules 2, 3, 4 and 5 respectively are true and correct.

viii.	it will, or will cause its representatives to, promptly notify Lending Agent orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a Security from lending activity. Such written notice shall be delivered sufficiently in advance so as to: (a) provide Lending Agent with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements, and (b) provide such Borrowers with reasonable time to comply with such instructions.

ix.	its policies and objectives generally permit it to engage in securities lending transactions; its participation in the Program has been approved by a majority of the directors or trustees which directors and trustees are not “interested persons” within the meaning of section 2(a)(19) of the Investment Company Act of 1940, as amended (the “40 Act”) and such directors or trustees will, with information or personnel supplied by Lending Agent where reasonably requested by the Customer, evaluate the Program no less frequently than annually to determine that the investment of cash is in the Customer’s best interest; and its prospectus provides appropriate disclosure concerning its securities lending activity.

x.	unless the Customer executes the ERISA Addendum, it is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to this Agreement and the Securities; that it qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule 11 attached hereto. and

xi.	it is (a) a “qualified investor” within the meaning of Section 3(a)(54)(A) of the Securities Exchange Act of 1934, as amended; or (b) an employee benefit plan that owns and invests on a discretionary basis not less than US $25,000,000 in investments.

The Customer agrees to notify Lending Agent immediately if any of the above representations can no longer be made.

13.	Borrower Default Indemnification.

(a)	If at the time of a Default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement) (“Borrower Default Date”), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, Lending Agent shall indemnify the Customer against the failure of the Borrower as follows. The Customer shall deliver, or make available, to the Lending Agent within two (2) Business Days of Borrower Default Date the Collateral with respect to such Loan. Lending Agent shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available in the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. In the case of non-cash Collateral, Lending Agent may liquidate such non-cash Collateral to obtain proceeds necessary to purchase the Replacement Securities. Subject to Lending Agent’s and the Customer’s obligations pursuant to Section 7 hereof, if and to the extent that such proceeds are insufficient, the purchase of such Replacement Securities shall be made at Lending Agent’s expense.

(b)	If Lending Agent is unable to purchase Replacement Securities pursuant to Section 13(a) hereof, or if Lending Agent, in its sole discretion, determines that the Replacement Securities are not available for purchase at a commercially reasonable price, Lending Agent shall credit to the Custody Account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Borrower met margin calls issued by Lending Agent; or (ii) the next Business Day following the day referred to in (i) above, if higher.

(c)	In addition to making the purchases or credits required by Sections 13(a) and (b) hereof, Lending Agent shall credit to the Custody Account the value of all distributions on the Loaned Securities (not otherwise credited to the Custody Accounts with Lending Agent), for record dates which occur before the date that Lending Agent purchases Replacement Securities pursuant to Section 13(a) or credits the Custody Account pursuant to Section 13(b).

(d)	Any credits required under Sections 13(b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Section 13(a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Sections 13(b) and (c), such credits shall be made at Lending Agent’s expense provided Lending Agent shall have no obligation to indemnify hereunder if the Collateral is not returned to Lending Agent for any reason whatsoever.

(e)	If the Collateral is delivered, or made available, to Lending Agent more than two (2) Business Days after the Borrower Default Date, then Lending Agent, at its sole discretion, may credit to the Custody Account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Borrower met margin calls issued by Lending Agent; or (ii) the next Business Day following the day referred to in (i) above, if higher. If after application of Sections 13 (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, Lending Agent shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by Lending Agent pursuant to Sections 13 (a) through (d) above, and then to credit to the Custody Account all other amounts owed by the Borrower to the Customer with respect to such Loan under the applicable Securities Loan Agreement. For avoidance of doubt, in the event Lending Agent does not provide any indemnification to Lender as described in Section 13 herein, then if additional Collateral becomes available, the proceeds of such Collateral shall be credited to Custody Account.

(f)	In the event that Lending Agent is required to make any payment and/or incur any loss or expense under this Section, Lending Agent shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Customer against the Borrower under the applicable Securities Loan Agreement.

(g)	Notwithstanding anything to the contrary in this Section 13, but subject to Section 7(e) herein, the Customer agrees that Lending Agent shall not have any obligation to indemnify the Customer under this Section 13 to the extent the proceeds of the Collateral are insufficient or the Collateral is unavailable and such insufficiency or unavailability arises from the investment of cash Collateral.

(h)	The provisions of this Section 13 shall survive any termination of this Agreement.

(i)	The parties agree that this Section 13 is not the sole or exclusive remedy available to the Customer upon the occurrence of an event of Default of a Borrower within the meaning of a Securities Loan Agreement.

14.	Termination.

(a)	It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made.

(b)	Lending Agent may terminate this Agreement immediately in the event (i) of any breach by the Customer of this Agreement, (ii) where the Customer becomes the subject of voluntary liquidation, recovery, reorganization (other than solvent reorganization) or bankruptcy proceedings, or legal granting of a moratorium, or arrangement with creditors, the nomination of a legal or ad hoc administrator, or any equivalent proceedings or (iii) Lending Agent in its sole discretion elects to no longer offer agency lending services to its customers in the United States.

(c)	The Customer and Lending Agent may each at any time terminate this Agreement upon thirty (30) Business Days’ written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by Lending Agent on behalf of the Customer, and (b) Lending Agent shall, within a reasonable time after notice of termination of this Agreement, terminate all outstanding Loans and liquidate all investments provided the Customer provides Lending Agent any information, consents or funds requested by Lending Agent in order to effect such termination and liquidation. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

Except as expressly agreed to in Section 7(e) of this Agreement, Lending Agent does not assume any market or investment risk of loss associated with the termination of, suspension of, reduction or change in, Customer’s participation in this Program (including but not limited to changes in Customer’s Investment Guidelines) and the corresponding liquidation of cash Collateral investments.

15.	Non-Exclusive Securities Lending Program.

The Customer acknowledges that Lending Agent administers securities lending programs for other clients of Lending Agent. Lending Agent will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by Lending Agent from time to time as it deems appropriate and otherwise in accordance with applicable law and regulation. Lending Agent does not represent or warrant that any amount or percentage of the Customer’s Securities will in fact be loaned to Borrowers. The Customer agrees that, provided Lending Agent allocates lending opportunities as provided in the previous sentence, it shall have no claim against Lending Agent and Lending Agent shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not Lending Agent has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in Loans made under this Agreement.

The Customer agrees that Lending Agent or a Lending Agent Affiliate may have an investment banking, brokerage, fiduciary or other relationship with a Borrower, any affiliate of a Borrower, or any other party for whom Lending Agent lends securities as agent, and Lending Agent or Lending Agent Affiliate may in the course of business take action with respect to extensions of credit and other arrangements with any Borrower or its affiliate which could affect the other creditors of such Borrower or its affiliate, including the Customer. The Customer acknowledges that Lending Agent shall be under no obligation to disclose any information it may have concerning any Borrower to the Customer and that Lending Agent makes no representation as to the creditworthiness of any Borrower.

The Customer grants Lending Agent the authority set forth in this Agreement notwithstanding the Customer’s awareness that Lending Agent, in its individual capacity or acting as a fiduciary capacity for accounts, may have transactions with the same institutions to which Lending Agent may be lending Securities of the Customer or any of its clients, which transactions may give rise to potential conflict of interest situations.

The Customer agrees that Lending Agent or a Lending Agent Affiliate may have an investment banking, brokerage, fiduciary or other relationship with a Seller, any affiliate of a Seller, or any other party for whom Lending Agent repurchases securities as agent, and Lending Agent or Lending Agent Affiliate may in the course of business take action with respect to investing in securities and other arrangements with any Seller or its affiliate which could affect the other creditors of such Seller or its affiliate, including the Customer. The Customer acknowledges that Lending Agent shall be under no obligation to disclose any information it may have concerning any Seller to the Customer and that Lending Agent makes no representation as to the creditworthiness of any Seller.

The Customer further agrees and understands that certain Lending Agent Affiliates may act as Borrower(s) in the Program. Unless the Customer specifically notifies the Lending Agent not to lend to such Lending Agent Affiliate, the Customer hereby acknowledges and agrees that Lending Agent is permitted to lend to such Borrowers.

The Customer further acknowledges and agrees that Lending Agent Affiliates may take positions with respect to the investments which may be contrary to the positions taken by Lending Agent hereto.

16. Notices.

All notices, requests, demands or other communications in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. Except as otherwise specifically provided herein, notices under this Agreement shall be in writing and directed to if to Lending Agent:

BNP Paribas New York Branch as Agent for disclosed Principals

51 West 52nd Street, 36th Floor

New York, NY 10019

Attention: Securities Lending - Frank Souder

with a copy to:

BNP Paribas New York Branch as Agent for disclosed Principals

787 Seventh Ave, 37th Floor

New York, NY 10019

Attention: Legal Department

if to Customer:

The Advisors’ Inner Circle Fund

Edgewood Growth Fund

1 Freedom Valley Drive

Oaks, PA 19456

or to such other addresses as either party may furnish the other party by unrevoked written notice under this Section 16.

17.	Securities Investors Protection Act of 1970 Notice.

THE CUSTOMER IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE CUSTOMER WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE CUSTOMER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER’S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.

18.	Authorized Representatives.

The Customer authorizes Lending Agent to accept and to act on any instructions or other communications, regardless of how sent or delivered, from any Authorized Representative. The Customer shall be fully responsible for all acts of any Authorized Representative, even if that person exceeds his or her authority, and in no event shall Lending Agent be liable to a Customer or any other third party for any losses or damages arising out of or relating to any act Lending Agent takes or fails to take in connection with any such instructions or other communications.

19.	Agents.

Lending Agent may use such agents, including but not limited to, such regulated clearing agents, securities depositaries, nominees, sub-custodians, third party custodians and Lending Agent Affiliates, as Lending Agent deems appropriate to carry out its duties under this Agreement. To the extent Lending Agent Affiliates act as Lending Agent’s agent hereunder, Lending Agent agrees to be responsible for the acts and omissions of such Lending Agent Affiliates as though performed by Lending Agent directly. The Customer agrees that Lending Agent’s sole liability for the acts or omissions of any other agent shall be limited to liability arising from Lending Agent’s failure to use reasonable care in the selection and performance monitoring of such agent.

20.	Force Majeure.

Lending Agent shall not be responsible for any losses, costs or damages suffered by the Customer resulting directly or indirectly from war, riot, revolution, terrorism, acts of government or other causes beyond the reasonable control or apprehension of Lending Agent. Lending Agent represents that it has established and maintains a commercially reasonable business continuity and disaster recovery plan.

21.	Governing Law and Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed and construed in accordance with the laws of New York. The Customer hereby submits to the jurisdiction of any federal or state court sitting in the State of New York, New York County in any action or proceeding arising out of or related to this Agreement and hereby agrees that all claims in respect of such action or proceeding may be heard and determined in such courts.

The Customer and Lending Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement.

22.	Definitions. For the purposes hereof:

(a)	“Authorized Representative” means any person who is, or Lending Agent reasonably believes to be authorized to act on behalf of the Customer with respect to any of the transactions contemplated by this Agreement.

(b)	“Borrower” means any of the entities to which Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

(c)	“Business Day” means any day on which Lending Agent is open for business in New York City. In no event shall Saturday or Sunday be deemed a business day.

(d)	“Collateral” means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

(e)	“Custodian” means the entity holding Securities on behalf of the Customer pursuant to a separate Custody Agreement between the Customer and such person.

(f)	“Custody Account” means the custodial agreement between the Customer and the Custodian.

(g)	“Fee Schedule” means the list of fees disclosed on Schedule 1 attached hereto as may be amended from time to time in accordance with Section 9 hereto.

(h)	“Lending Agent Affiliates” means any entity that directly or indirectly through one or more intermediaries controls Lending Agent or that is controlled by or is under common control with Lending Agent.

(i)	“Loan” means a loan of Securities to a Borrower.

(j)	“Loaned Security” shall mean any “security” which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(k)	“Market Value” of a security means the market value of such security as determined by the pricing sources set forth in Section 11(e) above.

(l)	“Replacement Securities” means securities of the same issuer, class, quantity and denomination as Loaned Securities (or the equivalent thereof in the event of a recapitalization, merger, consolidation, or other corporate action of the issuer of the Loaned Security).

(m)	“Required Percentage” means the margin percentages set forth in the Securities Loan Agreement or such other percentage(s) as may be otherwise mutually agreed from time to time in writing by Lending Agent and Borrowers.

(n)	“Securities” means those securities listed on Schedule 6, attached hereto as may be amended and provided to Lending Agent from time to time. Any and all amendments to this list are subject to Lending Agent’s approval.

(o)	“Securities Loan Agreement” means the agreement between a Borrower and Lending Agent, as agent on behalf of the Customer, that governs Loans, as described in Section 2.

(p)	“Seller” means any of the entities which agree to transfer to Customer securities or other assets against the transfer of funds by Customer pursuant to the Repurchase Agreement.

(q)	“Service Level Agreement” means the agreement attached hereto as Schedule 12 between Custodian, Lending Agent and the Customer. The Customer agrees that the Customer is responsible for procuring the performance of the Custodian hereunder. In the event that Lending Agent is not the Custodian then if Custodian fails to comply with the terms of the Service Level Agreement, Lending Agent shall have no obligation to continue to provide the services set forth in this Agreement.

(r)	“Tri-party Repo Agreement” means the custodial undertaking executed by and between Borrower, Lending Agent, as agent for the Customer, and the Third Party Custodial Bank as set forth in Section 2 hereto.

23.	Miscellaneous.

(a)	This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Securities by Lending Agent on behalf of the Customer.

(b)	Lending Agent may appoint one or more sub-agents as it deems necessary or appropriate to assist it in the discharge of its duties hereunder, provided, however, that the use of such sub-agents shall not limit the liability of Lending Agent for the performance of its obligations hereunder and Lending Agent shall be responsible for the acts and omissions of such sub-agent to the same extent as though such acts or omissions were the acts or omission of Lending Agent.

(c)	This Agreement shall not be assigned by either party without the prior written consent of the other party provided however, Lending Agent may assign without consent all or a portion of the Agreement to Lending Agent Affiliate if such Lending Agent Affiliate is capable of performing the obligations under this Agreement and is of similar financial standing as Lending Agent.

Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

(d)	The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

(e)	The parties agree that each may record all telephone conversations between them and such recordings may be used as evidence in the event of any dispute.

(f)	The failure of Lending Agent at any time to require performance of any obligation under this Agreement shall not be construed as a waiver of any rights of Lending Agent to require performance of that or any other obligation under this Agreement.

24.	Counterparts.

The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

25.	Modification.

This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

IN WIITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BNP PARIBAS, NEW YORK BRANCH

By:	/s/ Christina M. Feicht
	Name:	Christina M. Feicht
	Title:	Managing Director

By:	/s/ Cyril Guerrier
	Name:	Cyril Guerrier
	Title:	MD

Edgewood Growth Fund

By:	/s/ Dianne Descoteaux
	Name:	Dianne Descoteaux
	Title:	VP & Secretary

By:
Name:
Title:

SCHEDULE 1

(Fee Schedule)

All revenue shall accrue daily and shall be apportioned as follows:

80% to Edgewood Growth Fund

20% to BNP Paribas New York Branch

Revenue shall include the difference between (i) the sum of income received from the investment of Collateral received in Loans, loan fees received from Loans, and fees paid by Borrower on Loans collateralized with Collateral other than Cash Collateral; and (ii) any rebate paid to a Borrower, and any other allocable fees and expenses in connection with Loans of Securities. Agent shall forward to Lender monthly Lender’s allocation of revenue.

SCHEDULE 2

(MSLA)

SCHEDULE 3

(MRA)

SCHEDULE 4

(BoNY Tri-Party Repo Agreement)

SCHEDULE 5

(JPM Tri-Party Repo Agreement)

SCHEDULE 6

(Securities Available to Lend)

Name and Address of Financial Institution

US Bank

Account Number

[Redacted]

SCHEDULE 7

(List of Borrowers)

The following is the list of approved Borrowers.

BNP Prime Brokerage Inc.

BNP Paribas Securities Corp

Citigroup Global Markets Inc.

Commerz Markets LLC Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Guggenehim Securities LLC

ING Financial Markets LLC

Janney Montgomery Scott, LLC

Jefferies LLC

Mizuho Securities USA Inc.

Nomura Securities International Inc.

National Financial Services LLC

Scotia Capital (USA) Inc.

SCHEDULE 8

(Collateral Schedule)

Acceptable collateral consists of cash and securities fully guaranteed by the United States government.

SCHEDULE 9

(Margin Requirements)

Margin Requirements for US Securities

Minimum margin at initiation of loan	102%
Minimum margin requiring a mark to market	102%

Regardless the minimum margin indicated immediately above, if the margin is 100% or greater, there is no need to mark to market if the mark would result in the transfer of collateral less than 50,000 US dollars.

Margin Requirements for International Securities

Minimum margin at initiation of loan	105%
Minimum margin requiring a mark to market	105%

Regardless the minimum margin indicated immediately above, if the margin is 100% or greater, there is no need to mark to market if the mark would result in the transfer of collateral less than 50,000 US dollars.

SCHEDULE 10

(Investment Guidelines)

Permitted Investments:

1.       The following money market mutual funds:

	TKR	CUSIP
The Morgan Stanley Institutional Liquidity Funds –Treasury Portfolio	MISXX	61747C582
JP Morgan US Treasury Plus Money Market Fund	OTBXX	4812C0704

The selection of the permitted money market mutual funds was made solely by Customer without any assistance or advice from Lending Agent. Nothing contained herein shall be construed to impose upon Lending Agent any fiduciary responsibility with respect to the money market mutual funds nor any obligation upon Lending Agent to monitor such money market mutual funds.

2.	Repurchase Agreements Collateralized with government securities (“Government Repos”) subject to the following constraints:

a.	Collateral permitted includes securities issued by:

1.	United States Treasury
2.	Farm Credit System Banks
3.	Federal Home Loan Banks
4.	Government National Mortgage Association
5.	Federal National Mortgage Association (Fannie Mae)
6.	Federal Home Loan Mortgage Corporation (Freddie Mac)
7.	Asian Development Bank
8.	African Development Bank
9.	Inter-American Development Bank 10. International Finance Corp.

11. World Bank

b.	Government Repos will have no limit on the percentage that can be invested with any given counterparty.

All loans and investments will mature on the next Business Day. Investments in money market mutual funds will be deemed to mature on the next Business Day.

THE CUSTOMER ACKNOWLEDGES AND AGREES THAT THESE INVESTMENT GUIDE- LINES HAVE BEEN PREPARED BY THE CUSTOMER AND THAT ANY ASSISTANCE IN DRAFTING PROVIDED BY THE LENDING AGENT HAS BEEN CAREFULLY REVIEWED, ANALYZED, EXAMINED AND ACCEPTED BY THE CUSTOMER IN CONSULTATION WITH CUSTOMER’S ACCOUNTANTS, ATTORNEYS AND SUCH OTHER ADVISORS AS CUSTOMER DEEMED NECESSARY. ACCORDINGLY, NO PRINCIPLE OF CONSTRUING THIS SCHEDULE AGAINST THE LENDING AGENT AS DRAFTER WILL APPLY IN THE EVENT OF ANY LEGAL ACTION BETWEEN THE PARTIES. ANY LAW THAT REQUIRES OR SUGGESTS THAT THE INTERPRETATION OF A DOCUMENT, OR THE RESOLUTION OF ANY AMBIGUITIES CONTAINED THEREIN, SHOULD BE RESOLVED AGAINST THE LENDING AGENT AS DRAFTER OF THE DOCUMENT, ARE HEREBY WAIVED.

SCHEDULE 11

(Taxpayer identification number(s) and corresponding tax year-end)

20-4175453

SCHEDULE 12

(Service Level Agreement)

ANNEX I TO SECURITIES LENDING AUTHORIZATION AGREEMENT

(INDEMNIFIED REPOS)

This Annex I dated November 3, 2014 sets forth additional terms and conditions to Securities Lending Authorization Agreement (the “Agreement”) dated the third day of November, 2014 between BNP Paribas, New York Branch (“Lending Agent”) and Edge wood Growth Fund (the “Customer”).

1.	Provided Lending Agent is appointed and acting as cash agent in accordance with Section 8 hereto, and in the event Lending Agent invests cash Collateral as agent for the Customer in repurchase transactions with any of the repurchase counterparties meeting the specification of or listed on Schedule A hereto (the “Repurchase Counterparties”), Lending Agent hereby undertakes to unconditionally guarantee to the Customer the satisfaction of all losses incurred by the Customer resulting from a failure by one or more of the Repurchase Counterparties to return cash collateral invested in a repurchase transaction with such Repurchase Counterparty in accordance with the terms of the Repurchase Agreement between such Repurchase Counterparty and Lending Agent as agent for the Customer, provided, however, that Lending Agent’s liability hereunder shall be limited to the amount by which the Purchase Price plus the Price Differential as of the date the cash should have been returned exceeds the value of the Purchased Securities on such date (as such terms are defined in the Repurchase Agreement attached hereto as Schedule A).

2.	In the event that Lending Agent is required to make any payment and/or incur any loss or expense under Section 1 of this Annex, Lending Agent shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Customer against the Repurchase Counterparties under the applicable Repurchase Agreement.

3.	The guarantee shall be terminated the earlier of (a) the 30th Business Day after written notice to that effect is actually received by the Customer, or (b) the effective date of the termination of this Agreement. Such termination shall not however, affect or reduce Lending Agent’s obligation hereunder for any liability with respect to a repurchase transaction entered into prior to such termination.

IN WITNESS WHEREOF, the parties hereto have caused this Annex 1 to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BNP PARIBAS, NEW YORK BRANCH

By:	/s/ Christina M. Feicht
	Name:	Christina M. Feicht
	Title:	Managing Director

By:	/s/ Cyril Guerrier
	Name:	Cyril Guerrier
	Title:	MD

EDGEWOOD GROWTH FUND

By:	/s/ Dianne Descoteaux
	Name:	Dianne Descoteaux
	Title:	VP & Secretary

By:
Name:
Title:

Master Securities

Loan Agreement

2000 Version

Dated as of:

Between:

And

1.	Applicability.

From time to time the parties hereto may enter into transactions in which one party (“Lender”) will lend to the other party (“Borrower”) certain Securities (as defined herein) against a transfer of Collateral (as defined herein). Each such transaction shall be referred to herein as a “Loan” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in an Annex or Schedule hereto and in any other annexes identified herein or therein as applicable hereunder. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 25.

2.	Loans of Securities.

2.1	Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, seek to initiate a transaction in which Lender will lend Securities to Borrower. Borrower and Lender shall agree on the terms of each Loan (which terms may be amended during the Loan), including the issuer of the Securities, the amount of Securities to be lent, the basis of compensation, the amount of Collateral to be transferred by Borrower, and any additional terms. Such agreement shall be confirmed (a) by a schedule and receipt listing the Loaned Securities provided by Borrower to Lender in accordance with Section 3.2, (b) through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing. Such confirmation (the “Confirmation”), together with the Agreement, shall constitute conclusive evidence of the terms agreed between Borrower and Lender with respect to the Loan to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any inconsistency between the terms of such Confirmation and this Agreement, this Agreement shall prevail unless each party has executed such Confirmation.

2.2	Notwithstanding any other provision in this Agreement regarding when a Loan commences, unless otherwise agreed, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 15.

3.	Transfer of Loaned Securities.

3.1	Unless otherwise agreed, Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.

3.2	Unless otherwise agreed, Borrower shall provide Lender, for each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of Securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or (c) a confirmation or other document provided to Lender by Borrower.

3.3	Notwithstanding any other provision in this Agreement, the parties hereto agree that they intend the Loans hereunder to be loans of Securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

4.	Collateral.

4.1	Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the Close of Business on the day of such transfer, transfer to Lender Collateral with a Market Value at least equal to the Margin Percentage of the Market Value of the Loaned Securities.

4.2	The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 9, shall be security for Borrower’s obligations in respect of such Loan and for any other obligations of Borrower to Lender hereunder. Borrower hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may Retransfer Collateral only (a) if Lender is a Broker-Dealer or (b) in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a “securities intermediary” within the meaning of the UCC.

4.3	Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 6, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 9) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 15, the next day on which such a transfer may be effected.

4.4	If Borrower transfers Collateral to Lender, as provided in Section 4.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and

Borrower does not transfer Collateral to Lender as provided in Section 4.1, Lender shall have the absolute right to the return of the Loaned Securities.

4.5	Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted, and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and (b) have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the Market Value of the Loaned Securities.

4.6	Prior to the expiration of any letter of credit supporting Borrower’s obligations hereunder, Borrower shall, no later than the Extension Deadline, (a) obtain an extension of the expiration of such letter of credit, (b) replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted, or (c) transfer such other Collateral to Lender as may be acceptable to Lender.

5.	Fees for Loan.

5.1	Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a “Loan Fee”), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate Market Value of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a “Cash Collateral Fee”) on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

5.2	Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

(a)	in the case of any Loan of Securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred and (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 15 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

(b)	in the case of any Loan of Government Securities, upon the termination of such Loan and at such other times, if any, as may be customary in accordance with market practice.

Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.

6.	Termination of the Loan.

6.1	(a)	Unless otherwise agreed, either party may terminate a Loan on a termination date established by notice given to the other party prior to the Close of Business on a Business Day. The termination date established by a termination notice shall be a date no earlier than the standard settlement date that would apply to a purchase or sale of the Loaned Securities (in the case of a notice given by Lender) or the non-cash Collateral securing the Loan (in the case of a notice given by Borrower) entered into at the time of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other Securities, the third Business Day following such notice.

	(b)	Notwithstanding paragraph (a) and unless otherwise agreed, Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day if (i) the Collateral for such Loan consists of cash or Government Securities or (ii) Lender is not permitted, pursuant to Section 4.2, to Retransfer Collateral.

6.2	Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 9) to Borrower in accordance with Section 4.3.

7.	Rights in Respect of Loaned Securities and Collateral.

7.1	Except as set forth in Sections 8.1 and 8.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

7.2	Except as set forth in Sections 8.3 and 8.4 and as otherwise agreed by Borrower and Lender, if Lender may, pursuant to Section 4.2, Retransfer Collateral, Borrower hereby waives the right to vote, or to provide any consent or take any similar action with respect to, any such Collateral in the event that the record date or deadline for such vote, consent or other action falls during the term of a Loan and such Collateral is not required to be returned to Borrower pursuant to Section 4.5 or Section 9.

8.	Distributions.

8.1	Lender shall be entitled to receive all Distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower.

8.2	Any cash Distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 8.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Lender is not in Default at the time of such payment. Non-cash Distributions that Lender is entitled to receive pursuant to Section 8.1 shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

8.3	Borrower shall be entitled to receive all Distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender.

8.4	Any cash Distributions made on or in respect of such Collateral, which Borrower is entitled to receive pursuant to Section 8.3, shall be paid by the transfer of cash to Borrower by Lender, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Borrower is not in Default at the time of such payment. Non-cash Distributions that Borrower is entitled to receive pursuant to Section 8.3 shall be added to the Collateral on the date of distribution and shall be considered such for all purposes, except that if each Loan secured by such Collateral has terminated, Lender shall forthwith transfer the same to Borrower.

8.5	Unless otherwise agreed by the parties:

(a)	If (i) Borrower is required to make a payment (a “Borrower Payment”) with respect to cash Distributions on Loaned Securities under Sections 8.1 and 8.2 (“Securities Distributions”), or (ii) Lender is required to make a payment (a “Lender Payment”) with respect to cash Distributions on Collateral under Sections 8.3 and 8.4 (“Collateral Distributions”), and (iii) Borrower or Lender, as the case may be (“Payor”), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment (“Tax”), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be (“Payee”), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution or Collateral Distribution had been paid directly to the Payee.

(b)	No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

(c)	No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

(d)	Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash Distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as

Lender or (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash Distributions payable to it.

8.6	To the extent that, under the provisions of Sections 8.1 through 8.5, (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit, Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).

9.	Mark to Market.

9.1	If Lender is a Customer, Borrower shall daily mark to market any Loan hereunder and in the event that at the Close of Trading on any Business Day the Market Value of the Collateral for any Loan to Borrower shall be less than 100% of the Market Value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the Close of Business on the next Business Day so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal 100% of the Market Value of the Loaned Securities.

9.2	In addition to any rights of Lender under Section 9.1, if at any time the aggregate Market Value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a “Margin Deficit”), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral for such Loans, shall equal or exceed the Margin Percentage of the Market Value of the Loaned Securities.

9.3	Subject to Borrower’s obligations under Section 9.1, if at any time the Market Value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a “Margin Excess”), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the Market Value of the Loaned Securities.

9.4	Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 9.2 and 9.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

9.5	Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 9.2 and 9.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the Market Value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).

9.6	If any notice is given by Borrower or Lender under Sections 9.2 or 9.3 at or before the Margin Notice Deadline on any day on which a transfer of Collateral may be effected in accordance with Section 15, the party receiving such notice shall transfer Collateral as provided in such Section no later than the Close of Business on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Collateral no later than the Close of Business on the next Business Day following the day of such notice.

10.	Representations.

The parties to this Agreement hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder:

10.1	Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance, and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

10.2	Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

10.3	Each party hereto represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 11.1(b).

10.4	Borrower represents and warrants that it has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein subject to the terms and conditions hereof.

10.5	(a)	Borrower represents and warrants that it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow Loaned Securities that are Equity Securities for the purpose of making delivery of such Loaned Securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.

(b)	Borrower and Lender may agree, as provided in Section 24.2, that Borrower shall not be deemed to have made the representation or warranty in subsection (a) with respect to any Loan. By entering into any such agreement, Lender shall be deemed to have represented and warranted to Borrower (which representation and warranty shall be deemed to be repeated on each day during the term of the Loan) that Lender is either (i) an “exempted borrower” within the meaning of Regulation T or (ii) a member of a national securities exchange or a broker or dealer registered with the U.S. Securities and Exchange Commission that is entering into such Loan to finance its activities as a market maker or an underwriter.

10.6	Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.

11.	Covenants.

11.1	Each party agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

11.2	Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower’s most recent publicly-available financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

12.	Events of Default.

All Loans hereunder may, at the option of the non-defaulting party (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), be terminated immediately upon the occurrence of any one or more of the following events (individually, a “Default”):

12.1	if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 6;

12.2	if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 4.3 and 6;

12.3	if either party shall fail to transfer Collateral as required by Section 9;

12.4	if either party (a) shall fail to transfer to the other party amounts in respect of

Distributions required to be transferred by Section 8, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15;

12.5	if an Act of Insolvency occurs with respect to either party;

12.6	if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

12.7	if either party notifies the other of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

12.8	if either party (a) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses 12.1 through 12.7, above, including but not limited to the payment of fees as required by Section 5, and the payment of transfer taxes as required by Section 14, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15.

The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice as promptly as practicable to the defaulting party of the exercise of its option to terminate all Loans hereunder pursuant to this Section 12.

13.	Remedies.

13.1	Upon the occurrence of a Default under Section 12 entitling Lender to terminate all Loans hereunder, Lender shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Loaned Securities (“Replacement Securities”) in the principal market for such Loaned Securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 5, 8, 14 and 16. In the event that Lender shall exercise such rights, Borrower’s obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower’s obligations with respect to Distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR, (B) in the case of purchases of any other Securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower’s obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 13.1 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 13.1, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

13.2	Upon the occurrence of a Default under Section 12 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Collateral (“Replacement Collateral”) in the principal market for such Collateral in a commercially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such Loaned Securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral, (ii) Lender’s obligation to return any cash or other Collateral, and (iii) any amounts due to Borrower under Sections 5, 8 and 16. In such event, Borrower may treat the Loaned Securities as its own and Lender’s obligation to return a like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under Section 12. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender’s obligations with respect to Distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other Securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender’s obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this Section 13.2 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13.2, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all Lender’s obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof) shall be returned to Lender.

13.3	Unless otherwise agreed, the parties acknowledge and agree that (a) the Loaned Securities and any Collateral consisting of Securities are of a type traded in a recognized market, (b) in the absence of a generally recognized source for prices or bid or offer quotations for any security, the non-defaulting party may establish the source therefor in its sole discretion, and (c) all prices and bid and offer quotations shall be increased to include accrued interest to the extent not already included therein (except to the extent contrary to market practice with respect to the relevant Securities).

13.4	In addition to its rights hereunder, the non-defaulting party shall have any rights otherwise available to it under any other agreement or applicable law.

14.	Transfer Taxes.

All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan and with respect to the transfer of Collateral by Borrower to Lender and by Lender to Borrower upon termination of the Loan or pursuant to Section 4.5 or Section 9 shall be paid by Borrower.

15.	Transfers.

15.1	All transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of “financial assets” (within the meaning of the UCC) hereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee’s name by the issuer of such uncertificated security, (c) the crediting by a Clearing Organization of such financial assets to the transferee’s “securities account” (within the meaning of the UCC) maintained with such Clearing Organization, or (d) such other means as Borrower and Lender may agree.

15.2	All transfers of cash hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree.

15.3	All transfers of letters of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a “bank” as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfers of letters of credit from Lender to Borrower shall be made by causing such letters of credit to be returned or by causing the amount of such letters of credit to be reduced to the amount required after such transfer.

15.4	A transfer of Securities, cash or letters of credit may be effected under this Section 15 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

15.5	For the avoidance of doubt, the parties agree and acknowledge that the term “securities,” as used herein (except in this Section 15), shall include any “security entitlements” with respect to such securities (within the meaning of the UCC). In every transfer of “financial assets” (within the meaning of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation.

16.	Contractual Currency.

16.1	Borrower and Lender agree that (a) any payment in respect of a Distribution under Section 8 shall be made in the currency in which the underlying Distribution of cash was made, (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made, and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the “Contractual Currency”). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

16.2	If for any reason the amount in the Contractual Currency received under Section 16.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

16.3	If for any reason the amount in the Contractual Currency received under Section 16.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

17.	ERISA.

Lender shall, if any of the Securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of this Agreement or upon initiation of such Loan under Section 2.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19,

1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

17.1	Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.

17.2	Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this Section 17.2.

17.3	Borrower shall mark to market daily each Loan hereunder pursuant to Section 9.1 as is required if Lender is a Customer.

17.4	Borrower and Lender agree that:

(a)	the term “Collateral” shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

(b)	prior to the making of any Loans hereunder, Borrower shall provide Lender with (i) the most recent available audited statement of Borrower’s financial condition and (ii) the most recent available unaudited statement of Borrower’s financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower’s financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

(c)	the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (i) the customary delivery period for such Loaned Securities, (ii) five Business Days, and (iii) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

(d)	the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.

18.	Single Agreement.

Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the “Defaulting Party”) in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

19.	APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

20.	Waiver.

The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

21.	Survival of Remedies.

All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

22.	Notices and Other Communications.

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by telephone, mail, facsimile, e-mail, electronic message, telegraph, messenger or otherwise to the individuals and at the facsimile numbers and addresses specified with respect to it in Schedule A hereto, or sent to such party at any other place specified in a notice of change of number or address hereafter received by the other party. Any notice, statement, demand or other communication hereunder will be deemed effective on the day and at the time on which it is received or, if not received, on the day and at the time on which its delivery was in good faith attempted; provided, however, that any notice by a party to the other party by telephone shall be deemed effective only if (a) such notice is followed by written confirmation thereof and (b) at least one of the other means of providing notice that are specifically listed above has previously been attempted in good faith by the notifying party.

23.	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

23.1	EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

23.2	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.	Miscellaneous.

24.1	Except as otherwise agreed by the parties, this Agreement supersedes any other agreement between the parties hereto concerning loans of Securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

24.2	Any agreement between Borrower and Lender pursuant to Section 10.5(b) or Section 25.37 shall be made (a) in writing, (b) orally, if confirmed promptly in writing or through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing.

25.	Definitions.

For the purposes hereof:

25.1	“Act of Insolvency” shall mean, with respect to any party, (a) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party’s seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within 15 days, (c) the making by such party of a general assignment for the benefit of creditors, or (d) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due. 25.2 “Bankruptcy Code” shall have the meaning assigned in Section 26.1

25.3	“Borrower” shall have the meaning assigned in Section 1.

25.4	“Borrower Payment” shall have the meaning assigned in Section 8.5(a).

25.5	“Broker-Dealer” shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the U.S. Securities and Exchange Commission or other regulatory body.

25.6	“Business Day” shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of determining the Market Value of any Securities hereunder, such term shall mean a day on which regular trading occurs in the principal market for the Securities whose value is being determined. Notwithstanding the foregoing, (a) for purposes of Section 9, “Business Day” shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any Collateral consisting of Securities under any outstanding Loan hereunder and “next Business Day” shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 15, and (b) in no event shall a Saturday or Sunday be considered a Business Day.

25.7	“Cash Collateral Fee” shall have the meaning assigned in Section 5.1.

25.8	“Clearing Organization” shall mean (a) The Depository Trust Company, or, if agreed to by Borrower and Lender, such other “securities intermediary” (within the meaning of the UCC) at which Borrower (or Borrower’s agent) and Lender (or Lender’s agent) maintain accounts, or (b) a Federal Reserve Bank, to the extent that it maintains a book-entry system.

25.9	“Close of Business” shall mean the time established by the parties in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

25.10	“Close of Trading” shall mean, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day, unless otherwise agreed by the parties.

25.11	“Collateral” shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree prior to the Loan shall be acceptable collateral and which is transferred to Lender pursuant to Sections 4 or 9 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefor pursuant to Section 4.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and (d) any proceeds of any of the foregoing; provided, however, that if Lender is a Customer, “Collateral” shall (subject to Section 17.4(a), if applicable) be limited to cash, U.S. Treasury bills and notes, an irrevocable letter of credit issued by a “bank” (as defined in Section 3(a)(6)(A)-(C) of the Exchange Act), and any other property permitted to serve as collateral securing a loan of securities under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation) pursuant to exemptive, interpretive or no-action relief or otherwise. If any new or different Security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange is made. For purposes of return of Collateral by Lender or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender, as adjusted pursuant to the preceding sentence.

25.12	“Collateral Distributions” shall have the meaning assigned in Section 8.5(a).

25.13	“Confirmation” shall have the meaning assigned in Section 2.1.

25.14	“Contractual Currency” shall have the meaning assigned in Section 16.1.

25.15	“Customer” shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

25.16	“Cutoff Time” shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

25.17	“Default” shall have the meaning assigned in Section 12.

25.18	“Defaulting Party” shall have the meaning assigned in Section 18.

25.19	“Distribution” shall mean, with respect to any Security at any time, any distribution made on or in respect of such Security, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) Securities received as a result of split ups of such Security and distributions in respect thereof, (d) interest payments, (e) all rights to purchase additional Securities, and (f) any cash or other consideration paid or provided by the issuer of such Security in exchange for any vote, consent or the taking of any similar action in respect of such Security (regardless of whether the record date for such vote, consent or other action falls during the term of the Loan). In the event that the holder of a Security is entitled to elect the type of distribution to be received from two or more alternatives, such election shall be made by Lender, in the case of a Distribution in respect of the Loaned Securities, and by Borrower, in the case of a Distribution in respect of Collateral.

25.20	“Equity Security” shall mean any security (as defined in the Exchange Act) other than a “nonequity security,” as defined in Regulation T.

25.21	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

25.22	“Extension Deadline” shall mean, with respect to a letter of credit, the Cutoff Time on the Business Day preceding the day on which the letter of credit expires.

25.23	“FDIA” shall have the meaning assigned in Section 26.4.

25.24	“FDICIA” shall have the meaning assigned in Section 26.5.

25.25	“Federal Funds Rate” shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

25.26	“Foreign Securities” shall mean, unless otherwise agreed, Securities that are principally cleared and settled outside the United States.

25.27	“Government Securities” shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

25.28	“Lender” shall have the meaning assigned in Section 1.

25.29	“Lender Payment” shall have the meaning assigned in Section 8.5(a).

25.30	“LIBOR” shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

25.31	“Loan” shall have the meaning assigned in Section 1.

25.32	“Loan Fee” shall have the meaning assigned in Section 5.1.

25.33	“Loaned Security” shall mean any Security transferred in a Loan hereunder until such Security (or an identical Security) is transferred back to Lender hereunder, except that, if any new or different Security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

25.34	“Margin Deficit” shall have the meaning assigned in Section 9.2.

25.35	“Margin Excess” shall have the meaning assigned in Section 9.3.

25.36	“Margin Notice Deadline” shall mean the time agreed to by the parties in the relevant Confirmation, Schedule B hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of mark-to-market obligations as provided in Section 9 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice).

25.37	“Margin Percentage” shall mean, with respect to any Loan as of any date, a percentage agreed by Borrower and Lender, which shall be not less than 100%, unless (a) Borrower and Lender agree otherwise, as provided in Section 24.2, and (b) Lender is not a Customer. Notwithstanding the previous sentence, in the event that the writing or other confirmation evidencing the agreement described in clause (a) does not set out such percentage with respect to any such Loan, the Margin Percentage shall not be a percentage less than the percentage obtained by dividing (i) the Market Value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the Market Value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.

25.38	“Market Value” shall have the meaning set forth in Annex II or otherwise agreed to by Borrower and Lender in writing. Notwithstanding the previous sentence, in the event that the meaning of Market Value has not been set forth in Annex II or in any other writing, as described in the previous sentence, Market Value shall be determined in accordance with market practice for the Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such source, plus accrued interest to the extent not included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8, unless market practice with respect to the valuation of such Securities in connection with securities loans is to the contrary). If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation. The determinations of Market Value provided for in Annex II or in any other writing described in the first sentences of this Section 25.38 or, if applicable, in the preceding sentence shall apply for all purposes under this Agreement, except for purposes of Section 13.

25.39	“Payee” shall have the meaning assigned in Section 8.5(a).

25.40	“Payor” shall have the meaning assigned in Section 8.5(a).

25.41	“Plan” shall mean: (a) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such “employee benefit plan” or “plan” by reason of the Department of Labor’s plan asset regulation, 29 C.F.R. Section 2510.3-101.

25.42	“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

25.43	“Retransfer” shall mean, with respect to any Collateral, to pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer such Collateral, or to re-register any such Collateral evidenced by physical certificates in any name other than Borrower’s.

25.44	“Securities” shall mean securities or, if agreed by the parties in writing, other assets.

25.45	“Securities Distributions” shall have the meaning assigned in Section 8.5(a).

25.46	“Tax” shall have the meaning assigned in Section 8.5(a).

25.47	“UCC” shall mean the New York Uniform Commercial Code.

26.	Intent.

26.1	The parties recognize that each Loan hereunder is a “securities contract,” as such term is defined in Section 741 of Title 11 of the United States Code (the “Bankruptcy Code”), as amended (except insofar as the type of assets subject to the Loan would render such definition inapplicable).

26.2	It is understood that each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a “settlement payment” or a “margin payment,” as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

26.3	It is understood that the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

26.4	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Loan hereunder is a “securities contract” and “qualified financial contract,” as such terms are defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Loan would render such definitions inapplicable).

26.5	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment obligation under any Loan hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

26.6	Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities association or other self-regulatory organization.

27.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS.

27.1	WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER’S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

27.2	LENDER ACKNOWLEDGES THAT, IN CONNECTION WITH LOANS OF GOVERNMENT SECURITIES AND AS OTHERWISE PERMITTED BY APPLICABLE LAW, SOME SECURITIES PROVIDED BY BORROWER AS COLLATERAL UNDER THIS AGREEMENT MAY NOT BE GUARANTEED BY THE UNITED STATES.

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Annex I

Party Acting as Agent

This Annex sets forth the terms and conditions governing all transactions in which a party lending or borrowing Securities, as the case may be (“Agent”), in a Loan is acting as agent for one or more third parties (each, a “Principal”). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the “Agreement”) and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1.	Additional Representations and Warranties. In addition to the representations and warranties set forth in the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender or Borrower, as the case may be, under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to any Loan under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the Close of Business on the next Business Day after agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the Close of Business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Loan with such Principal or Principals, return to Agent any Collateral or Loaned Securities, as the case may be, previously transferred to the other party and refuse any further performance under such Loan, and Agent shall immediately return to the other party any portion of the Loaned Securities or Collateral, as the case may be, previously transferred to Agent in connection with such Loan; provided, however, that (A) the other party shall promptly (and in any event within one Business Day of notice of the specific Principal or Principals) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by the other party, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.	Multiple Principals.

(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Loans under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under the Agreement as transactions on behalf of separate Principals.

(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal), (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement, (iii) the mark to market obligations of Borrower and Lender under the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis), and (iv) Borrower’s and Lender’s remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)	In the event that Agent and the other party elect to treat Loans under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal’s account, (ii) the mark to market obligations of Borrower and Lender under the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Loans entered into by Agent on behalf of any Principal, and (iii) Borrower’s and Lender’s remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender or Borrower, as the case may be.

(d)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

5.	Interpretation of Terms. All references to “Lender” or “Borrower,” as the case may be, in the Agreement shall, subject to the provisions of this Annex (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Lender” or “Borrower,” as the case may be, directly entering into such Loan or Loans with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Lender’s obligations to Borrower or Borrower’s obligations to Lender, as the case may be, and for receipt of performance by Borrower of its obligations to Lender or Lender of its obligations to Borrower, as the case may be, in connection with any Loan or Loans under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Default by Agent under the Agreement shall be deemed a Default by Lender or Borrower, as the case may be).

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Annex II

Market Value

Unless otherwise agreed by Borrower and Lender:

1.	If the principal market for the Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange at the most recent Close of Trading or, if there was no sale on the Business Day of the most recent Close of Trading, by the last sale price at the Close of Trading on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

2.	If the principal market for the Securities to be valued is the over-the-counter market, and the Securities are quoted on The Nasdaq Stock Market (“Nasdaq”), their Market Value shall be the last sale price on Nasdaq at the most recent Close of Trading or, if the Securities are issues for which last sale prices are not quoted on Nasdaq, the last bid price at such Close of Trading. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

3.	Except as provided in Section 4 of this Annex, if the principal market for the Securities to be valued is the over-the-counter market, and the Securities are not quoted on Nasdaq, their Market Value shall be determined in accordance with market practice for such Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such a source. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

4.	If the Securities to be valued are Foreign Securities, their Market Value shall be determined as of the most recent Close of Trading in accordance with market practice in the principal market for such Securities.

5.	The Market Value of a letter of credit shall be the undrawn amount thereof.

6.	All determinations of Market Value under Sections 1 through 4 of this Annex shall include, where applicable, accrued interest to the extent not already included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8 of the Agreement), unless market practice with respect to the valuation of such Securities in connection with securities loans is to the contrary.

7.	The determinations of Market Value provided for in this Annex shall apply for all purposes under the Agreement, except for purposes of Section 13 of the Agreement.

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Annex III

Term Loans

This Annex sets forth additional terms and conditions governing Loans designated as “Term

Loans” in which Lender lends to Borrower a specific amount of Loaned Securities (“Term Loan

Amount”) against a pledge of cash Collateral by Borrower for an agreed upon Cash Collateral Fee until a scheduled termination date (“Termination Date”). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the “Agreement”).

1.	The terms of this Annex shall apply to Loans of Equity Securities only if they are designated as Term Loans in a Confirmation therefor provided pursuant to the Agreement and executed by each party, in a schedule to the Agreement or in this Annex. All Loans of Securities other than Equity Securities shall be “Term Loans” subject to this Annex, unless otherwise agreed in a Confirmation or other writing.

2.	The Confirmation for a Term Loan shall set forth, in addition to any terms required to be set forth therein under the Agreement, the Term Loan Amount, the Cash Collateral Fee and the Termination Date. Lender and Borrower agree that, except as specifically provided in this Annex, each Term Loan shall be subject to all terms and conditions of the Agreement, including, without limitation, any provisions regarding the parties’ respective rights to terminate a Loan.

3.	In the event that either party exercises its right under the Agreement to terminate a Term Loan on a date (the “Early Termination Date”) prior to the Termination Date, Lender and Borrower shall, unless otherwise agreed, use their best efforts to negotiate in good faith a new Term Loan (the “Replacement Loan”) of comparable or other Securities, which shall be mutually agreed upon by the parties, with a Market Value equal to the Market Value of the Term Loan Amount under the terminated Term Loan (the “Terminated Loan”) as of the Early Termination Date. Such agreement shall, in accordance with Section 2 of this Annex, be confirmed in a new Confirmation at the commencement of the Replacement Loan and be executed by each party. Each Replacement Loan shall be subject to the same terms as the corresponding Terminated Loan, other than with respect to the commencement date and the identity of the Loaned Securities. The Replacement Loan shall commence on the date on which the parties agree which Securities shall be the subject of the Replacement Loan and shall be scheduled to terminate on the scheduled Termination Date of the Terminated Loan.

4.	Borrower and Lender agree that, except as provided in Section 5 of this Annex, if the parties enter into a Replacement Loan, the Collateral for the related Terminated Loan need not be returned to Borrower and shall instead serve as Collateral for such Replacement Loan.

5.	If the parties are unable to negotiate and enter into a Replacement Loan for some or all of the Term Loan Amount on or before the Early Termination Date, (a) the party requesting termination of the Terminated Loan shall pay to the other party a Breakage Fee computed in accordance with Section 6 of this Annex with respect to that portion of the Term Loan Amount for which a Replacement Loan is not entered into and (b) upon the transfer by Borrower to Lender of the Loaned Securities subject to the Terminated Loan, Lender shall transfer to Borrower Collateral for the Terminated Loan in accordance with and to the extent required under the Agreement, provided that no Default has occurred with respect to Borrower.

6.	For purposes of this Annex, the term “Breakage Fee” shall mean a fee agreed by Borrower and Lender in the Confirmation or otherwise orally or in writing. In the absence of any such agreement, the term “Breakage Fee” shall mean, with respect to Loans of Government Securities, a fee equal to the sum of (a) the cost to the non-terminating party (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of the termination of the Terminated Loan, and (b) any other loss, damage, cost or expense directly arising or resulting from the termination of the Terminated Loan that is incurred by the non-terminating party (other than consequential losses or costs for lost profits or lost opportunities), as determined by the non-terminating party in a commercially reasonable manner, and (c) any other amounts due and payable by the terminating party to the non-terminating party under the Agreement on the Early Termination Date.

By:
Title:
Date:

By:
Title:
Date:

Annex I –A

Party Acting as Agent

This Annex sets forth the terms and conditions governing all transactions in which a party lending

Securities (“Agent”) in a Loan is acting as agent for one or more third parties and the method by which (i) Agent shall disclose the identity of each principal (“Principal”) on whose behalf it intends to loan securities as agent to Borrower, and (ii) Borrower may accept, reject, or withdraw the acceptance of any such Principal. Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the “Agreement”) and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1.	Additional Representations and Warranties. In addition to the representations and warranties set forth in the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender or Borrower, as the case may be, under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. (a) Agent agrees to provide to Borrower, prior to effecting any Loan under the Agreement as agent on behalf of any Principal, such information in its possession necessary to complete all required fields in the format generally used in the industry, or as otherwise agreed by Agent and Borrower (“Agreed Format”), and will use its best efforts to provide to Borrower any optional information that may be requested by the Borrower for the purpose of identifying such Principal (all such information, the "Principal Information"). Agent represents and warrants that, with the exception of the pseudo tax identification numbers for Principal(s) who do not have an official tax identification number, the Principal Information, including but not limited to the tax identification numbers, is true and accurate to the best of its knowledge and has been provided to it by Principal. (b) Agent agrees that it shall not effect any Loan with Borrower on behalf of any Principal unless Borrower has notified Agent of Borrower's approval of such Principal, and has not notified Agent that it has withdrawn such approval (such Principal, an “Approved Principal”), with both such notifications in the Agreed Format. Agent further agrees to provide Borrower, before the Close of Business on the next Business Day after the date on which Loaned Securities are transferred to the Borrower, with notice in the Agreed Format, of the specific Approved Principal or Approved Principals for whom it is acting in connection with such Loan, and the portion of each Loan allocable to the account of each Approved Principal for which it is acting. If Agent fails to identify such Approved Principal(s) or fails to accurately allocate any portion of a Loan to such Approved Principal(s) prior to the Close of Business on such next Business Day, Borrower may terminate any Loan with such Principal or Principals, return to Agent any Loaned Securities previously transferred to Borrower, and Agent shall immediately return to Borrower that portion of the Collateral previously transferred to Agent in connection with such Loan from Principal. (c) Borrower acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist Borrower in obtaining from Agent’s Principals such information regarding the financial status of such Principals as Borrower may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, that (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals, and (b) the other party’s remedies for breach of any term of this Annex, or any representation or warranty, shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal and, unless explicitly agreed otherwise, under no circumstances shall Agent be bound or liable as principal.

4.	Treatment of Loans. The parties agree that (i) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement, (ii) the mark to market obligations of Borrower and Principal under the Agreement shall be determined on a Principal-by-Principal basis, and (iii) Borrower’s and Principal’s remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

5.	Interpretation of Terms. All references to “Lender” or “Borrower,” as the case may be, in the Agreement shall, subject to the provisions of this Annex (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Lender” or “Borrower,” as the case may be, directly entering into such Loan or Loans with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Lender’s obligations to Borrower or Borrower’s obligations to Lender, as the case may be, and for receipt of performance by Borrower of its obligations to Lender or Lender of its obligations to Borrower, as the case may be, in connection with any Loan or Loans under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Default by Agent under the Agreement shall be deemed a Default by Lender).

By:
Title:
Date:

By:
Title:
Date:

Schedule A

Names and Addresses for Communications

BNP Paribas New York Branch as Agent for disclosed Principals

51 West 52nd Street, 36th Floor

New York, NY 10019

Attention: Securities Lending - Frank Souder

Email: Frank.Souder@us.bnpparibas.com

Telephone: 212-471-8269

If any communication involves Paragraph 12 of the Agreement also send copy to:

BNP Paribas, acting through its New York Branch

as Agent for disclosed Principals

787 Seventh Avenue, 37th floor

New York, NY 10019

Attention: Legal Department – BNP Paribas Securities Services

Schedule B to the Master Securities Loan Agreement between BNP Paribas Acting

Through its New York Branch as Agent for disclosed Principals and [●] dated as of [●]

This Schedule B forms a part of the Master Securities Loan Agreement, dated as of [Date](the “Agreement”), between BNP Paribas acting through its New York Branch as Agent for disclosed Principals (“Party A”) and [●] (“Party B”). Capitalized terms used but not defined in this Schedule B shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. The following annexes and the schedules hereof shall form a part of the Agreement and shall be applicable thereunder:

Annex I-A (Lender Acting as Agent)

Annex II (Market Value)

Annex III (Term Loans)

2.	Additional Representations

(a)	No Reliance

In addition to the representations and warranties set forth in Section 10 of the Agreement, each party hereby makes the following representations and warranties in connection with the Agreement and each Loan thereunder, which shall continue during the term of any such Loan:

(i)	unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement;

(ii)	it has made and will make its own decisions regarding the entering into of any Loan based upon its own judgment and upon advice from such professional advisers as it has deemed is necessary to consult;

(iii)	it understands the terms, conditions and risks of each Loan and is willing to assume (financially and otherwise) those risks; and

(iv)	it has obtained or made all governmental, regulatory and other consents or filings that are required to have been obtained or made with respect to the Agreement and the Loans contemplated hereunder.

(b)	Borrower will not use any Securities borrowed hereunder in connection with any illegal transaction or business and will not use or knowingly permit anyone to use such Securities in such a way as to violate any provision of any federal or state laws, rules of the SEC, or the constitution, bylaws or rules of any stock exchange or of the Financial Industry Regulatory Authority.

3. Consent to Recording

Each party (i) consents to the recording of the telephone conversations of trading, operational and marketing personnel of the parties in connection with the Agreement or any potential transaction thereunder; (ii) agrees to obtain any necessary consent of and give notice of such recording to such personnel of it; and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to the Agreement.

4. Execution Copies of Master Securities Loan Agreement

Execution copies of the Master Securities Loan Agreement to which these schedules and annexes, if any, are attached or otherwise relate have been prepared using a copy or other reproduction of the official version of the Master Securities Loan Agreement Copyright © of 2000 published by SIFMA (the “Official Version”). In the event of any inconsistency between such execution copies and the Official Version, the Official Version shall prevail as though the names of Party A and Party B or the Agent of either party appeared thereon, together with the signatures of their respective authorized signatories and the date of this Master Securities Loan Agreement.

5. Standard Settlement Date for Foreign Securities

Notwithstanding Section 6.1(a)(ii) of the Agreement, Borrower and Lender agree that the standard settlement date that would apply to a purchase or sale of Foreign Securities for purposes of the termination provisions of Section 6 of the Agreement shall be the standard settlement date that would apply to a purchase or sale of such Foreign Securities entered into at the time of a termination notice in the principal market for such Foreign Securities.

6. Additional Remedies

In addition to any other remedies to which a non-defaulting party may be entitled under the Agreement, the defaulting party shall be liable to the non-defaulting party for (a) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of a Default, (b) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transaction as a result of a Default, and (c) any other loss, damage, cost or expense directly arising or resulting from the occurrence off a Default in respect of a Loan.

7. Additional Definitions

(a)	For purposes of the Agreement, the parties agree that the terms set forth below shall have the following meaning:

(i)	Cutoff Time	3:15 p.m. (New York time)

(ii)	Close of Business	3:15 p.m. (New York time)

(iii)	Margin Notice Deadline	10:00 a.m. (New York time)

(b)	The definition of “Margin Percentage” in Section 25.37 of the Agreement shall be deleted and replaced with the following:

Unless otherwise agreed, the Margin Percentage shall be as follows:

1.	US traded securities:	102%

2.	Non-US traded securities:	105%

Amendments to the Agreement

8.	The following provision is added to Section 3 of the Agreement as follows:

3.4 Any Securities loaned by any Lender to the Borrower shall, notwithstanding any termination of such loan under the Agreement, continue to be subject to the provision of the Agreement until Borrower has completely satisfied all of its obligations under the Agreement with respect to the return of such Securities to the Lender.

9.	The word “non-cash” shall be inserted before the word “Collateral” in the fifth sentence of Section 4.2 of the Agreement.

10.	The term “substituted Collateral” in the first sentence of Section 4.5 of the Agreement after the phrases, “provided, however, that such” and “the aggregate Market Value of such”, shall be changed to “substitute Collateral” in both instances.

11.	The sentence “Such Loan Fees and Cash Collateral Fees shall be calculated on the basis of a 360-day year for the actual number of days the Loaned Securities are outstanding in accordance with the preceding sentence” shall be added to the end of Section 5.1 of the Agreement.

12.	The sentence “In the event that Borrower wants to return the Loaned Securities on the same date as the notice of termination is given to Lender, then (i) for Loaned Securities settling at the Federal Reserve Bank of NY, such notice must be received by Lender prior to 10:00 A.M.; (ii) for Loaned Securities settling at DTCC, such notice must be received by Lender prior to 11:30 A.M.; and (iii) for all other Loaned Securities, same-day returns are not permitted.” shall be added to the end of Section 6.1(b) of the Agreement.

13.	The following provision shall be inserted at the end of Section 8.5(d) of the Agreement: “The foregoing representation and agreement to notify shall not be deemed tax advice for purposes of Section 10.2 herein. Each party may rely upon such notice, or lack thereof, for purposes of determining any Tax imposed upon the above mentioned cash distributions.”

14.	The following provision should be added to the end of Section 11.1 of the Agreement:

Except with respect to any Loan in which, at commencement or in any applicable Confirmation, BNP Paribas, New York Branch is identified as the owner of the Loaned Securities and the direct counterparty to Borrower in the transaction, it is understood and agreed that BNP Paribas New York Branch shall be acting solely as an agent for one or more third parties.

15.	The number “, 8” shall be inserted after the number “4” in clause (a) of the first sentence of Section 25.11 of the Agreement.

16.	Clause (c) of the definition of “Collateral” to Section 25.11 of the Agreement is amended to delete the phrase “and all securities and the like in which any cash collateral is invested or reinvested”. It being understood and agreed that investment and reinvestment of cash collateral is made free and clear of any lien of Borrower but at the sole risk (and for the sole benefit) of Lender.

17.	The phrase “, or if no rate is published on such date, on the next preceding day on which rates are published” shall be added to the end of Section 25.30 of the Agreement.

18.	Counterparts.

The following provision is added to the Agreement as Section 24.3”

24.3 The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

19.	Governing Law

THIS SCHEDULE SHALL BE GOVERNED AND CONSTRUED IN ACORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

IN WITNESS WHEREOF the parties have executed this Schedule B to the Agreement with effect from the date specified on the first page of this document.

BNP PARIBAS ACTING THROUGH ITS [NAME OF COUNTERPARTY] NEW YORK BRANCH AS AGENT FOR DISCLOSED PRINCIPALS

By:		By:
	Name:		Name:
	Title:		Title:

By:
Name:
Title:

Master Repurchase

Agreement

September 1996 Version

Dated as of:

Between:

And

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph4(a) hereof;

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**	Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.	Substitution

(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any

Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any

Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

[Name of Party]	[Name of Party]

By:	By:
Title:	Title:
Date:	Date:

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of __________, _ _ __ (the “Agreement”) between _____________ and ______________. Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:

[Annex III (International Transactions)]

[Annex IV (Party Acting as Agent)]

[Annex V (Margin for Forward Transactions)]

[Annex VI (Buy/Sell Back Transactions)]

[Annex VII (Transactions Involving Registered Investment Companies)]

Annex II

Names and Addresses for Communications Between Parties

Annex III

International Transactions

This Annex III (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of ________________________ (the “Agreement”) between ____________________ and ____________________ . Capitalized terms used but not defined in this Annex III shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For purposes of the Agreement and this Annex III:

(a) The following terms shall have the following meanings:

“Base Currency”, United States dollars or such other currency as Buyer and Seller may agree in the Confirmation with respect to any International Transaction or otherwise in writing;

“Business Day” or “business day”:

(i)	in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through CEDEL or Euroclear, a day on which CEDEL or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through a settlement system other than CEDEL or Euroclear, a day on which that settlement system is open to settle such International Transaction;

(iii)	in relation to any International Transaction which involves a delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)	in relation to any International Transaction which involves an obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or Sunday on which banks are open for business in the principal financial center of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of ECU, a day on which ECU clearing operates);

“CEDEL”, CEDEL Bank, société anonyme;

“Contractual Currency”, the currency in which the International Securities subject to any International Transaction are denominated or such other currency as may be specified in the Confirmation with respect to any International Transaction;

“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels Branch, as operator of the Euroclear System;

“International Security”, any Security that (i) is denominated in a currency other than United States dollars or (ii) is capable of being cleared through a clearing facility outside the United States or (iii) is issued by an issuer organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof);

“International Transaction”, any Transaction involving (i) an International Security or (ii) a party organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) or having its principal place of business outside the United States or (iii) a branch or office outside the United States designated in Annex I by a party organized under the laws of the United States (or any political subdivision thereof) as an office through which that party may act;

“LIBOR”, in relation to any sum in any currency, the offered rate for deposits for such sum in such currency for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 A.M., London time, on the date on which it is to be determined (or, if more than one such rate appears, the arithmetic mean of such rates);

“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, the spot rate of exchange of a comparable amount quoted by a major money-center bank in the New York interbank market, as agreed by Buyer and Seller, for the sale by such bank of such second currency against a purchase by it of such first currency.

(b)	Notwithstanding Paragraph 2 of the Agreement, the term “Prime Rate” shall mean, with respect to any International Transaction, LIBOR plus a spread, as may be specified in the Confirmation with respect to any International Transaction or otherwise in writing.

2.	Manner of Transfer. All transfers of International Securities (i) shall be in suitable form for transfer and accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book-entry system of Euroclear or CEDEL, or (iii) shall be transferred through any other agreed securities clearing system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

3.	Contractual Currency.

(a)	Unless otherwise mutually agreed, all funds transferred in respect of the Purchase Price or the Repurchase Price in any International Transaction shall be in the Contractual Currency.

(b)	Notwithstanding subparagraph (a) of this Paragraph 3, the payee of any payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(c)	If for any reason the amount in the Contractual Currency so received, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of the Agreement, the party required to make the payment shall (unless an Event of Default has occurred and such party is the nondefaulting party) as a separate and independent obligation (which shall not merge with any judgment or any payment or any partial payment or enforcement of payment) and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(d)	If for any reason the amount of the Contractual Currency received by one party hereto exceeds the amount in the Contractual Currency due such party in respect of the Agreement, then (unless an Event of Default has occurred and such party is the nondefaulting party) the party receiving the payment shall refund promptly the amount of such excess.

4.	Notices. Any and all notices, statements, demands or other communications with respect to International Transactions shall be given in accordance with Paragraph 13 of the Agreement and shall be in the English language.

5.	Taxes.

(a)	Transfer taxes, stamp taxes and all similar costs with respect to the transfer of Securities shall be paid by Seller.

(b)	(i) Unless otherwise agreed, all money payable by one party (the “Payor”) to the other (the “Payee”) in respect of any International Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax (a “Tax”), unless the withholding or deduction of such Tax is required by law. In that event, unless otherwise agreed, Payor shall pay such additional amounts as will result in the net amounts receivable by Payee (after taking account of such withholding or deduction) being equal to such amounts as would have been received by Payee had no such Tax been required to be withheld or deducted; provided that for purposes of Paragraphs 5 and 6 the term “Tax” shall not include any Tax that would not have been imposed but for the existence of any present or former connection between Payee and the jurisdiction imposing such Tax other than the mere receipt of payment from Payor or the performance of Payee’s obligations under an International Transaction. The parties acknowledge and agree, for the avoidance of doubt, that the amount of Income required to be transferred, credited or applied by Buyer for the benefit of Seller under Paragraph 5 of the Agreement shall be determined without taking into account any Tax required to be withheld or deducted from such Income, unless otherwise agreed.

(ii)	In the case of any Tax required to be withheld or deducted from any money payable to a party hereto acting as Payee by the other party hereto acting as Payor, Payee agrees to deliver to Payor (or, if applicable, to the authority imposing the Tax) any certificate or document reasonably requested by Payor that would entitle Payee to an exemption from, or reduction in the rate of, withholding or deduction of Tax from money payable by Payor to Payee.

(iii)	Each party hereto agrees to notify the other party of any circumstance known or reasonably known to it (other than a Change of Tax Law, as defined in Paragraph 6 hereof) that causes a certificate or document provided by it pursuant to subparagraph (b)(ii) of this Paragraph to fail to be true.

(iv)	Notwithstanding subparagraph (b)(i) of this Paragraph, no additional amounts shall be payable by Payor to Payee in respect of an International Transaction to the extent that such additional amounts are payable as a result of a failure by Payee to comply with its obligations under subparagraph (b)(ii) or (b)(iii) of this Paragraph with respect to such International Transaction.

6.	Tax Event.

(a)	This Paragraph 6 shall apply if either party notifies the other, with respect to a Tax required to be collected by withholding or deduction, that —

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction after the date an International Transaction is entered into, regardless of whether such action is taken or brought with respect to a party to the Agreement; or

(ii)	a change in the fiscal or regulatory regime after the date an International Transaction is entered into, (each, a “Change of Tax Law”) has or will, in the notifying party’s reasonable opinion, have a material adverse effect on such party in the context of an International Transaction.

(b)	If so requested by the other party, the notifying party will furnish the other party with an opinion of a suitably qualified adviser that an event referred to in subparagraph (a)(i) or (a)(ii) of this Paragraph 6 has occurred and affects the notifying party.

(c)	Where this Paragraph 6 applies, the party giving the notice referred to in subparagraph (a) above may, subject to subparagraph (d) below, terminate the International Transaction effective from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of such notice, by nominating such date as the Repurchase Date.

(d)	If the party receiving the notice referred to in subparagraph (a) of this Paragraph 6 so elects, it may override such notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives such counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in subparagraph (a) of this Paragraph 6 so far as it relates to the relevant International Transaction and the original Repurchase Date will continue to apply.

(e)	Where an International Transaction is terminated as described in this Paragraph 6, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum constituting consequential loss or damage in respect of a termination in accordance with this Paragraph 6.

(f)	This Paragraph 6 is without prejudice to Paragraph 5 of this Annex III; but an obligation to pay additional amounts pursuant to Paragraph 5 of this Annex III may, where appropriate, be a circumstance which causes this Paragraph 6 to apply.

7.	Margin. In the calculation of “Margin Deficit” and “Margin Excess” pursuant to Paragraph 4 of the Agreement, all sums not denominated in the Base Currency shall be deemed to be converted into the Base Currency at the Spot Rate on the date of such calculation.

8.	Events of Default.

(a)	In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under this Annex III, including, without limitation, the payment of taxes or additional amounts as required by Paragraph 5 of this Annex III.

(b)	In addition to the other rights of a nondefaulting party under Paragraph 11 of the Agreement, following an Event of Default, the nondefaulting party may, at any time at its option, effect the conversion of any currency into a different currency of its choice at the Spot Rate on the date of the exercise of such option and offset obligations of the defaulting party denominated in different currencies against each other.

Schedule III.A

International Transactions Relating to [Relevant Country]

This Schedule III.A forms a part of Annex III to the Master Repurchase Agreement dated as of _____________________ , ____ (the “Agreement”) between _____________________ and _____________________ . Capitalized terms used but not defined in this Schedule III.A shall have the meanings ascribed to them in Annex III.

[Insert provisions applicable to relevant country.]

Annex IV

Party Acting as Agent

This Annex IV forms a part of the Master Repurchase Agreement dated as of ____________________ , ____ (the “Agreement”) between ____________________ and ____________________ . This Annex IV sets forth the terms and conditions governing all transactions in which a party selling securities or buying securities, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex IV shall have the meanings ascribed to them in the Agreement.

1.	Additional Representations. In addition to the representations set forth in Paragraph 10 of the Agreement, Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Securities or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Securities, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex IV, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex IV, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.	Multiple Principals.

(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.

(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Paragraph 2(b) of this Annex IV, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Buyer and Seller under Paragraph 4 of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)	In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Paragraph 2(b) of this Annex IV need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Buyer and Seller under Paragraph 4 of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s and Seller’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

(d)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex IV), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Paragraph 4(b) of this Annex IV (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

5.	Interpretation of Terms. All references to “Seller” or “Buyer”, as the case may be, in the Agreement shall, subject to the provisions of this Annex IV (including, among other provisions, the limitations on Agent’s liability in Paragraph 3 of this Annex IV), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Seller” or “Buyer”, as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Seller’s obligations to Buyer or Buyer’s obligations to Seller, as the case may be, and for receipt of performance by Buyer of its obligations to Seller or Seller of its obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Act of Insolvency with respect to Agent or any other Event of Default by Agent under Paragraph 11 of the Agreement shall be deemed an Event of Default by Seller or Buyer, as the case may be).

Annex V

Margin for Forward Transactions

This Annex V forms a part of the Master Repurchase Agreement dated as of

____________________ , ____ (the “Agreement”) between ____________________ and ____________________ . Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:

“Forward Exposure”, the amount of loss a party would incur upon canceling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;

“Forward Transaction”, any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;

“Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;

“Net Unsecured Forward Exposure”, a party’s Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.

2.	Margin Maintenance.

(a)	If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward

Exposure to the other party (the “Out-of-the-Money Party”) under one or more Forward Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money-Party (together with any Income thereon and proceeds thereof,“Forward Collateral”) having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs (a) and (b) of Paragraph 4 and any other provisions of the Agreement.

(b)	The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(c)	The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction outstanding hereunder).

(d)	The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(e)	If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.

(f)	Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)	The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.

3.	Security Interest.

(a)	In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party (“Pledgor”) hereby pledges to the other party (“Pledgee”) as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.

(b)	Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.

4.	Events of Default.

(a)	In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.

(b)	In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11(a) of the Agreement:

(i)	The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.

(ii)	Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).

5.	No Waivers, Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.

Annex VI

Buy/Sell Back Transactions

This Annex VI forms a part of the Master Repurchase Agreement dated as of ______________________ , ____ (the “Agreement”) between ____________________ and ____________________ . Capitalized terms used but not defined in this Annex VI shall have the meanings ascribed to them in the Agreement.

1.	In the event of any conflict between the terms of this Annex VI and any other term of the Agreement, the terms of this Annex VI shall prevail.

2.	Each Transaction shall be identified at the time it is entered into and in the relevant Confirmation as either a Repurchase Transaction or a Buy/Sell Back Transaction.

3.	In the case of a Buy/Sell Back Transaction, the Confirmation delivered in accordance with Paragraph 3 of the Agreement may consist of a single document in respect of both of the transfers of funds against Securities which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transfer.

4.	Definitions. The following definitions shall apply to Buy/Sell Back Transactions:

(a)	“Accrued Interest”, with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);

(b)	“Sell Back Differential”, with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;

(c)	“Sell Back Price”, with respect to any Buy/Sell Back Transaction:

(i)	in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2(q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and

(ii)	in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where —

P	= the Purchase Price

D	= the Sell Back Differential

IR	= the amount of any Income in respect of the Purchased Securities paid by the issuer on any date falling between the Purchase Date and the Repurchase Date

C	= the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.

5.	When entering into a Buy/Sell Back Transaction the parties shall also agree on the Sell Back Price and the Pricing Rate to apply in relation to such Buy/Sell Back Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to such Buy/Sell Back Transaction.

6.	Termination of a Buy/Sell Back Transaction shall be effected on the Repurchase Date by transfer to Seller or its agent of Purchased Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally agreed to by the parties pursuant to Paragraph 2(q) of the Agreement, the Sell Back Price referred to in Paragraph 4(c)(i) of this Annex; and (ii) in any other case, the Sell Back Price referred to in Paragraph 4(c)(ii) of this Annex.

7.	For the avoidance of doubt, the parties acknowledge and agree that the Purchase Price and the Sell Back Price in Buy/Sell Back Transactions shall include Accrued Interest (except to the extent contrary to market practice with respect to the Securities subject to such Buy/Sell Back Transaction, in which event (i) an amount equal to the Purchase Price plus Accrued Interest to the Purchase Date shall be paid to Seller on the Purchase Date and shall be used, in lieu of the Purchase Price, for calculating the Sell Back Differential, (ii) an amount equal to the Sell Back Price plus the amount of Accrued Interest to the Repurchase Date shall be paid to Buyer on the Repurchase Date, and (iii) the formula in Paragraph 4(c)(ii) of this Annex VI shall be replaced by the formula “(P + AI + D) - (IR + C)”, where “AI” equals Accrued Interest to the Purchase Date).

8.	Unless the parties agree in Annex I to the Agreement that a Buy/Sell Back Transaction is not to be repriced, they shall at the time of repricing agree on the Purchase Price, the Sell Back Price and the Pricing Rate applicable to such Transaction.

9.	Paragraph 5 of the Agreement shall not apply to Buy/Sell Back Transactions. Seller agrees, on the date such Income is received, to pay to Buyer any Income received by Seller in respect of Purchased Securities that is paid by the issuer on any date falling between the Purchase Date and the Repurchase Date.

10.	References to “Repurchase Price” throughout the Agreement shall be construed as references to “Repurchase Price or the Sell Back Price, as the case may be.”

11.	In 11 of the Agreement, references to the “Repurchase Prices” shall be construed as references to “Repurchase Prices and Sell Back Prices.”

Annex VII

Transactions Involving Registered Investment Companies

This Annex VII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of ____________________ , ____ (the “Agreement”) between ____________________ (“Counterparty”) and each investment company identified on Schedule VII.A hereto (as such schedule may be amended from time to time) acting on behalf of its respective series or portfolios identified on such Schedule VII.A, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”). In the event of any conflict between the terms of this Annex VII and any other term of the Agreement, the terms of this Annex VII shall prevail. Capitalized terms used but not defined in this Annex VII shall have the meanings ascribed to them in the Agreement.

1.	Multiple Funds. For any Transaction in which a Fund is acting as Buyer (or Seller, as the case may be), each reference in the Agreement and this Annex VII to Buyer (or Seller, as the case may be) shall be deemed a reference solely to the particular Fund to which such Transaction relates, as identified to Seller (or Buyer, as the case may be) by the Fund and as may be specified in the Confirmation therefor. In no circumstances shall the rights, obligations or remedies of either party with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this Paragraph: (a) the margin maintenance obligations of Buyer and Seller specified in Paragraph 4 or any other provisions of the Agreement and the single agreement provisions of Paragraph 12 of the Agreement shall be applied based solely upon Transactions entered into by a particular Fund, (b) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if each Fund had entered into a separate Agreement with Counterparty, and (c) Seller and Buyer shall have no right to set off claims related to Transactions entered into by a particular Fund against claims related to Transactions entered into by any other Fund.

2.	Margin Percentage. For any Transaction in which a Fund is acting as Buyer, the Buyer’s Margin Percentage shall always be equal to at least ___%, or such other percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%. For any Transaction in which a Fund is acting as Seller, the Buyer’s Margin Percentage shall be such percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%.

3.	Confirmations. Unless otherwise agreed, Counterparty shall promptly issue a Confirmation to the Fund pursuant to Paragraph 3 of the Agreement. Upon the transfer of substituted or Additional Purchased Securities by either party, Counterparty shall promptly provide notice to the Fund confirming such transfer.

4.	Financial Condition. Each party represents that it has delivered the following financial information to the other party to the Agreement: in the case of a party that is a registered broker-dealer, its most recent statements required to be furnished to customers by Rule 17a5(c) under the 1934 Act; in the case of a party that is a Fund, its most recent audited or unaudited financial statements required to be furnished to its shareholders by Rule 30d-1 under the Investment Company Act of 1940; in the case of any other party, its most recent audited or unaudited statements of financial condition or other comparable information concerning its financial condition.

Each party represents that the financial statements or information so delivered fairly reflect its financial condition and, if applicable, its net capital ratio, on the date as of which such financial statements or information were prepared. Each party agrees that it will make available and deliver to the other party, promptly upon request, all such financial statements that subsequently are required to be delivered to its customers or shareholders pursuant to Rule 17a-5(c) or Rule 30d-1, as the case may be, or, in the case of a party that is neither a registered broker-dealer nor a Fund, all such financial information that subsequently becomes available to the public.

Each Fund acknowledges and agrees that it has made an independent evaluation of the creditworthiness of the other party that is required pursuant to the Investment Company Act of 1940 or the regulations thereunder. Each Fund agrees that its agreement to enter into each Transaction hereunder shall constitute an acknowledgment and agreement that it has made such an evaluation.

5.	Segregation of Purchased Securities. Unless otherwise agreed by the parties, any transfer of Purchased Securities to a Fund shall be effected by delivery or other transfer (in the manner agreed upon pursuant to Paragraph 7 of the Agreement) to the custodian or subcustodian designated for such Fund in Schedule VII.A hereto (“Custodian”) for credit to the Fund’s custodial account with such Custodian. If the party effecting such transfer is the Fund’s Custodian, such party shall, unless otherwise directed by the Fund, (a) transfer and maintain such Purchased Securities to and in the Fund’s custodial account with such party and (b) so indicate in a notice to the Fund.

Schedule VII.A

Supplemental Terms and Conditions of Transactions Involving Registered Investment Companies

This Schedule VII.A forms a part of Annex VII to the Master Repurchase Agreement dated as of ____________________ , ____ (the “Agreement”) between ____________________ and ____________________ . Capitalized terms used but not defined in this Schedule VII.A shall have the meanings ascribed to them in Annex VII.

1.	This Agreement is entered into by or on behalf of the following Funds, and unless otherwise indicated by the appropriate Fund in connection with a Transaction, the following Custodians are designated to receive transfers of Purchased Securities on behalf of such Funds for credit to the appropriate Fund’s custodial account:

Name of Fund	Custodian

[ ].	Limitation of Liability. If the Fund is organized as a business trust (or a series thereof), the parties agree as follows: [insert appropriate language limiting liability of trustees, officers and others].

40 Broad Street New York, NY 10004-2373 Telephone 212.440.9400 Fax 212.440.5260 www.bondmarkets.com

ANNEX I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement, dated as of _______________, 2014 (the “Agreement”), between BNP Paribas New York Branch acting through its New York Branch as Agent for Disclosed Principals (“Party A”) and [Counterparty] (“Party B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:

Annex IV, Party Acting as Agent

Annex VIII, Transactions in Equity Securities

2.	Additional Representations.

(a)	Paragraph 10 shall be amended as follows:

The word "and" shall be deleted before "(v)" in the ninth line and the following new language shall be inserted after such subsection (v) as follows:

“; (vi) it is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any advice, counsel, or representation of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to expected results of that Transaction;

(vii)	it is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of that Transaction. It is also capable of assuming, and assumes, the risks of each Transaction; and

(viii)	the other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

3.	Consent to Recording.

Each party (i) consents to the recording of the telephone conversations of trading, operational and marketing personnel of the parties in connection with this Agreement or any potential Transaction (ii) agrees to obtain any necessary consent of and give notice of such recording to such personnel of it; and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement.

4.	Confirmations.

For purposes of Paragraph 3(b) Party B shall deliver a Confirmation of each Transaction.

5.	Withholding Tax

Paragraph 7of this Agreement is supplemented by the addition of the following at the end thereof:

Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

6.	Execution Copies of Master Repurchase Agreement

Execution copies of the Master Repurchase Agreement to which these schedules and annexes, if any, are attached or otherwise relate have been prepared using a copy or other reproduction of the official version of the Master Repurchase Agreement Copyright © of 1996 published by SIFMA (the “Official Version”). In the event of any inconsistency between such execution copies and the Official Version, the Official Version shall prevail as though the names of Party A and Party B or the Agent of either party appeared thereon, together with the signatures of their respective authorized signatories and the date of this Master Repurchase Agreement.

7.	Other Provisions.

(a)	“Margin Notice Deadline” means 10:00 a.m. New York time.

(c)	“Business Day” or “business day” with respect to any Transaction (other than an International Transaction) hereunder, a day on which regular trading may occur in the principal market for the Purchased Securities subject to such Transactions; provided however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value for which is being determined. Notwithstanding the foregoing, (i) for purposes of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Securities or for any assets constituting Additional Purchased Securities under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Securities may be effected in accordance with Paragraph 7 of the Agreement, and (ii) in no event shall a Saturday or Sunday be considered a business day.

8.	Submission to Jurisdiction and Waiver of Immunity

Paragraph 16 of the Agreement is hereby amended to add the following provisions:

(a)	Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto hereby waives trial by jury in any proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement (a "Proceeding").

(b)	To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.

BNP Paribas acting through its New York Branch	[COUNTERPARTY]
as Agent for Disclosed Principals

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

ANNEX II

Names and Addresses for Communications between Parties

BNP Paribas, acting through its New York Branch as Agent for disclosed Principals

787 Seventh Avenue, 8th floor

New York, NY 10019

Email: Frank.Souder@us.bnpparibas.com

Attention: Frank Souder

Telephone No.: (212) 471-8269

If any communication involves Paragraphs 11 and 15 of the Agreement, also send copy to:

BNP Paribas, acting through its New York Branch as Agent for disclosed Principals

787 Seventh Avenue, 37th floor

New York, NY 10019

Attention: Legal Department – Securities Services

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

*********************

BY AND AMONG

BNP PARIBAS, NY BRANCH, as Agent for the

Principals on Appendix A

(Buyer)

AND

(Seller)

AND

THE BANK OF NEW YORK MELLON

(Custodian)

THIS CUSTODIAL UNDERTAKING is made and entered into as of the date set forth below by and among Buyer, Seller, and Custodian.

RECITALS

WHEREAS, Buyer and Seller have entered into a TBMA Master Repurchase Agreement dated as of ___________ (as it may be amended by the parties thereto, the "Master Repurchase Agreement"), and may from time to time enter into Transactions with respect to Eligible Securities (as hereinafter defined); and

WHEREAS, Custodian has agreed to act as agent for Buyer and Seller in order to effect Transactions on their behalf, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	DEFINITIONS

Whenever used in this Custodial Undertaking, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given them in the Master Repurchase Agreement.

A. "Authorized Person" shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in Schedule II attached hereto; as such Schedule II may be amended from time to time.

B. "Book-Entry Securities" shall mean Book-entry Securities as defined in 31 C.F.R. Part 357.2 and any other securities registered in the form of an entry on the records of the Book-Entry System.

C. "Book-Entry System" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York ("FRBNY").

D. "Business Day" shall mean any day on which (i) Custodian, (ii) Seller, and (iii) the Book-Entry System or appropriate Clearing Corporation(s) are open for business.

E. "Buyer's Account" shall mean the custodial account maintained by Custodian on behalf of Buyer for the deposit of Eligible Securities with respect to Transactions and, for such purpose, Buyer's Account shall be deemed to be a "securities account" within the meaning of the UCC with respect to securities (but not cash) held therein. For purposes of this Custodial Undertaking, Buyer's Account shall include any account for the deposit of cash in connection therewith.

F. "Clearing Corporation" shall mean The Depository Trust Company, Fixed Income Clearing Corporation and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency.

G. "Clearing Corporation Securities" shall mean securities which are registered in the name of Custodian or its nominee on the records of a Clearing Corporation.

H. "Eligible Securities" shall mean those types of Securities which Buyer, Seller and Custodian have agreed shall be eligible for Transactions by inclusion on a Schedule of Eligible Securities substantially in the form of Schedule I hereto, as such Schedule of Eligible Securities may be amended from time to time, and cash.

I. "Margin Percentage" shall mean the percentage indicated on Schedule I with respect to specific types of Eligible Securities, as Schedule I may be amended from time to time.

J. "Margin Value" shall mean the amount obtained by dividing the Market Value of Securities by the applicable Margin Percentage.

K. "Market Value of Securities" shall mean with respect to any Security as of any date, the sum of (i) the market value of such Security based on the most recently available closing bid price (usually from the previous Business Day) for the particular Security as made available to Custodian by pricing information services which Custodian uses generally for pricing such Securities, and (ii) accrued but unpaid Income, if any, on the particular Security (to the extent not included therein). In the case of cash and certificates of deposit, the face amount shall be deemed the Market Value. In the event that Custodian is unable to obtain the price of a particular Security from such pricing information services on any Business Day, the Market Value shall be as determined by Custodian in the reasonable exercise of its discretion based on information furnished to Custodian by one or more brokers or dealers in such Security or Custodian may price such Security using a formula utilized by Custodian for such purpose in the ordinary course of its business.

L. "Notice of Default" shall mean a written notice delivered by Buyer to Custodian and Seller, or by Seller to Custodian and Buyer, informing Custodian and the defaulting party of an Event of Default pursuant to Paragraph 11 of the Master Repurchase Agreement and setting forth the specific Event of Default thereunder.

M. "Oral Instructions" shall mean verbal instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

N. "Physical Securities" shall mean securities and money market instruments issued in definitive form which are not Book Entry Securities or Clearing Corporation Securities which Custodian agrees to accept for deposit in Seller's Account in connection with Transactions.

O. "Purchased Securities" shall mean Eligible Securities transferred to Buyer's Account in connection with Transactions.

P. "Securities" shall mean Book-Entry Securities, Clearing Corporation Securities, Physical Securities and cash.

Q. "Seller's Account" shall mean Seller's clearing account on Custodian's Government Securities Clearance System ("GSCS"), any other account in which Securities are held by Custodian on behalf of Seller pursuant to the terms of this Custodial Undertaking and any account for the deposit of cash maintained in connection therewith.

R. "UCC" shall mean the Uniform Commercial Code of the State of New York (as may be amended from time to time).

S. "Written Instructions" shall mean written communications actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by facsimile, through GSCS or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

All references to time in this Custodial Undertaking shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for Income payable on particular Securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Custodial Undertaking for the transfer, payment or receipt of cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2.	APPOINTMENT OF CUSTODIAN; AUTHORIZATION

A. Buyer and Seller hereby appoint Custodian as custodian of all Securities and cash at any time delivered to Custodian in connection with Transactions subject to this Custodial Undertaking and as their agent to effect Transactions. Custodian hereby accepts appointment as custodian and agent.

B. Buyer and Seller each authorizes and instructs Custodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to Buyer's Account and Seller's Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Custodian or its nominee which include only assets held by Custodian for its customers and shall not include any assets held by Custodian in its individual capacity. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules, regulations, operating procedures and custody arrangements of the Book-Entry System and each Clearing Corporation, respectively.

3.	REPRESENTATIONS AND WARRANTIES

A. Buyer, Seller and Custodian. Buyer, Seller and Custodian each represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Custodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder;

(ii) This Custodial Undertaking is, and each Transaction (with respect to Buyer and Seller only) will be, legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally; and

(iii) The person executing this Custodial Undertaking on its behalf has been duly and properly authorized to do so.

B. Further Representations of Custodian. Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i) It is a New York banking organization with its principal office at One Wall Street, New York, New York 10286;

(ii) It will maintain Buyer's Account as a custody account and shall administer Buyer's Account in the same manner it administers similar accounts established for the same purpose; and

(iii) It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds Securities hereunder.

4.	DEPOSIT OF CASH AND ELIGIBLE SECURITIES

A. Seller's Instructions. On each Business Day that Seller and Buyer agree to enter into a Transaction subject to this Custodial Undertaking, Seller shall deliver to Custodian, prior to 2:00 p.m., Oral or Written Instructions containing the following information:

(i) the Purchase Date and Purchase Price;

(ii) the Repurchase Date and Repurchase Price (or rate); and

(iii) name of Buyer.

B. Seller's Tender of Securities. By the close of business on the Purchase Date, Seller shall transfer, or cause to be transferred, to Seller's Account sufficient Eligible Securities to complete Transactions on such Purchase Date. In connection therewith, Seller shall either deliver to Custodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each Eligible Security and, where applicable, the CUSIP number for each such Eligible Security or instruct Custodian to identify Eligible Securities in Seller's Account to be transferred to Buyer's Account.

C. Buyer's Purchase Price. Prior to 4:00 p.m. on the Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer's Account sufficient cash such that the total cash balance in Buyer's Account after such transfer equals or exceeds the Purchase Price contained in Seller's Oral or Written Instructions.

5.	EFFECTING TRANSACTIONS

A. Purchase Date. On the Purchase Date for any Transaction subject to this Custodial Undertaking, Custodian shall transfer to Seller's Account cash from Buyer's Account in an amount equal to the Purchase Price and transfer from Seller's Account to Buyer's Account Eligible Securities in accordance with Seller's Oral or Written Instructions with respect to such Transaction, subject to the following provisions:

(i) Determination of Eligible Securities; Negotiability. Custodian shall determine that Securities to be transferred to Buyer's Account are Eligible Securities and that Physical Securities are in negotiable form. Any Securities which are not Eligible Securities and any Physical Securities which are not in negotiable form shall not be included in the calculations set forth below and shall not be transferred to Buyer's Account.

(ii) Determination of Margin Value. Custodian shall determine the Margin Value of Eligible Securities to be transferred to Buyer's Account.

(iii) Payment of Purchase Price. Provided the Margin Value of Eligible Securities to be transferred to Buyer's Account equals or exceeds the Purchase Price with respect to such Transaction, Custodian shall transfer such Eligible Securities from Seller's Account to Buyer's Account and shall disburse from Buyer's Account to Seller's Account cash in an amount equal to the Purchase Price.

(iv) Maintenance of Buyer's Account.

(a) Physical Securities. Custodian shall take possession of each Eligible Security which is a Physical Security at a secure facility and, during the term of a particular Transaction, shall identify such Physical Securities on its books and records as credited to Buyer’s Account.

(b) Book-Entry Securities. Each Eligible Security which is either (i) a Book-Entry Security, or (ii) a part of a fungible bulk of Book-Entry Securities shall be continuously maintained by Custodian in the Book-Entry System. During the term of a particular Transaction, Custodian shall identify such Book-Entry Securities on its books and records as credited to Buyer’s Account.

(c) Clearing Corporation Securities. Each Eligible Security which is either (i) a Clearing Corporation Security, or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Custodian in an account with the appropriate Clearing Corporation. During the term of a particular Transaction, Custodian shall continuously identify such Clearing Corporation Securities on its books and records as credited to Buyer’s Account.

(v) Intent of Buyer and Seller. Buyer and Seller agree that it is intended that Custodian act as a "securities intermediary" as such term is defined in the UCC with respect to Transactions hereunder. In addition, the parties intend that all Securities in Buyer's Account and Seller's Account (excluding cash) shall be treated as "financial assets" as such term is defined in the UCC.

B. Trust Receipts. Custodian is hereby authorized and directed to accept trust receipts as may be set forth in Schedule I hereto (each, a "Trust Receipt") evidencing either the holding by the issuer of such Trust Receipt (a "Trust Receipt Issuer") of Eligible Securities subject to Transactions or the crediting by the Trust Receipt Issuer to the account of Custodian of Eligible Securities subject to Transactions. Any Trust Receipt may be accompanied by an electronic file sent by Seller to Custodian containing information concerning the Eligible Securities represented by such Trust Receipts, including CUSIP number, par amount, maturity date and interest rates, upon which Custodian shall be entitled to rely without inquiry in performing its duties hereunder. Buyer may by Written Instructions direct Custodian not to accept Trust Receipts from particular Trust Receipt Issuers. Custodian shall hold Trust Receipts at a secure facility and, during the term of a particular Transaction, shall identify the Eligible Securities represented by Trust Receipts on its books and records as belonging to Buyer.

C. Custodian's Inability to Complete a Transaction. If Custodian is unable to complete a Transaction because Seller has failed to provide complete Oral or Written Instructions as required by Paragraphs 4A and 4B or either Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer's Account or Seller's Account, respectively, Custodian shall promptly notify Seller and Buyer and await the receipt of such Oral or Written Instructions, cash or Eligible Securities. If Custodian has not received Oral or Written Instructions from Seller by 4:30 p.m., sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities by the close of GSCS or the appropriate Clearing Corporation or such time as Custodian may designate with respect to particular types of Physical Securities, Buyer and Seller irrevocably agree and instruct Custodian to effect the Transaction as follows: (i) if the cash balance in Buyer's Account shall be less than the Purchase Price set forth in Seller's Instructions, the cash balance in Buyer's Account shall be deemed to be the Purchase Price, the remaining terms of the Transaction shall be determined in accordance with Paragraph 5A, and Seller shall provide Custodian with further Oral or Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash in Buyer's Account equal to the Purchase Price exceeds the Margin Value of Eligible Securities in Seller's Account, Custodian shall credit to Seller's Account cash in an amount equal to the Margin Value of the Eligible Securities, and the difference between the amount credited to Seller's Account and the Purchase Price shall be held by Custodian in Buyer's Account and shall be designated cash held in substitution for Purchased Securities in Buyer's Account in accordance with Paragraph 6B. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

D. Simultaneous Transaction. Buyer and Seller agree that in effecting Transactions transfers between Buyer's Account and Seller's Account are intended to be, and shall be deemed to be, simultaneous.

E. Ownership of Securities. (i) Upon the transfer of cash to Seller's Account and the transfer of Eligible Securities to Buyer's Account, it is agreed by Seller and Buyer that, subject to Seller's right of substitution pursuant to Paragraph 6B and notwithstanding the credit of Income to Seller's Account pursuant to Paragraph 5G, the Purchased Securities shall be for all purposes the property of Buyer. Buyer agrees, however, that, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, it will resell to Seller on the Repurchase Date the Purchased Securities at the Repurchase Price.

(ii) Buyer, Seller and Custodian agree that all Purchased Securities and cash held in Buyer's Account from time to time will be held by Custodian as agent of Buyer, that Custodian will take such actions with respect to Buyer's Account and any Purchased Securities and cash therein as Buyer shall direct, and that in no event shall any consent of Seller be required for the taking of any such action by Custodian. Buyer hereby covenants that Buyer will not instruct Custodian to deliver any Securities to any person other than Seller until an Event of Default has occurred as to which Seller is the defaulting party. The foregoing covenant is for Seller's benefit only and shall not constitute a limitation on Buyer's right at any time to instruct Custodian and Custodian's obligation to act upon such instructions. Custodian shall not be liable for any Losses (as defined in paragraph 9A) incurred or sustained by Buyer, Seller or any third party as a result of Custodian transferring any Purchased Securities or cash in Buyer's Account pursuant to Buyer's instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Seller or Buyer under this Custodial Undertaking with respect to any Purchased Securities or cash transferred from Buyer's Account.

(iii) Any instruction to Custodian to transfer Purchased Securities or cash from Buyer's Account during the term of a Transaction shall be set forth in a written notice in substantially the form attached hereto as Appendix I. Buyer shall deliver such notice to a Vice President or above in Custodian's Broker Dealer Services Division and shall send Seller a copy of same. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Custodian shall have no liability for its inability to comply with Buyer's instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Custodian from transferring Purchased Securities from Buyer's Account. Buyer shall pay to Custodian all applicable fees, costs and charges associated with such transfer from Buyer's Account.

F. No Lien or Pledge by Custodian. Custodian agrees that Purchased Securities shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer , dispose of, or otherwise grant any third party an interest in, any Purchased Securities.

G. Payment of Income. Until such time that Custodian shall receive a Notice of Default from Buyer pursuant to Paragraph 8, Custodian shall credit to Seller's Account Income received by Custodian. After receipt of such Notice of Default from Buyer, Custodian shall credit to Buyer's Account Income received by Custodian.

H. Confirmations. Custodian shall provide Buyer and Seller with confirmation statements reflecting Purchased Securities and cash positions in Buyer's Account on each Business Day or as otherwise may be requested by Buyer. Buyer and Seller shall promptly review all such confirmation statements and shall promptly advise Custodian of any error, omission or inaccuracy in such statements. Custodian shall undertake to correct any errors, failures or omissions that are reported to Custodian by Buyer or Seller. Any such corrections shall be reflected on subsequent confirmation statements.

I. Deliveries by Custodian. All transfers of Securities or cash by Custodian to Buyer from Buyer's Account shall be made to Buyer by delivery to the account(s) designated in Schedule III, as may be amended from time to time by delivery to and receipt by Custodian of a new Schedule III.

6.	VALUATION AND SUBSTITUTIONS OF SECURITIES

A. Valuation of Securities. At the opening of each Business Day during which a Transaction subject to this Custodial Undertaking shall remain outstanding, Custodian shall determine the Margin Value of all Purchased Securities.

(i) Margin Deficit. In the event the Purchase Price of outstanding Transactions is greater than the aggregate Margin Value of all Purchased Securities, Custodian shall so notify Seller prior to 2:00 p.m. On the date of any such notice, Seller shall promptly transfer to Buyer's Account additional Eligible Securities ("Additional Eligible Securities") such that, after transfer thereof to Buyer's Account, the aggregate Margin Value of all Purchased Securities (including Additional Eligible Securities) equals or exceeds the Purchase Price of outstanding Transactions. If Seller fails to transfer an appropriate amount of Additional Eligible Securities on the date of any such notice, Custodian shall notify Buyer and Seller and await further instructions from Buyer. All Additional Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

(ii) Margin Excess. In the event the then aggregate Margin Value of Purchased Securities shall exceed the Purchase Price of outstanding Transactions (such excess amount, the "Margin Excess"), Custodian shall so notify Seller and, upon Oral or Written Instructions from Seller, Custodian shall transfer Purchased Securities from Buyer's Account to Seller's Account having a Market Value equal to the Margin Excess. Buyer hereby irrevocably authorizes Custodian to accept the Oral or Written Instructions of Seller identifying the specific Purchased Securities to be released from Buyer's Account pursuant hereto. Upon transfer from Buyer's Account, released Securities shall cease to be Purchased Securities for all purposes hereunder.

B. Substitutions of Purchased Securities. Buyer hereby authorizes Custodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities to Seller against transfer to Buyer's Account of substitute Eligible Securities ("Substitute Eligible Securities") provided that Custodian determines that the aggregate Margin Value of Purchased Securities (including Substitute Eligible Securities) in Buyer’s Account after such substitution equals or exceeds the Purchase Price of outstanding Transactions. All Substitute Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

7.	REPURCHASE DATE

On the Repurchase Date for any Transaction, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, Buyer hereby irrevocably instructs Custodian to tender to Seller the Purchased Securities with respect to such Transaction and to transfer such Purchased Securities from Buyer's Account to Seller's Account. Seller hereby irrevocably instructs Custodian at the time Purchased Securities are transferred to Seller's Account to make payment to Buyer of the Repurchase Price by debiting cash from Seller's Account and crediting cash to Buyer's Account. If on the Repurchase Date Seller's Account does not contain sufficient cash available to repurchase all Purchased Securities with respect to any Transactions, Custodian shall notify Seller and Buyer and Seller shall give Custodian Oral or Written Instructions identifying which Purchased Securities, if any, are to be repurchased and the Repurchase Price.

8.	DEFAULT

In the event that Buyer or Seller delivers a Notice of Default to Custodian, Custodian shall notify the defaulting party of its receipt of such Notice of Default and act in accordance with the instructions of the non-defaulting party with respect to such nondefaulting party's rights pursuant to Paragraph 11 of the Master Repurchase Agreement. Custodian may fully rely without further inquiry on the statements set forth in such Notice of Default. In addition, Buyer and Seller acknowledge and agree that the provisions of Paragraph 12 of the Master Repurchase Agreement shall be fully effective with respect to all Transactions entered into between them, irrespective of whether such Transactions are entered into in connection with this Custodial Undertaking, directly between Buyer and Seller or otherwise.

9.	CONCERNING CUSTODIAN

A. Limitation of Liability; Indemnification. (i) Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including counsel fees (collectively, "Losses"), resulting from its action or inaction in connection with this Custodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, any Clearing Corporation or Trust Receipt Issuer, or their successors or nominees, except for those Losses arising out of Custodian's negligence, bad faith or willful misconduct. In no event shall Custodian be liable to Buyer, Seller or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Custodial Undertaking. Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion. Buyer and Seller agree, jointly and severally, to indemnify Custodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Custodian as a result of Custodian's action or inaction in connection with this Custodial Undertaking, except those Losses arising out of Custodian's negligence, bad faith or willful misconduct. It is expressly understood and agreed that Custodian's right to indemnification hereunder shall be enforceable against Buyer and/or Seller directly, without any obligation to first proceed against any third party for whom they may act, and irrespective of any rights or recourse that Buyer or Seller may have against any such third party. This indemnity shall be a continuing obligation of Buyer and Seller notwithstanding the termination of any Transactions or of this Custodial Undertaking.

B. No Guaranty by Custodian. It is expressly agreed and acknowledged by Buyer and Seller that Custodian has made no determination regarding Buyer's or Seller's ability to perform their respective obligations in connection with Transactions and is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Custodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

C. No Duty of Inquiry. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(i) The validity of the issue of any Securities purchased or sold by or for Buyer or Seller, the legality of the purchase or sale or the validity or enforceability of any Trust Receipt received by Custodian hereunder;

(ii) The due authority of any Authorized Person to act on behalf of Buyer or Seller with respect to cash or Securities held in Buyer's Account or Seller's Account; or

(iii) The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Security hereunder.

D. Securities in Default. Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

E. Custodian Fee. Custodian shall be entitled to receive and Seller agrees to pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Seller and Custodian's out-of-pocket expenses.

F. Reliance on Oral/Written Instructions. Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Buyer and Seller agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Buyer and Seller agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

G. Reliance on Pricing Services. Custodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of Securities) in order to perform its valuation responsibilities hereunder, and Seller and Buyer agree to hold Custodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer.

H. Force Majeure. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Custodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions; provided however, that Custodian shall use commercially reasonable efforts to resume performance as promptly as practicable under the circumstances.

I. No Additional Duties. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Custodial Undertaking, and no covenant or obligation shall be implied in this Custodial Undertaking against Custodian.

J. No Duty Regarding Derivatives. If Buyer and Seller have selected Eligible Securities which derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations, or one or more currencies, commodities, indices or other factors (hereinafter referred to as "Derivative Securities"), the parties understand that Custodian shall have no obligation to monitor whether any such Eligible Securities are also Derivative Securities. Accordingly, the parties agree that anything in the Custodial Undertaking to the contrary notwithstanding, it shall be Buyer's and Seller's responsibility to ensure that Eligible Securities do not include Derivative Securities unless they have otherwise agreed. Custodian shall have no liability whatsoever for any loss, damage or expense arising out of the ineligibility of Derivative Securities which are the subject of Transactions pursuant to this Custodial Undertaking.

10.	TERMINATION

Any of the parties hereto may terminate this Custodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving of such notice. Upon termination hereof, Seller shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination, and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Buyer does not provide Written Instructions designating a successor custodian prior to the termination date, Custodian shall, at Buyer's expense, continue to hold Purchased Securities and cash in Buyer's Account until the Repurchase Date with respect to each outstanding Transaction, or until it has received a Notice of Default in connection therewith, and Written Instructions with respect to delivery of such Purchased Securities. If Custodian has not received delivery instructions with respect to Purchased Securities and/or cash in Buyer's Account, Custodian may, in its sole discretion, hold Book-Entry Securities and Clearing Corporation Securities for the benefit of and at the expense of Buyer and deliver Physical Securities and cash to Buyer at the address provided below.

11.	MISCELLANEOUS

A. Authorized Persons. Buyer and Seller each agrees to furnish to Custodian a new Schedule II in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule II is received, Custodian shall be fully protected in acting under the provisions of this Custodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule II.

B. Access to Books and Records. Upon reasonable request, Buyer and Seller shall have access to Custodian's books and records maintained in connection with this Custodial Undertaking during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Buyer or Seller at its expense.

C. Invalidity of any Provision. In case any provision in or obligation under this Custodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

D. Parties, Entire Agreement, Amendments.

(i) The Custodial Undertaking. Buyer, Seller, and Custodian agree that this Custodial Undertaking constitutes the entire agreement among the parties hereto with respect to Transactions subject to this Custodial Undertaking and may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

(ii) The Custodial Undertaking and the Master Repurchase Agreement. Buyer and Seller acknowledge and agree that the Master Repurchase Agreement in conjunction with this Custodial Undertaking represents the entire agreement between Buyer and Seller with respect to Transactions. Buyer and Seller acknowledge and agree that Custodian is not party to the Master Repurchase Agreement.

E. Binding Agreement. This Custodial Undertaking shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Custodial Undertaking shall not be assignable by any party without the written consent of the other parties.

F. Applicable Law/Jurisdiction. This Custodial Undertaking shall be construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereto hereby waives trial by jury in any proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Custodial Undertaking.

G. Waiver of Immunity. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Custodial Undertaking.

H. Headings and References. The headings and captions in this Custodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

I. Counterparts. This Custodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

J. Inconsistency with Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of the Master Repurchase Agreement and this Custodial Undertaking with respect to the rights, duties or obligations of Custodian and Transactions subject to this Custodial Undertaking, the terms and conditions of this Custodial Undertaking shall govern.

K. Notices. Any notice authorized or required by this Custodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telex or facsimile to the individuals at the addresses specified in Schedule IV or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

L. Confidentiality. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Custodial Undertaking (including fee arrangements) and any amendment, supplement or Schedule hereto. In the event that any party hereto breaches any provision of this section, any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Custodian may disclose Buyer’s or Seller's name, address, securities position and other information to such persons and to such extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Custodian or any Clearing Corporation or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

M. Parties Deemed Principals. Unless the parties hereto execute and deliver a Custodial Agency Annex pursuant to which the identity of all principals for whom any party may act in connection with this Custodial Undertaking is disclosed, each party shall be responsible for the performance of its obligations hereunder as a principal. However, the execution and delivery of a Custodial Agency Annex shall not relieve any party of its obligations hereunder except as provided by applicable law.

N. USA PATRIOT Act Notice. Buyer and Seller each hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Buyer and Seller. Accordingly, prior to opening Buyer’s Account or Seller’s Account hereunder Custodian will ask Buyer and Seller to provide certain information including, but not limited to, name, physical address, tax identification number and other information that will help Custodian to identify and verify Buyer and Seller’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

IN WITNESS WHEREOF, the parties hereto have caused this Custodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of _________________.

BNP PARIBAS, NY BRANCH, as Agent for the Principals on Appendix A

By:	By:
Title:	Title:

Tax Identification Numbers: See Appendix A

By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

SCHEDULE I

SCHEDULE OF ELIGIBLE SECURITIES

Custodial Undertaking in connection with Master Repurchase Agreement dated as of between BNP PARIBAS, NY BRANCH, as Agent for the Principals on Appendix A (“Buyer”), —. (“Seller”) and THE BANK OF NEW YORK MELLON, (the “Agreement”).

U.S. TREASURIES	Yes/No	Margin	GNMA	Yes/No	Margin	PRIVATE LABELS MBS & CMOS	Yes/No	Margin
BILLS			TRUST RECEIPTS			> BBB-, Baa3,BBB-
BONDS			GNMA I/II-SINGLE FAMILY			<BB+,Ba1,BB+
NOTES			GNMA I/II-OTHERS-FIXED RATE			CMO TYPES:
STRIPS			GNMA I/II OTHERS-ADJUST. RATE			RESIDUALS
SYNTHETIC TREASURIES						INVERSE IO FLOATERS
(e.g., CATS, COUGRS, TIGRS)						IOETTES
			AGENCY MORTGAGE BACKS			INTEREST ONLY (IO)
			TRUST RECEIPTS			PRINCIPAL ONLY (PO)
AGENCY DEBENTURES			PASS THROUGH-FIXED RATE			INVERSE FLOATERS
FAMC (Fed Agriculture Mtge Corp)			PASS THROUGHS-ADJUST. RATE			SUPER FLOATERS
FCFAC (Farm Credit Finan. Assit.)			MBS STRIPS (IO,PO,RECOMB)			COMPANION FLOATERS
FFCB (Farm Credit System Banks)						SEQUENTIAL & Other FLOATERS
FmHA (Farmers Home Admin.)			AGENCY REMICS/CMOS			PAC & Other Scheduled FLOATERS
FHLB (Federal Home Loan Banks)			REMIC TYPES:			ZBONDS
FHLMC (Federal Home Loan Mtge)			RESIDUALS			COMPANION BONDS
FICO (Financing Corporation)			INVERSE IO FLOATERS			SEQUENTIAL BONDS
FLBB (Federal Land Bank Bonds)			IOETTES			TAC BONDS
FNMA (Federal Nat’l Mtge Corp)			INTEREST ONLY (IO)			PAC & OTHER SCHEDULED BONDS
REFCO (Resolution Funding Corp)			PRINCIPAL ONLY (PO)
SLMA (Student Loan Mtge Corp)			INVERSE FLOATERS
TVA (Student Loan Mtge Corp)			SUPER FLOATERS			ASSET BACKED SECURITIES
USPS (U.S. Postal Service)			COMPANION FLOATERS			>BBB-,Baa3,BBB-
AGENCY STRUCTURED NOTES			SEQUENTIAL & other FLOATERS			<BB+,Ba1, BB+
PAC & other Scheduled FLOATERS
Z BONDS
			COMPANION BONDS			CORPORATES
			SEQUENTIAL BONDS			Corporate Bond (>BBB-,Baa3,BBB-)
INTERNATIONAL AGENCIES			TAC BONDS			Corporate Bond (<BB+,Ba1, BB+)
ADBB (Asian Development Bank)			PAC & other SCHEDULED BONDS			Medium Term Note >BBB-,Baa3,BBB-
AFDB (African Development Bank)						Medium Term Note (<BB+,Ba1, BB+)
IADB (Inter-American Dev. Bank)
IFC (International Finance Corp)			MUNICIPAL BONDS			MONEY MARKETS
WLDB (World Bank)			>BBB-,Baa3,BBB-			COMMERCIAL PAPER (>A1/P1/F1)
			<BB+,Ba1, BB+			COMMERCIAL PAPER (<A2/P2/F2)
FDIC Guaranteed Debt under TLPG						BANKERS ACCEPTANCE
			EQUITIES			CD (DOMESTIC & EURO)
CASH	YES	100%	COMMON			BANK NOTES
PREFERRED

BUYER ACKNOWLEDGES AND AGREES THAT IF A CLASS OF SECURITY CONTAINS NEW ISSUES OF SECURITIES, SUCH NEW ISSUES OF SECURITIES SHALL BE DEEMED TO BE ELIGIBLE SECURITIES.

[LENDING AGENT, as Agent for Buyers on Appendix A]	[SELLER]	ACCEPTED:
BNP PARIBAS, NY BRANCH		THE BANK OF NEW YORK MELLON

By:	By:	By:
Title:	Title:	Title
Date:	Date:	Date:

SCHEDULE II

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of _____________.

BUYER

Name	Signature
_______________________________	___________________________________
_______________________________	___________________________________
_______________________________	___________________________________
_______________________________	___________________________________

SELLER

SCHEDULE III

Account Information for Delivery of Buyer's Securities and Cash

ABA:

Bank Name:

City:

Account Name:

Account Number:

SCHEDULE IV

ADDRESS FOR NOTICES

TO SELLER:

TO BUYER:

BNP PARIBAS, NY BRANCH

51 West 52nd Street

New York, NY 10019

TO CUSTODIAN:

The Bank of New York Mellon

Contract Management Services

385 Rifle Camp Road, 6th floor

Woodland Park, NJ 07424

Tel: 973-569-2375;

Fax: 973-569-2497

APPENDIX I

To:	The Bank of New York Mellon Contract Management Services
385 Rifle Camp Road, 6th floor
Woodland Park, NJ 07424
Tel: 973-569-2375;
Fax: 973-569-2497

This notice is given pursuant to Paragraph 5E of the Custodial Undertaking in Connection With Master Repurchase Agreement by and among BNP PARIBAS, NY BRANCH, as Agent for Principals on Appendix A ("Buyer"), ______________________ ("Seller") and The Bank of New York Mellon ("Custodian") dated as of ____________ (the "Custodial Undertaking"). Buyer hereby instructs Custodian to transfer the Purchased Securities and cash in Buyer's Account (as defined in the Custodial Undertaking) to:

ABA:

Bank Name:

City:

Account Name:

Account Number:

Date:

BNP PARIBAS, NY BRANCH, as Agent for Principals on Appendix A

By:
Title:

CUSTODIAL AGENCY ANNEX

This Annex forms a part of the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of _____________ (the "Custodial Undertaking") by and among BNP PARIBAS, NY BRANCH ("Agent"), as agent for the Principal(s) identified on Appendix A attached hereto (each, a "Buyer"), __________________________ ("Seller") and The Bank of New York Mellon ("Custodian"). Capitalized terms used but not defined shall have the meanings ascribed to them in the Custodial Undertaking.

1.	Representations and Warranties of Agent

In addition to the representations set forth in Section 3.A of the Custodial Undertaking, Agent hereby represents and warrants, which representations and warranties shall be deemed to be continuing during the term of any Transaction, that:

(a)       Each Buyer has duly authorized Agent to execute and deliver the Custodial Undertaking on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Master Repurchase Agreement and otherwise perform its obligations pursuant to the Master Repurchase Agreement and the Custodial Undertaking, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it; and

(b)       No Transaction effected hereunder shall be for the account of any third party not listed on Appendix A hereto.

(c)       Agent is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program compliant with the requirements of the USA PATRIOT Act (the “Act”) and the rules thereunder; (2) Agent is regulated by a federal functional regulator as that term is defined under 31.C.F.R. §103.120(a)(2); (3) Agent has implemented a customer identification program compliant with Section 326 of the Act that enables Agent to form a reasonable belief that it knows the true identity of its customers (including each Buyer), including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether any customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; (4) Agent is in compliance with its anti-money laundering program and its customer identification program; and (5) Agent will certify annually that it has implemented its anti-money laundering program and that it (or its agent) will perform all aspects of its customer identification program with respect to each Buyer.

2.	Multiple Buyers

(a)       Choice of Account(s). In the event that Agent proposes to act for more than one Buyer hereunder, Agent and Seller shall, subject to Custodian's prior consent, elect whether (i) to treat Transactions under the Custodial Undertaking as transactions entered into on behalf of separate Buyers, or (ii) to aggregate such Transactions as if they were transactions by a single Buyer. Failure to make such an election shall be deemed an election to treat Transactions under the Custodial Undertaking as transactions by a single Buyer.

(b)       Separate Accounts for Buyers. In the event that Agent and Seller (with Custodian's prior consent) elect to treat Transactions under the Custodial Undertaking as transactions on behalf of separate Buyers, the parties agree that (i) Custodian shall establish a separate Buyer's Account in the name of each Buyer, (ii) Agent will provide Seller and Custodian with Written Instructions specifying the portion of each Transaction allocable to the account of each of the Buyers for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Buyer); (iii) Custodian shall perform its obligations pursuant to Section 6 of the Custodial Undertaking on a Transaction-by-Transaction basis; and (iv) the parties' respective remedies under the Custodial Undertaking shall be determined as if Agent had entered into a separate Custodial Undertaking with the other party on behalf of each of its Buyers.

(c)       Omnibus Account for Buyer(s). In the event that Agent and Seller elect to treat Transactions under the Custodial Undertaking as if they were transactions by a single Buyer or Custodian's consent to establish separate Buyer's Accounts is not obtained, the parties agree that (i) Custodian shall establish one omnibus Buyer's Account in which all Buyers' interests with respect to Transactions shall be commingled, (ii) Custodian shall perform its obligations pursuant to Section 6 on a Transaction-by-Transaction basis; and (iii) the parties' respective remedies under the Custodial Undertaking shall be determined as if all Buyers were a single Buyer.

3.         Custodian Not Responsible for Buyer Confirmations. Notwithstanding any provision in the Custodial Undertaking to the contrary, all confirmation statements prepared by Custodian pursuant to the Custodial Undertaking shall be delivered to Agent and Custodian shall have no responsibility for providing any Buyer with confirmation statements reflecting Purchased Securities or cash positions in a Buyer's Account.

4.         Rescinded Authority. Agent shall provide Seller and Custodian promptly with a revised Appendix A whenever a Buyer rescinds Agent's authority to perform its obligations pursuant to the Custodial Undertaking.

5.        Inconsistency with Agency Annex to Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of any agency annex to the Master Repurchase Agreement and this Custodial Agency Annex, the terms and conditions of this Custodial Agency Annex shall govern.

IN WITNESS WHEREOF, the parties have caused this Annex to be executed by their respective officers, thereunto duly authorized, as of ___________________.

AGENT:

BNP PARIBAS, NY BRANCH

By:	By:
Title:	Title:

By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

Appendix A

Principals/Buyers	TAX ID #

AMENDMENT AND SUPPLEMENT

TO

CUSTODIAL UNDERTAKING

(Matching Instructions; Settlements; Rolled Transactions)

AMENDMENT AGREEMENT dated as of _______________ among BNP PARIBAS, NY BRANCH, as agent for the Principal(s) identified on Appendix A attached hereto (“Buyer”), ”), ____________________________ (“Seller”) and The Bank of New York Mellon (“Custodian”).

WHEREAS, the parties hereto have entered into that certain Custodial Undertaking in Connection with Master Repurchase Agreement (the "Custodial Undertaking") dated as of ____________; and

WHEREAS, the parties wish to amend the Custodial Undertaking in certain respects; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings given them in the Custodial Undertaking;

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	The following provisions are added to paragraph 1 of the Custodial Undertaking:

“Operating Guidelines” shall mean the procedures, practices, operational and informational requirements, and processing time frames pertaining to this Custodial Undertaking, as made available to Buyer and Seller electronically or in writing from time to time (including by email). The Operating Guidelines may be amended from time to time by Custodian upon thirty (30) days prior written notice to Buyer and Seller (or such other time as Custodian may specify in such notice). All Transactions hereunder shall be subject to the Operating Guidelines. The Operating Guidelines shall be made available to Seller and Buyer either electronically or in hard copy form.

“Settlement Window" shall mean, for any Transaction subject to this Custodial Undertaking, the time frame on any Business Day beginning and ending at the times specified in the Operating Guidelines.”

“The terms “financial asset”, “securities account”, “securities intermediary” and “security entitlement” shall have the meanings set forth in Article 8 of the UCC.”

2.	Paragraph 2.A of the Custodial Undertaking is hereby amended to read in its entirety as follows

“A. (i) Seller and Buyer hereby appoint Custodian as custodian and securities intermediary of financial assets and as depository bank for cash transferred to Custodian in connection with Transactions subject to this Custodial Undertaking, and as their agent to effect Transactions. Custodian hereby accepts appointment as custodian, securities intermediary, depository bank and agent. The parties acknowledge and agree that notwithstanding anything to the contrary herein (including without limitation, the reference to cash in the definition of Eligible Securities), cash deposited with Custodian hereunder shall be carried on its books as deposit liabilities to Seller and Buyer (as applicable).

(ii) Buyer’s Account shall consist of a securities account for securities and other financial assets held therein and a “deposit account” (within the meaning of Section 9-102 of the UCC) for cash credited thereto. Buyer shall have a security entitlement with respect to all securities and financial assets transferred to Buyer’s Account.”

3.	Paragraph 4 of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“4. DEPOSIT OF CASH AND ELIGIBLE SECURITIES

A. Matching Instructions; Binding Agreement; Additional Information. (i) On any Business Day, Seller and Buyer each may deliver (or cause a third party vendor acceptable to Custodian to deliver on its behalf) to Custodian, with a copy to the other, Written Instructions for a Transaction subject to this Custodial Undertaking. All such Written Instructions shall be given in electronic form in accordance with the Operating Guidelines as to information required (“Required Information”), manner of delivery, timeliness of delivery and otherwise. Written Instructions for any Transaction may be modified or replaced by subsequent Written Instructions. The Written Instructions most recently received from Seller and Buyer containing the same Required Information, or if delivered by one party and affirmed by the other party through Custodian’s systems, shall constitute Seller’s and Buyer’s matching instructions (“Matching Instructions”) and binding agreement to enter into a Transaction pursuant thereto, unless such Transaction is canceled pursuant to subsequent Matching Instructions. Custodian shall confirm to Seller and Buyer its receipt of all Matching Instructions. Custodian shall not settle any Transaction hereunder or continue any Transaction as a Rolled Transaction (as defined in Paragraph 4.D hereof) unless it receives Matching Instructions for such Transaction or Rolled Transaction, as the case may be, from Buyer and Seller.

(ii) Seller and Buyer shall also include in their respective Written Instructions, for informational purposes only and without binding effect under this Custodial Undertaking, additional information as may be specified by Custodian from time to time (e.g., designated collateral type for such Transaction by reference to industry standard collateral identifiers; underlying deal structure, etc.). Notwithstanding the inclusion of any such additional information, Custodian shall process Transactions hereunder solely on the basis of the Required Information set forth in Matching Instructions.

B. Seller's Transfer of Securities. By the close of business on the Purchase Date for a Transaction hereunder, Seller shall transfer, or cause to be transferred, to Seller's Account sufficient Eligible Securities to complete such Transaction. In connection therewith, Seller shall deliver to Custodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each Eligible Security and, where applicable, the CUSIP number for the Eligible Security. If agreed between Seller and Custodian, Seller may instruct (including through standing instructions) Custodian to identify Eligible Securities in Seller's Account to be transferred to the applicable Buyer's Account.

C. Buyer's Purchase Price. On the Purchase Date for a Transaction subject to this Custodial Undertaking, prior to the time specified in the Operating Guidelines Buyer shall transfer (or cause to be transferred) to the relevant Buyer's Account sufficient cash such that the total cash balance in Buyer's Account after such transfer is not less than the Purchase Price contained in the Matching Instructions for the Transaction.”

“D. Rolled Transactions. Notwithstanding any other provision of this Custodial Undertaking, the parties agree that a maturing Transaction may be continued as a new Transaction hereunder pursuant to Matching Instructions delivered to Custodian (each, a “Rolled Transaction”), provided that:

(i) Custodian shall have received Matching Instructions and any additional funds or Eligible Securities required by the Matching Instructions for the Rolled Transaction not later than the times specified in the Operating Guidelines;

(ii) the Purchase Date for the Rolled Transaction shall be the Repurchase Date of the maturing Transaction and the Eligible Securities for the Rolled Transaction shall be the same as the Eligible Securities for the maturing Transaction; and

(iii) prior to processing a Rolled Transaction, Custodian shall not be required to (1) transfer the Repurchase Price to Buyer’s Account for the maturing Transaction, or (2) transfer the Purchased Securities to Seller’s Account for the maturing Transaction, except for any portion thereof that exceeds the amount required for the Rolled Transaction.

In settling a Rolled Transaction hereunder (a) the Purchase Price for the Rolled Transaction shall be deemed to have been paid by the Seller retaining the funds received by it in respect of the maturing Transaction, and (b) the Purchased Securities shall be deemed to have been purchased by the Buyer retaining the Purchased Securities purchased by the Buyer in the maturing Transaction. Each Rolled Transaction shall be a “Transaction” under this Custodial Undertaking and the Master Repurchase Agreement and may, in turn, become another Rolled Transaction in accordance with the terms set forth in this Paragraph 4.D.”

4.	The first paragraph of 5.A of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“A. Purchase Date. Except with respect to Rolled Transactions, on the Purchase Date for any Transaction subject to this Custodial Undertaking, Custodian shall transfer to Seller's Account cash from Buyer's Account in an amount equal to the Purchase Price and transfer from Seller's Account to Buyer's Account Eligible Securities in accordance with the Matching Instructions for such Transaction, subject to the following provisions:”

5.	Paragraph 5.C of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“C. Custodian's Inability to Settle Transactions. (i) If Custodian has received Matching Instructions but is unable to settle a Transaction on a Purchase Date pursuant thereto because Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer's Account or Seller's Account, respectively, Custodian shall as promptly as practicable notify Buyer and Seller and await the receipt of cash or Eligible Securities (as the case may be). If Custodian has not received sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities from Seller by the close of Custodian’s securities processing system or the appropriate Clearing Corporation or by the time specified in the Operating Guidelines with respect to Physical Securities, Custodian shall notify Seller and Buyer and they may in their discretion deliver new Matching Instructions containing revised terms. Custodian shall settle the Transaction pursuant to such new Matching Instructions (if received). If Custodian does not receive such new Matching Instructions by the time specified in the Operating Guidelines, Seller and Buyer irrevocably authorize and direct Custodian to effect the Transaction as follows: (a) Custodian shall in accordance with Seller’s Oral or Written Instructions (which may be standing instructions) transfer Eligible Securities from Seller’s Account to Buyer’s Account against the transfer of cash from Buyer’s Account to Seller’s Account in an amount not to exceed the Margin Value of such Eligible Securities, (b) the cash amount so transferred shall be deemed to be the Purchase Price for such Transaction, (c) Custodian shall recalculate the Repurchase Price for the Transaction based on the Pricing Rate for the Transaction, and (d) the remaining terms of the Transaction shall be determined in accordance with the original Matching Instructions for such Transaction.

(ii) The parties agree that the foregoing procedures are subject to change upon thirty (30) days prior written notice from Custodian describing the material changes to the Operating Guidelines.”

6.	Paragraph 6.B of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“B. Substitutions of Purchased Securities. Buyer hereby authorizes Custodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities from Buyer’s Account to Seller’s Account against transfer to Buyer's Account of substitute Eligible Securities ("Substitute Eligible Securities") determined by Custodian to have an aggregate Margin Value not less than the aggregate Margin Value of the Purchased Securities being substituted.”

7.	Paragraph 7 of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“7. REPURCHASE DATE

(a) Except with respect to Rolled Transactions, on the Repurchase Date for any Transaction subject to this Custodial Undertaking, unless Custodian has previously received a Notice of Default from Buyer or Seller, or Custodian has previously transferred the Purchased Securities from Buyer’s Account pursuant to Buyer’s instructions and Buyer has not transferred the Purchased Securities back to Buyer’s Account, Custodian is hereby irrevocably authorized and directed to transfer the Purchased Securities from the appropriate Buyer's Account to Seller’s Account against transfer of the Repurchase Price from Seller's Account to such Buyer's Account in accordance with the Matching Instructions for such Transaction (the “Transaction Unwind”), subject to the following terms. Custodian shall perform the Transaction Unwind by the end of the Settlement Window. If by the end of the Settlement Window Seller has not caused Seller's Account to contain sufficient cash available to complete the Transaction Unwind (whether through funds transfers, proceeds received or to be received from new repurchase transactions (including Transactions hereunder) or otherwise), Custodian shall notify Seller and Buyer. Seller and Buyer may in their discretion deliver new Matching Instructions containing revised terms for the Transaction, and Custodian shall settle the Transaction Unwind pursuant thereto. In the absence of such new Matching Instructions or further Written Instructions from Buyer, Seller shall deliver to Custodian Written Instructions identifying which Purchased Securities (if any) are to be repurchased and their Repurchase Price. Custodian shall comply with such Written Instructions, provided that Seller and Custodian have agreed on the process to be utilized for such purpose.

(b) Any Transaction designated as “open” pursuant to Matching Instructions (i.e., a Transaction with no specified Repurchase Date), may be terminated on any Business Day upon Custodian’s receipt of Written Instructions from either Buyer or Seller (copied to the other party) not later than the time specified in the Operating Guidelines; thereafter, upon Custodian’s receipt of Matching Instructions from Seller and Buyer by the close of business on such Business Day.

(c) In performing hereunder, Custodian may in its sole discretion process Transaction Unwinds on a provisional basis prior to final settlement, it being agreed that Custodian may reverse any provisional entries in Buyer’s and Seller’s Account if it is unable to complete Transaction Unwinds pursuant to the terms hereof.”

8.	Paragraph 9.E of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“E. Custodian Fee. Custodian shall be entitled to receive and Seller agrees to pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Seller and Custodian's out-of-pocket expenses. In consideration of Custodian accepting Written Instructions from Buyer pursuant to paragraph 4A of the Custodial Undertaking (as amended hereby), Buyer agrees to pay to Custodian such fees as shall be set forth in writing. Such fees may be amended from time to time upon not less than thirty (30) days prior notice to Buyer.”

9.	Paragraph 9.F of the Custodial Undertaking is hereby amended to read in its entirety as follows:

“F. Reliance on Oral/Written Instructions. (i) Subject to the terms below, Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Custodian agrees to act as promptly as practicable under the circumstances in carrying out Written Instructions and Oral Instructions. Seller and Buyer agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Seller and Buyer agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

(ii) If Custodian receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (a) computer facsimile, the Internet or other insecure electronic method, or (b) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Seller and Buyer agree that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Seller and Buyer shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Custodian and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with due care.

(iii) Seller and Buyer each agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Seller and Buyer each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(iv) Seller and Buyer may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet, Seller and Buyer acknowledge that such transmissions are not encrypted and therefore are insecure, and that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service. Seller and Buyer agree that Custodian shall not be responsible for any loss, damage or expense as a result of the use of such methods, unless caused by Custodian’s gross negligence or willful misconduct.”

10.	Seller and Buyer each hereby makes with respect to this Amendment the same representations and warranties as it made with respect to the Custodial Undertaking.

11.	This Amendment shall be governed by the laws of the applicable Custodial Undertaking.

12.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

13.	From and after the execution hereof, any reference to the Custodial Undertaking shall be a reference to the Custodial Undertaking as amended hereby. Except as amended hereby, the Custodial Undertaking shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

THE BANK OF NEW YORK MELLON

By:	By:
Title:	Title:
By:
Title:

BNP PARIBAS, NY BRANCH

By:
Title:

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

This Custodial Undertaking In Connection With Master Repurchase Agreement (the "Agreement") is made and entered into as of the date set forth below by and among _______________ ("Seller"), BNP Paribas New York Branch, as Agent for the Principals listed on Exhibit A ("Buyer"), and JPMorgan Chase Bank, N.A. ("Bank").

WHEREAS, Buyer and Seller have entered into a Master Repurchase Agreement (the "Repurchase Agreement") dated ___________; and

WHEREAS, Buyer and Seller have requested that Bank undertake certain agency and custodial functions in connection with the Repurchase Agreement pursuant to the terms hereof; and

WHEREAS, Bank has agreed to act as agent and custodian for Seller and Buyer in connection with the Repurchase Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions.

(a)       Additional Purchased Securities. Securities provided by Seller and held by Bank for the benefit of Buyer to attain the Margin Value.

(b)       Business Day. Any day, from Monday through Friday, on which Bank and Seller are open to transact business.

(c)       Buyer's Account. The meaning set forth in Section 2 of this Agreement.

(d)       Clearing Corporation. The meaning set forth in Section 7(h) of this Agreement.

(e)       Event of Default. An Event of Default on the part of Seller or Buyer pursuant to the Repurchase Agreement.

(f)       Income. With respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon.

(g)       Margin Percentage. l02% or such other percentage as is specified on Schedule 1 hereto. Unless otherwise specified on Schedule 1 hereto, the Margin Percentage for cash shall be 100%.

(h)       Margin Value. With respect to any Repurchase Transaction, the amount obtained by dividing the Market Value of each Security by the applicable Margin Percentage and aggregating such amounts. The Margin Value of Securities shall equal or exceed the Purchase Price at the times calculated by Bank pursuant to this Agreement.

(i)       Market Value. The most recently available closing bid price (usually from the previous Business Day) for the particular Security as made available to Bank by a recognized pricing service which Bank uses for pricing such Security, plus, with respect to debt Securities, any accrued interest on such Securities (to the extent not reflected in such pricing). If no price is available, Bank shall be authorized to price any Security by contacting any dealer designated as a "primary dealer" by the Federal Reserve Bank of New York and relying upon any price quoted by such "primary dealer" as if it were quoted by a recognized pricing service or Bank may price such Security in accordance with the methodology utilized by Bank for such purpose in the ordinary course of its business. Notwithstanding the foregoing, banker's acceptances, commercial paper, certificates of deposit and cash shall be valued at face value.

(j)       Purchase Date. With respect to any Repurchase Transaction, the Business Day on which Purchased Securities are sold to Buyer by Seller.

(k)       Purchase Price. With respect to any Repurchase Transaction, the price at which Purchased Securities are sold to Buyer by Seller.

(l)       Purchased Securities. The Securities sold by Seller to Buyer (including Securities substituted therefor) under a Repurchase Transaction. Purchased Securities shall also include Additional Purchased Securities.

(m)       Repurchase Date. With respect to any Repurchase Transaction, the Business Day on which Seller is to repurchase the Purchased Securities from Buyer, which date may be the Business Day after the Purchase Date.

(n)       Repurchase Price. With respect to any Repurchase Transaction, the price at which Purchased Securities are to be repurchased upon termination thereof.

(o)       Repurchase Transaction. A transaction whereby Seller sells certain Securities to Buyer, subject to Buyer's agreement to resell such Securities to Seller at a future date at a stated price plus a price differential, all pursuant to and in accordance with the Repurchase Agreement.

(p)       Securities. Debt obligations issued or guaranteed directly or indirectly by the United States government or any agency, instrumentality or establishment thereof (including, without limitation, government-sponsored enterprises and entities the obligations of which are registered in the form of an entry on the records of the Federal Reserve Bank of New York) or such other securities or property identified on Schedule 1 hereto. Securities shall always include cash.

(q)       Seller's Account. The meaning set forth in Section 2 of this Agreement.

(r)       Term Repurchase Transaction. The meaning set forth in Section 3(g) of this Agreement.

Any references to time shall mean the time in effect in New York, New York.

All provisions in this Agreement for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of United States dollars in immediately available funds.

2.	Maintenance of Accounts.

(a)       Each of Seller and Buyer hereby appoints Bank as custodian of all Securities at any time delivered to, and accepted by, Bank on its behalf in connection with this Agreement and as its agent to effect Repurchase Transactions as specified in this Agreement. Bank hereby accepts appointment as custodian and agent and agrees to establish and maintain Buyer's Account (as defined below) as provided hereunder.

(b)       Bank maintains a cash account for cash and a custody account for securities and other property for the benefit of Seller (collectively, "Seller's Account"). Buyer instructs Bank to establish and maintain a cash account for cash and a custody account for securities and other property for the benefit of Buyer (collectively, "Buyer's Account"). Bank hereby acknowledges that Bank holds Buyer’s Account and all securities, cash or other property from time to time deposited in Buyer’s Account, as bailee and securities intermediary on Buyer’s behalf, subject to this Agreement. Bank shall segregate all securities, cash and other property in Buyer's Account from the assets of Bank or other persons in its possession by appropriate identification on the books and records of Bank. Bank hereby waives any security interest, lien or right of setoff against Buyer's Account and the property therein.

(c)       Bank and Buyer intend that the receipt and maintenance by Bank of property in Buyer's Account and property received by Bank from Buyer in connection with this Agreement until credited to Buyer's Account shall constitute a bailment under the laws of the State of New York subject to this Agreement and not a debtor-creditor relationship. With respect to cash, Bank and Buyer intend to create a special deposit account in favor of Buyer. Bank shall not pay any interest on any cash held at any time in Buyer's Account. The parties intend that: (i) Buyer’s custody account shall be a “securities account”, (ii) Bank shall be a “securities intermediary” and (iii) all property in Buyer’s Account, other than cash, shall be a “financial asset” and “investment property” (as such terms are defined in revised Articles 8 and 9 of the Uniform Commercial Code as the same may be (or deemed to be) in effect pursuant to applicable law or regulation). The parties acknowledge that Bank is a commercial bank acting as custodian for Buyer as a customer in connection with the securities contracts contemplated by this Agreement, and therefore, Buyer is a “financial institution” within the meaning of Section 101 of the federal Bankruptcy Code.

(d)       All property from time to time in Seller’s Account shall be owned and controlled solely by Seller, and except as otherwise provided in this Agreement, Bank shall follow only Seller’s instructions with respect to Seller’s Account. All property from time to time in Buyer’s Account shall be owned and controlled solely by Buyer, and except, as otherwise provided in this Agreement, Bank shall follow only Buyer’s instructions (including the instruction contained in the next sentence) with respect to Buyer’s Account. The provisions of this Agreement set forth circumstances in which Seller may give Bank instructions with respect to the transfer of Securities in Buyer’s Account, and Buyer hereby instructs Bank to follow such instructions of Seller in accordance with the provisions of this Agreement.

3.	Specific Repurchase Transactions.

(a)       Upon receipt of instructions from Seller on the Purchase Date specifying the Purchased Securities, Purchase Price and Purchase Date with respect to a Repurchase Transaction, Bank shall on the Purchase Date, debit Buyer's Account in an amount equal to the Purchase Price and credit the Purchase Price to Seller's Account against the transfer of the Purchased Securities required to attain the Margin Value from Seller's Account to Buyer's Account. On the Repurchase Date, with further instructions from Seller, Bank shall transfer the Purchased Securities from Buyer's Account to Seller's Account against the credit to Buyer's Account of immediately available funds in an amount specified by Seller which shall not be less than the Purchase Price and the debit of such amount from Seller's Account.

(b)       Bank shall be responsible for verifying that all Purchased Securities are Securities.

(c)       Without any liability resulting to Bank, Bank may, but shall not be required to, effectuate a Repurchase Transaction in part in the event that either (i) Buyer fails timely to cause Buyer's Account to be credited with an amount at least equal to the Purchase Price or (ii) Seller fails timely to cause Seller's Account to be credited with the Purchased Securities required to attain the Margin Value and Bank does not advance the amount of such deficiency as contemplated in Section 3(d) below. In any such event, Seller and Buyer shall remain obligated to each other pursuant to the terms of the Repurchase Agreement.

(d)       Notwithstanding anything to the contrary in this Agreement, it is expressly agreed and acknowledged by Buyer and Seller that Bank is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Repurchase Transactions, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Bank is not undertaking to make credit available to Seller or Buyer to enable it to complete Repurchase Transactions. However, in the event that the Margin Value of the Purchased Securities in Seller's Account does not equal or exceed the Purchase Price, or there is insufficient cash in Seller's Account to fulfill Seller's obligations to Buyer on the Repurchase Date or on any Business Day during a Term Repurchase Transaction as such obligations are specified to Bank, Bank may, at Bank's option and without notice to Seller, advance the amount of such deficiency on Seller's behalf and Seller shall be obligated to repay such amount on demand to Bank, plus interest at a rate to be determined from time to time. Notwithstanding the fact that Bank may from time to time make advances or loans pursuant to this paragraph or otherwise extend credit to Seller, whether or not as a regular pattern, Bank may at any time decline to extend such credit for any reason, including, but not limited to, if Bank believes Seller to be insecure or Bank believes Seller's ability to perform its obligations hereunder may be impaired, or if Bank is precluded from extending such credit as a result of any law, regulation or applicable ruling. Notwithstanding anything in this Agreement to the contrary, Bank shall not be obligated to transfer from Seller's Account to Buyer's Account any cash or securities which it has a right not to transfer pursuant to any agreement between Seller and Bank.

(e)       If instructions are not timely received by Bank from Seller with respect to specific Purchased Securities which are to be transferred from Seller's Account to Buyer's Account in connection with a Repurchase Transaction, Bank may transfer in Bank's sole discretion any Securities with a Margin Value equal to or greater than the Purchase Price.

(f)       Seller may substitute other Securities for any Purchased Securities without notice to Buyer provided that the Purchased Securities in Buyer's Account after the substitution have a Margin Value equal to or greater than the Purchase Price.

(g)       In connection with any Repurchase Transaction the Repurchase Date of which is not the Business Day immediately following the Purchase Date (each, a "Term Repurchase Transaction"), Bank shall (i) transfer at the beginning of each Business Day after the Purchase Date (but not including the Repurchase Date) all Purchased Securities subject to such Repurchase Transaction from Buyer's Account to Seller's Account against the transfer from Seller's Account to Buyer's Account of cash in an amount equal to the Purchase Price for such Repurchase Transaction (such cash to constitute cash margin unless otherwise specified by Seller) and (ii) transfer at the end of each Business Day after the Purchase Date (but not including the Repurchase Date) from Buyer's Account to Seller's Account such cash margin against the transfer from Seller's Account to Buyer's Account of Securities having a Margin Value equal to or greater than the amount of such cash margin.

(h)       Seller and Buyer agree that in effecting Repurchase Transactions, Bank's transfers between Seller's Account and Buyer's Account, including without limitation, substitutions, are intended to be, and shall be deemed to be, simultaneous.

(i)       Buyer and Seller agree and acknowledge that the amounts and values of cash and Securities to be transferred by Bank in accordance with the provisions of this Agreement may differ from those required in accordance with the provisions of the Repurchase Agreement, and Bank shall have no liability in respect of any such differences. Seller and Buyer shall in all events remain obligated to each other pursuant to the terms of the Repurchase Agreement.

4.       Income. Bank shall credit to Seller's Account all Income paid by or on behalf of issuers in respect of Purchased Securities in the event that any such amounts are received by Bank. Notwithstanding the foregoing, in the event Bank receives a written notice from Buyer of an Event of Default by Seller, Bank shall credit such amounts thereafter received by Bank to Buyer's Account. Bank shall be entitled to withhold taxes or other levies, if any, on Income received by Bank prior to crediting it to Seller's Account or Buyer's Account, as applicable. Seller and Buyer hereby acknowledge that all payments of Income are subject to the rules and procedures of the appropriate Clearing Corporation.

5.       Bank’s Obligation to Hold Purchased Securities. Seller, Buyer and Bank agree that the Securities in Buyer’s Account from time to time will be held for Buyer by Bank as bailee and securities intermediary on Buyer’s behalf, that the Bank will follow instructions directing transfer with respect to any Securities in Buyer’s Account in accordance with Sections 2, 3 and 10 hereof and this Section 5. Buyer~~,~~ and Seller hereby represent to Bank that, Buyer is not permitted to sell, assign, pledge or otherwise transfer (“Rehypothecate”) any Security in Buyer’s Account that is subject to a Repurchase Transaction and the Buyer, the Seller and the Bank hereby agree that except as permitted by Section 3 in connection with effectuating a Repurchase Transaction or by Section 10 upon an Event of Default by Seller, no Rehypothecation may be effectuated from Buyer’s Account unless Bank receives a joint instruction from Buyer and Seller.

6.       Daily Statement to Seller and Buyer. Bank shall send to Seller and Buyer a statement describing the Purchased Securities held in Buyer's Account as of the close of each Business Day. The statement shall be sent by the close of the Business Day following the date to which such statement applies. The statement shall include the Market Value of such Purchased Securities as of the date to which the statement applies. No statement will be sent with respect to a Business Day on which there are no Purchased Securities in Buyer's Account as of the close of the Business Day. Buyer and Seller shall promptly review all such statements and shall promptly advise Bank of any error, omission, or inaccuracy in the Purchased Securities positions reported. Bank shall undertake to correct any errors, failures, or omissions that are reported to Bank by Buyer or Seller to the extent possible. Any such corrections shall be reflected on subsequent statements.

7.	Care of Property; Reliance on Instructions; and Pricing of Securities.

(a)       Bank shall exercise the reasonable care of a professional custodian with respect to property in Seller's Account and Buyer's Account. Notwithstanding anything to the contrary in this Agreement, Bank shall not be liable for any costs, expenses, damages, liabilities or claims (collectively, "Damages"), resulting from its action or omission to act in connection with this Agreement, except to the extent that such Damages result from the negligence or willful misconduct of Bank. In the case of loss of property in Buyer's Account caused by Bank's negligence or willful misconduct, Bank's liability for lost property shall be limited to the Market Value thereof at the date of the discovery of such loss. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL BANK BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS) EVEN IF BANK HAS BEEN ADVISED AS TO THE POSSIBILITY THEREOF AND REGARDLESS OF THE FORM OF ACTION. Bank, at its option, may insure itself against loss from any cause but shall be under no obligation to obtain insurance directly for the benefit of either Seller or Buyer. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System or with any rules or regulations of the Office of the Controller of the Currency. Bank shall not be liable for any acts or omissions of the other parties to this Agreement. Bank shall not have any duty to require that any cash, securities or other property be delivered to it or to determine that the amount and form of property deposited in the accounts comply with any applicable requirements other than as specified in this Agreement.

(b)       Bank, at any time, without any resulting liability to it, may act hereunder in reliance upon any instructions or notices Bank believes to be genuine; provided, however, that all instructions and notices to Bank shall be by a signed writing (via telecopy or otherwise), by electronic communication or by oral communication, including the code which may be assigned by Bank to Buyer from time to time. Instructions to Bank from Seller may also be given in the manner specified in the Clearance Agreement between Bank and Seller. Bank reserves the right to confirm payment orders and/or institute any other reasonable security procedures to verify payment orders or other instructions.

(c)       Until written notice to the contrary is given to another party to this Agreement by Buyer and such other party has had a reasonable time to amend its records, such other party shall be entitled to act on the belief that the persons listed on Schedule 2 hereto (whether or not any such person is an officer or employee of Buyer) are authorized to act on behalf of Buyer, and that any one of them has authority to transfer Securities, give notices and otherwise act under this Agreement on behalf of Buyer. In addition, a party shall be entitled to assume that any person whom it in good faith believes is authorized to act on behalf of Buyer is authorized to act on behalf of Buyer and has authority to transfer Securities, give notices and otherwise act under this Agreement on behalf of Buyer.

(d)       All transfers of cash from Buyer to Bank shall be made to the appropriate account listed on Schedule 2 hereto, unless otherwise specified in a notice to Buyer by Bank. All transfers of cash from Bank to Buyer shall be made to the appropriate account listed on Schedule 2 hereto, until otherwise specified in a written notice to Bank by Buyer with Bank having had a reasonable time to amend its records.

(e)       Bank may rely upon a recognized pricing service (or its equivalent as provided in the definition of Market Value) or a recognized credit rating service in determining the Market Value or credit rating of the Securities, as applicable, and shall in no circumstances be liable for any errors made by such service or its equivalent.

(f)       All credits, debits or transfers shall be deemed to have been completed at such time as recorded on Bank's books.

(g)       Bank shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Bank. Bank shall have no discretion whatsoever with respect to the management, disposition or investment of Buyer's Account or Seller's Account and is not a fiduciary to Buyer or Seller.

(h)       Transfer of Securities to Bank hereunder may be accomplished by crediting a proprietary or pledgee account of Bank with the Federal Reserve Bank of New York, The Depository Trust and Clearing Corporation, the Government Securities Clearing Corporation or any other central securities depository or clearing agency which it is or may become standard market practice to use for the comparison and settlement of securities trades (each, a "Clearing Corporation") or by delivery of physical certificates to Bank in negotiable form. Seller and Buyer agree that Bank's use of a Clearing Corporation in connection with the Repurchase Transactions contemplated under this Agreement is authorized and shall fully comply with all terms and conditions of this Agreement regarding Bank's transfer and custody of such Securities. Buyer and Seller acknowledge and understand that all transfers of Securities by a Clearing Corporation will be subject to the then applicable rules and procedures of such Clearing Corporation. Bank shall not be responsible for the risk of holding Securities through Clearing Corporations; no Clearing Corporation shall be, or shall be deemed to be, an agent of Bank; Bank shall have no liability for the acts or omissions of any Clearing Corporation and Bank assumes no credit risk, including insolvency or bankruptcy risk, with respect to any such entity. Notwithstanding anything to the contrary contained in this Agreement, Bank shall be authorized, in its discretion, to accept a trust receipt from any securities intermediary as a Security.

(i)       Bank is not a party to the Repurchase Agreement. Bank has not examined the Repurchase Agreement, has no responsibility for the content thereof and is not, and shall not be deemed to be, on notice as to any provision thereof. Bank's obligations hereunder shall not be affected by, nor does Bank assume any liability under, the Repurchase Agreement.

(j)       Bank shall not be deemed to have independent knowledge or notice of the existence of an Event of Default. Bank shall be entitled to rely on Buyer's or Seller's written notice (including, without limitation, telecopy notice) thereof and shall have no duty to inquire into the nature or validity of an Event of Default.

(k)       Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall not be deemed to be negligent or have engaged in willful misconduct in any action taken or omitted by Bank in good faith in conformity with such advice or opinion.

(l)       Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and shall not be liable for:

(i)       subject to Section 3(b) hereof, the title, validity or genuineness of any securities, other property or document;

(ii)       the legality of the purchase, sale, delivery or transfer of any securities or other property, the propriety of the price for which the same is acquired, sold, delivered or transferred or the enforceability of any trust receipt received by Bank pursuant to this Agreement;

(iii)       the due authority to act on behalf of Buyer of any person Bank in good faith believes is authorized to act on behalf of Buyer;

(iv)       the due authority to act on behalf of Seller or any person Bank in good faith believes is authorized to act on behalf of Seller;

(v)       the due authority of Seller, Buyer or any entities for which Buyer acts to deliver, transfer, obtain or hold any particular property pursuant to this Agreement.

(m)       Buyer and Seller agree that Bank shall have no obligation to monitor whether any Securities transferred or to be transferred hereunder derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations or one or more currencies, commodities, indices or other factors ("Derivative Securities"). Accordingly, the parties agree that notwithstanding anything to the contrary in this Agreement, it shall be Buyer's and Seller's responsibility to ensure that Securities do not include Derivative Securities unless they have otherwise agreed. Bank shall have no liability whatsoever for any loss, damage or expense arising out of any ineligibility of Derivative Securities which are the subject of Repurchase Transactions.

(n)       Bank does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any exemptions from registration under the Securities Act of 1933, as amended, or of any other state or federal securities laws.

(o)       Notwithstanding anything to the contrary in this Agreement, Bank shall not be required to buy or sell or arrange for the purchase or sale of any Securities in connection with this Agreement or to follow any instructions other than those directing the transfer of Securities.

(p)       In the event the funds or Securities available in Buyer’s Account or Seller’s Account are inadequate to effectuate Repurchase Transactions in accordance with Section 3 hereof, Bank shall have no obligation to perform the functions specified in Section 3 hereof.

8.       Compensation. Seller hereby agrees to pay Bank compensation for the services to be rendered hereunder, based upon rates which shall be determined from time to time in a manner agreed upon by Bank and Seller.

9.       Indemnification. (a) Seller and Buyer hereby agree, jointly and severally, to indemnify Bank for, and hold it harmless against, any loss, liability or expense in connection with, arising out of or in any way related to this Agreement or the Repurchase Agreement, or any action or omission by Bank in connection with this Agreement, including the reasonable costs, expenses and fees of attorneys chosen by Bank incurred in defending any claim of such liability, except that Seller and Buyer shall not be liable for any loss, liability or expense to the extent that it is determined to be the direct result of acts or omissions on the part of Bank constituting negligence or willful misconduct. These indemnification obligations shall survive the termination of any Repurchase Transaction, the Repurchase Agreement, this Agreement or all of them. For purposes of this Section, "Bank" shall mean Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company and any director, officer, employee or agent of any of the foregoing.

(b) If Buyer pays any amounts to Bank pursuant to Paragraph 9(a) above, which are Losses caused by Seller, then Seller shall, upon demand by Buyer, promptly reimburse Buyer for all such amounts. If Seller pays any amounts to Bank pursuant to Paragraph 9(a) above, which are Losses caused by Buyer, then Buyer shall, upon demand by Seller, promptly reimburse Seller for all such amounts.

10.	Event of Default; Continuing Disputes; Effect of Notice of Levy, Etc.

(a)       If either Buyer or Seller shall declare an Event of Default, it shall promptly deliver a written notice of an Event of Default to Bank and to the other party. Such notice shall identify the name of the defaulting party, the Event of Default and the Repurchase Transactions which are the subject of such Event of Default. Bank shall promptly notify the defaulting party of Bank's receipt of a written notice of an Event of Default.

(b)       From and after Bank's receipt of a written notice of an Event of Default from Buyer or Seller, Bank is hereby instructed not to follow the instructions of the defaulting party with respect to the non-defaulting party’s Account, Bank shall be entitled to follow the instructions of the nondefaulting party with respect to the non-defaulting party’s Account and, if the non-defaulting party is Seller, Bank is hereby further instructed to follow the instructions of Seller to accept into Buyer’s Account cash in substitution of any Securities therein provided that the Securities in Buyer’s Account after the substitution have a Margin Value equal to or greater than the Purchase Price. Bank shall have no obligation to verify any amount(s) owed by Seller to Buyer pursuant to the Repurchase Agreement. Without any liability resulting to Bank, Bank shall be entitled to rely solely on Seller's instructions specifying the amount of cash to credit to Buyer's Account in connection with a substitution effected in accordance with this Section. In no event shall Bank have any duty to sell or otherwise foreclose or enforce any lien upon or security interest in or realize the value of any Securities pursuant to a notice of an Event of Default or Seller’s or Buyer’s instructions.

(c)       In the event of any dispute between, conflicting claims by or conflicting instructions from any of Seller, Buyer and any other person(s) with respect to the Securities, cash or any other matter covered by this Agreement, if Bank is uncertain as to its duties or rights hereunder, or if Bank, in the opinion of its counsel, is precluded by law from acting, Bank may decline to comply with any and all claims, demands or instructions with respect to such Securities, cash or any other matter covered by this Agreement so long as such dispute, conflict, uncertainty dispute or conflict or legal inability to perform shall continue, and Bank shall not be liable for failure to act or to comply with such claims, demands or instructions. Bank shall be entitled to refuse to act or comply until (i) such dispute or conflict shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties and Bank shall have received evidence satisfactory to it of the same, (ii) with respect to Bank's uncertainty, Bank shall be directed in writing by Seller and Buyer or by a final order or judgment of a court of competent jurisdiction, (iii) Bank, in the opinion of its counsel, is permitted by law to perform or (iv) Bank shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses or damages, including counsel's fees and expenses that it may incur by reason of taking any action.

(d)       Bank shall not be required to deliver or transfer cash, securities or other property in contravention of any order, stay, judgment, levy, restraining notice, seizure or other similar notice or restraint imposed by law or issued or directed by a governmental agency or court, or officer thereof, asserting jurisdiction over Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company or any director, officer, employee or agent of any of the foregoing, which on its face affects such cash, securities or other property. Bank shall give Buyer and Seller prompt notice of any such notice or order of which it is aware.

11.	Funds Transfer.

(a)       Buyer requests that Bank execute payment orders issued in the name of Buyer conforming to the terms specified in the attached Schedule 2 (“Repetitive Payment Orders”) received by Bank by telephone, facsimile or written correspondence using the following security procedure.

(i)       Buyer agrees that Repetitive Payment Orders will be effective as the funds transfer instructions of Buyer, whether or not authorized, if such payment orders are verified pursuant to the security procedure provided herein or such other security procedure that Bank or Buyer may agree to.

(ii)       Bank will execute a Repetitive Payment Order when the payment details and/or line number is identified to Bank. If a Repetitive Payment Order does not conform to the terms of an authenticated line number, Bank will not execute the Repetitive Payment Order unless it can verify the payment order by another security procedure.

(iii)       Included in Schedule 2 is a list of the individuals and telephone numbers designated by Buyer to establish Repetitive Payment Orders.

(iv)       The failure of the Bank to comply with the procedure provided herein shall not render a payment order that is otherwise authorized under the law of agency unauthorized.

(v)       Instructions from Buyer to change Schedule 2 must be provided to Bank in writing. Bank will initiate a callback to designated persons at Buyer to authenticate changes to Schedule 2 payment orders prior to implementation.

(vi)       If Bank is authorized by Buyer to accept Repetitive Payment Orders from an investment manager or other agent, this Section 11 shall apply equally to instructions issued in the name of the investment manager or other agent.

(b)       In executing or paying a payment order, Bank may rely upon the identifying number (e.g. Fedwire routing number or account number) of any party as instructed in the payment order. Seller assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Seller's name. Buyer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Buyer's name.

(c)       Bank, Buyer and Seller agree that the procedures outlined in this Section 11 constitute a commercially reasonable security procedure.

12.	Representations and Warranties.

(a)       Buyer represents and warrants that (i) it is a duly organized and validly existing under the laws of the State of_______________ with all necessary power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and under the Repurchase Agreement, (ii) this Agreement and performance of all transactions contemplated hereunder and under the Repurchase Agreement have been duly authorized, executed and delivered in accordance with all requisite action, (iii) the person executing this Agreement on its behalf has been duly and properly authorized to do so, (iv) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws relating to or limiting creditors' rights generally, or by equitable principles, (v) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and under the Repurchase Agreement will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it, (vi) it has the unqualified right to buy the Securities from Seller and resell the Securities to Seller upon the terms and subject to the conditions set forth in the Repurchase Agreement, (vii) all of the Purchased Securities while held in Buyer's Account shall not at any time be or become subject to any lien, claim, security interest or encumbrance of any person or entity other than Buyer except as permitted by this Agreement, and all of such Purchased Securities, upon delivery to Seller, will be free and clear of any lien, claim, security interest or encumbrance (except any lien, claim, security interest or encumbrance to which such Purchased Securities were subject at the time of delivery by Seller to Buyer), (viii) the establishment of Buyer's Account and its operation by the parties designated herein have been duly authorized and no other action is required prior to commencing operation of such account, (ix) its principal executive office is located at __________________________, (x) it is subject to regulation by ___________________________________, (xi) it is / is not (STRIKE AS APPROPRIATE) a “financial institution” for purposes of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), (xii) it is /is not (STRIKE AS APPROPRIATE) an “insured depository institution” for purposes of the Federal Deposit Insurance Act (the “FDIA”), and, if it is, it shall during the term of this Agreement comply with the written agreement and related requirements of Section 1823(e) of the FDIA and (xiii) it will deliver to Bank a complete copy of the Repurchase Agreement and all amendments thereto or modifications thereof promptly upon Bank’s request.

(b)       Buyer further represents and warrants that if it is acting as agent for one or more third parties, Buyer is either authorized by virtue of standing instructions or is a fiduciary or an agent with the authority to enter into, execute and bind such third parties to this Agreement and the Repurchase Transactions effected for such third parties. Buyer is authorized to make, and makes each of the representations and warranties above applicable to Buyer for each of such third parties. If Buyer acts beyond the authority granted to it by any such third party or any entity acting on behalf of such third party or exceeds any limitations on transactions imposed by Seller and agreed to by Buyer, Buyer will be liable for all such actions as if it were the principal with respect thereto provided that the same shall not limit in any manner the liability of such third party or any other party for such actions and related transactions.

(c)       Seller represents and warrants that (i) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware with all necessary power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and under the Repurchase Agreement, (ii) this Agreement and performance of all transactions contemplated hereunder and under the Repurchase Agreement have been duly authorized, executed and delivered in accordance with all requisite corporate action, (iii) the person executing this Agreement on its behalf has been duly and properly authorized to do so, (iv) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws relating to or limiting creditors’ rights generally, or by equitable principles, (v) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and under the Repurchase Agreement will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it, (vi) it has the unqualified right to sell, buy, transfer, assign and/or pledge the Securities transferred on its behalf hereunder, and all of such Securities upon delivery to Buyer, will be free and clear of any lien, claim or encumbrance, (vii) it is acting as principal for its own account and (viii) it will deliver to Bank a complete copy of the Repurchase Agreement and all amendments thereto and modifications thereof promptly upon Bank’s request.

(d)       Bank represents and warrants that (i) it is duly organized and validly existing national banking association under the laws of the United States of America with all necessary power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder, (ii) this Agreement and performance of all transactions contemplated hereunder have been duly authorized, executed and delivered in accordance with all requisite corporate action, (iii) the person executing the Agreement on its behalf has been duly and properly authorized to do so, (iv) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws relating to or limiting creditors' rights generally, or by equitable principles and (v) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it.

These representations and warranties shall be deemed to be repeated on each day on which a Repurchase Transaction is outstanding.

13.       Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto. No modification or amendment of this Agreement shall be binding unless in writing and executed by each of the parties. In the event of conflict between this Agreement and the Repurchase Agreement, this Agreement shall control.

14.       Termination. This Agreement shall terminate forthwith upon termination of the Repurchase Agreement and written notice thereof to Bank by Seller or Buyer or may be terminated by any party hereto on ten Business Days' prior written notice to the other parties; provided, however, that, any such termination shall not affect any Repurchase Transaction then outstanding.

l5.        Severability. If any provision of this Agreement is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.

16.       Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of any additional rights and remedies; provided, however, that nothing in this Section shall be construed as permitting any party, person or entity under any circumstances, to make any claim against Bank for special, indirect or consequential damages arising under or in connection with this Agreement.

l7.        Headings. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.

18.       And/Or. The term "or" shall include the conjugate form so that each use of the term "or" should be interpreted as "and/or".

19.       Assignment. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither Buyer nor Seller may assign its rights and/or obligations hereunder without the prior written consent of the other parties. Any attempted assignment without such consent shall be null and void.

20.       Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

21.       No Implied Waivers. The right of any party under any provision of this Agreement shall not be affected by its prior failure to require the performance of any other party under such provision or any other provision of this Agreement, nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself.

22.       Notices. All notices shall be given to the party entitled to receive such notices at the following addresses, telephone numbers and telecopy numbers unless otherwise specified in a notice given pursuant to this Section:

(a)       To Seller Unless and until Seller shall give written notice to Buyer and the Bank to the contrary, all notices to Seller shall be sent to it at Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, New York 10010, attention of Geoff Love, Managing Director, all notices by telephone to Seller shall be made to 212-538-4972 and all notices by fax to Seller shall be made to 212-325-6761.

(b)       To Buyer. Unless and until Buyer shall give written notice to Seller and Bank to the contrary, all written notices to Buyer shall be sent to it at ________________attention of , all notices by telephone to Buyer shall be made to at and all notices by telecopy to Buyer shall be made to ______________.

(c)       To the Bank. Unless and until the Bank shall give written notice to Seller and Buyer to the contrary, all written notices to Bank shall be sent to it at 4 New York Plaza, New York, New York l0004-2477, attention of Brokers and Dealers Clearance Department, all notices by telephone to Bank shall be made to Jon Ciciola, Managing Director at 212-623-3211 and all notices by telecopy to Bank shall be made to (212)623-5959.

(d)       Troubleshooting List. Until written notice to the contrary is given to the other parties by Seller or Buyer, as applicable, the persons listed on Schedule 3 hereto may be contacted after business hours as necessary in connection with this Agreement.

(e)       Other. All notices and instructions shall be deemed given when received.

23.       Force Majeure. Bank shall not be liable for any failure or delays arising out of conditions beyond its reasonable control, including, but not limited to, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God and similar occurrences.

24.       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO (I) IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, (II) IRREVOCABLY WAIVE THE RIGHT TO OBJECT TO THE VENUE OF ANY SUCH COURT ON THE GROUND OF INCONVENIENT FORUM AND (III) IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY REPURCHASE TRANSACTION. TO THE EXTENT THAT, IN ANY JURISDICTION, ANY PARTY, BY ITSELF OR ON BEHALF OF ITS PRINCIPAL, MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, OR FOR ITS PRINCIPAL OR SUCH PRINCIPAL'S ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, SUCH PARTY IRREVOCABLY AGREES NOT TO CLAIM, AND IT HEREBY WAIVES, SUCH IMMUNITY.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day of , 20 .

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

(Name of Seller)

By:

Name:

Title:

BNP Paribas New York Branch, as Agent for the Principals listed on Exhibit A
(Name of Buyer)

By:

Name:

Title:

EXHIBIT A

LIST OF PRINCIPALS:

SCHEDULE 1

Custodial Undertaking in Connection with Master Repurchase Agreement dated as of March , 2013, among Buyer, Seller & JPMorgan Chase Bank, N.A.

RATINGS*

US TREASURIES	MARGIN
TREASURIES BILLS, BONDS, NOTES
TREASURY STRIPS
PRIVATE LABEL TREASURY BACKED (LION, TIGER, etc)

GOVT SPONSORED ENTERPRISES (GSE) & AGENCIES	MARGIN
FEDERAL NATIONAL MORTGAGE ASSN (FNMA)
FEDERAL HOME LOAN BANK (FHLB)
FEDERAL HOME LOAN MORTGAGE CORP (FHLMC)
FEDERAL FARM CREDIT SYSTEM (FFCS)
FEDERAL ARRICULTURAL MORTGAGE CORP (FAMC)
FINANCE CORPORATION (FICO)
RESOLUTION FUNDING CORPORATION (REFCO)
STUDENT LOAN MARKETING ASSOC (SLMA)
TENNESSEE VALLEY AUTHORITY (TVA)
WORLD BANKS (IBRD)
SUPRANATIONAL INSTITUTIONS (Asian, African, Interamerican Development Banks & International Finance Corp)
SMALL BUSINESS ADMINISTRATION (SBA)
OTHER GSE & AGENCY ISSUES
AGENCY STRIPS (NON-MBS)
AGENCY STRUCTURED NOTES
AGENY CALLABLE SECURITIES

GOVERNMENT BACKED SECURITIES	MARGIN
GOVERNMENT TRUST CERTIFICATES (GTC)
AID BONDS

GSE & AGENCY MORTGAGE BACKED SECURITIES	MARGIN
GNMA PASS THROUGHS - Fixed Rate
GNMA PASS THROUGHS - Adj. Rate
GNMA REMICS
FNMA PASS THROUGHS - Fixed Rate
FNMA PASS THROUGHS - Adj. Rate
FNMA REMICS
FHLMC PASS THROUGHS - Fixed Rate
FHLMC PASS THROUGHS - Adj. Rate
FHLMC REMICS
FAMC PASS THROUGHS
MBS STRIPS
TRUST RECEIPTS

	MARGIN	S&P	MOODYS	FITCH
COMMERCIAL PAPER
BANKERS ACCEPTANCES
CERTIFICATES OF DEPOSIT

ASSET BACKED SECURITIES
ABS-COLLATERALIZED DEBT OBLIGATIONS (CDO)
ABS-COLLATERALIZED BOND OBLIGATIONS (CBO)
ABS-COLLATERALIZED LOAN OBLIGATIONS (CLO)
CORPORATE BONDS
MEDIUM TERM NOTES

MUNICIPAL SECURITIES
AUCTION RATE NOTES
PRIVATE LABLE CMOS
PRIVATE LABLE PASS THROUGHS (PTA)

TRANCHE EXCLUSIONS FOR REMICS & CMOS (Use X to indicate exclusion)	EXCLUDE
INTEREST
PRINCIPAL
SEQUENTIAL
Z TRANCHE
RESIDUAL
FLOATING RATE
COMPANION
IOETTE
INVERSE FLOATER
SUPER FLOATER
SCHEDULED
PAC

TRANCHE EXCLUSIONS FOR REMICS & CMOS (Use X to indicate exclusion)	EXCLUDE
INTEREST
PRINCIPAL

MARGIN
CASH

*	JPMORGAN CHASE BANK, N.A. MAY RELY UPON A RECOGNIZED CREDIT RATING SERVICE IN DETERMINING THE CREDIT RATINGS OF SECURITIES AND SHALL IN NO CIRCUMSTANCE BE LIABLE FOR ANY ERRORS MADE BY SUCH SERVICE.

JPMORGAN CHASE BANK, N.A.		BNP Paribas New York Branch, as Agent for the Principals listed on Exhibit A

By:	By:	By:
Title:	Title:	Title:
Date:	Date:	Date:

SCHEDULE 2

A. Buyer’s Account at Bank for	B. Buyer’s Delivery Instructions Cash:

ABA: 021000021	ABA:

CHASE NYC/DEPT 4004/	Bank Name:

Buyer’s Name	Account Name:

FOR TRI-PARTY WITH	Account Number:

Branch:
(Seller’s Name)
City:

Attention:

Tax ID #:

for	C. Buyer's Delivery Instructions Securities:

ABA:

Bank Name:

Account Name:

Branch:

City:

Attention:

Tax ID #:

D. Authorized Persons for Buyer:

Name	Title

Authorized Signature List

Name Title	Signature	Telephone Number(s)	Initiate Y/N	Call back Y/N		Communication Modes
					□	Facsimile
					□	Telephone
					□	Other - must explain:
					□	Facsimile
					□	Telephone
					□	Other - must explain:
					□	Facsimile
					□	Telephone
					□	Other - must explain:
					□	Facsimile
					□	Telephone
					□	Other - must explain:
					□	Facsimile
					□	Telephone
					□	Other - must explain:
					□	Facsimile
					□	Telephone
					□	Other - must explain:

Line Sheet for Repetitive Payment Orders

Receiving Bank ABA, CHIPS Number of BIC Code	Receiving Bank Name	Intermediary Bank ABA, CHIPS Number of BIC Code (if any)	Intermediary Bank Name (if any)	Beneficiary Name	Beneficiary Account Number	Account to be debited	Line Number (To be assigned by Bank)

SCHEDULE 3

AFTER HOURS CONTACT PERSONS

For Seller:
Name Number	Address	Office Number	After Hours Telephone

For Buyer:
Name	Address	Office Number	After Hours Telephone Number

OPERATING PROCEDURE AND AUTHORIZATION AGREEMENT

THIS OPERATING PROCEDURE AND AUTHORIZATION AGREEMENT (“Agreement”) is entered into this 9th day of October, 2014 by and between U.S. BANK NATIONAL ASSOCIATION (“Custodian”), BNP PARIBAS ACTING THROUGH ITS NEW YORK BRANCH, (“Agent”), and EDGEWOOD GROWTH FUND (“Client”)(each a “Party and collectively the “Parties”).

WHEREAS, Client has entered into a securities authorization agreement with Agent in which Agent agrees to act on behalf of Client with respect to the lending of certain securities of Client held by Custodian (“Agency Agreement”);

WHEREAS Client maintains a custody account with Custodian pursuant to a Custody Agreement dated February 12, 2013 and listed in Annex 1-A hereto (hereinafter referred to as “Custody Account”), and authorizes the opening of a sub-account, listed in Annex 1-B hereto, for the custody of the investment of the security lending collateral, referred to as the Security Lending Collateral Account;

WHEREAS Client desires to appoint Agent as its exclusive Authorized Person (as defined herein) to give instructions to Custodian for the Security Lending Collateral Account in accordance with the Terms of Business (as defined herein); and

WHEREAS Client desires Custodian to act upon instructions received from Agent to deliver cash and securities into and out of the Custody Account.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereby agree, as follows:

1. Definitions

1.1	Authorized Instruction is an instruction received by Custodian from an Authorized Person.

1.2	Authorized Person shall mean a person (including an individual or entity) authorized or reasonably believed by the Custodian to have been authorized, by Client to act on its behalf in the performance of any act, discretion or duty under the Custody Agreement.

1.3	Insolvency Event shall occur if a Party (i) becomes or is declared insolvent; (ii) voluntarily files or is the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; (iii) makes a general assignment for the benefit of its creditors; (iv) admits in writing its inability to pay its debts as they mature; (v) sells or enters into negotiations to sell all or substantially all of its assets except where such sale is in the normal course of business a merger or sale to a financial company that will continue the business of the selling party; (vi) files an application or consents to the appointment of, or there is appointed, any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or all or any portion of its property, including, without limitation, the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors; (vii) files a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or (viii) takes any corporate action for the purpose of effecting any of the foregoing.

1.4	Security Lending Collateral Account shall mean any cash and securities account(s) opened pursuant to the Custody Agreement over which Agent is the exclusive Authorized Person.

1.5	Terms of Business shall mean the terms of business and any applicable addendums among Custodian, Agent, and Client attached hereto as Schedule A.

2. Authorization of Agent

(i)	Client hereby grants to Agent an exclusive authority to send Authorized Instructions to Custodian in order to move securities and/or cash in and out of its Security Lending Collateral Accounts and the Custody Accounts (an “Authorization”).

(ii)	Agent acknowledges and agrees that this Authorization is limited to actions taken that directly derive from the service it provides to Client pursuant to the Terms of Business.

(iii)	All Authorized Instructions from Agent will be provided in accordance with the Terms of Business and the Agency Agreement.

(iv)	Client expressly acknowledges that this Authorization is exclusive and that as long as the Authorization will be effective and except as otherwise agreed with Agent, such agreement to be made with prior notification to Custodian, Client shall not send any instructions to Custodian related to the Security Lending Collateral Account, except upon an Insolvency Event of the Agent.

(v)	Client agrees to provide to Custodian any additional documentation as may be reasonably required to effect this Authorization.

(vi)	This Authorization is a general instruction and is valid from the date of this Agreement until the termination of this Agreement. This Authorization will terminate only if the Agency Agreement is terminated and Client gives written notice of such termination to the Custodian and Agent.

(vii)	Notwithstanding the foregoing the Authorization will immediately and automatically terminate upon the occurrence of an Insolvency Event in relation to Agent. Upon such termination of the Authorization, Client may send Authorized Instructions to Custodian following the provision of a list of Authorized Persons to Custodian.

3. Reporting Obligations

Unless otherwise prohibited by law, Client hereby expressly instructs and authorizes Custodian to provide to Agent copies of all statements required to be sent to Client pursuant to the Custody Agreement, and downloads of any data requested by Agent related to the Custody Accounts and the Security Lending Collateral Account. Custodian will continue to provide the same to Client.

4. Delivery and Receipt of Assets

Client authorizes Agent (i) to receive into the Security Lending Collateral Account securities and cash of Client and (ii) to deliver out of the Security Lending Collateral Account securities and cash of Client, each in accordance with the Terms of Business.

Client authorizes Custodian to act upon all instructions received from Agent to deliver securities into and out of the Custody Accounts.

5. Relationship Contacts

All Parties must provide a list of contacts to assist with daily processing of transactions as well as problem/issue resolution as necessary. Such contacts shall be listed on Schedule B, Part 1 attached hereto as amended from time to time.

Unless otherwise set forth herein, all instructions to be sent to Agent shall be sent to the addresses set forth in Schedule B, Part 2, as amended from time to time.

6. Liability and Indemnification for Client’s or Agent’s Actions

Custodian will not be responsible for any losses, costs, damages, out-of-pocket expenses (including, but not limited to, legal fees) or liabilities for any claims, demands or actions (each referred to as a “Loss”), suffered or incurred by Client as a result of the actions or inactions of Agent. Client further agrees to indemnify Custodian and hold Custodian harmless from any and all Losses, incurred by Custodian as a result of the actions or inactions of Client and Agent in connection with this Agreement.

7. Representations and Warranties

Each party to this Agreement hereby represents and warrants that:

(i)	It is a duly organized, validly existing organization, and in good standing under the laws of the state of its incorporation; and

(ii)	It has all requisite authority, whether arising under applicable federal or state law or regulations to which it is subject, to enter into this Agreement.

8. Hardware/Software Changes

Notification of any hardware / software changes that may affect the delivery, receipt or the ability to process files to or from Agent and/or Custodian must be made in writing at least 30 days in advance.

9. Confidentiality

The terms in this Agreement have been prepared solely for use by the parties identified herein and therefore are to be kept strictly confidential and shall not be disclosed to third parties nor reproduced for any use other than in connection with the third party lending relationship referenced herein. Notwithstanding the foregoing, nothing contained herein shall prevent a party from disclosing information (i) in response to a request by any regulatory or self-regulatory authority having jurisdiction over such party or its affiliates, or (i) that is required to be disclosed by law, statute, rule, regulation, self-regulation, judicial process or similar process.

10. No Joint Venture / Reliance

Nothing contained in the Agreement (i) shall constitute a partnership, joint venture, association, syndicate, unincorporated business or other separate entity between the Parties to this Agreement; (ii) shall be construed to impose any liability as such on any of them; or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Each Party agrees it is not relying on any advice (whether written or oral) of any other party and that it has made and will make its own decisions regarding this Agreement, and the transactions contemplated herein, based upon its own judgment and upon advice from such professional advisers as it has deemed is necessary to consult.

11. Amendments

Except as otherwise specified in this Agreement, this Agreement may only be modified by prior written agreement of Client, Agent and Custodian.

Custodian shall notify Agent of any amendment to or termination of the Custody Agreement.

Client and Agent shall notify Custodian of termination of the Agency Agreement.

12. Headings

Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

13. Counterparts

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

14. Governing Law and Jurisdiction

This Agreement shall be governed and construed in accordance with the laws of New York. The Parties hereby submit to the jurisdiction of any federal or state court sitting in the State of New York, New York County in any action or proceeding arising out of or related to this Agreement and hereby agree that all claims in respect of such action or proceeding may be heard and determined in such courts.

NO PRINCIPLE OF CONSTRUING THIS AGREEMENT AGAINST AGENT AS DRAFTER WILL APPLY IN THE EVENT OF ANY LEGAL ACTION BETWEEN THE PARTIES. ANY LAW THAT REQUIRES OR SUGGESTS THAT THE INTERPRETATION OF A DOCUMENT, OR THE RESOLUTION OF ANY AMBIGUITIES CONTAINED THEREIN, SHOULD BE RESOLVED AGAINST AGENT AS DRAFTER OF THE DOCUMENT, ARE HEREBY WAIVED.

IN WITNESS WHERE OF the Parties have hereto affixed their signatures by their duly authorized officers on the day and date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Charles Gallagher
Name:	Charles Gallagher
Title:	S.V.P.

EDGEWOOD GROWTH FUND

By:	/s/ Dianne Descoteaux
Name:	Dianne Descoteaux
Title:	VP & Secretary

BNP PARIBAS ACTING THROUGH ITS NEW YORK BRANCH

By:	/s/ Christina M. Feicht
Name:	Christina M. Feicht
Title:	Managing Director

By:	/s/ Claudine Gallagher
Name:	Claudine Gallagher
Title:	Head of North America BNP Paribas Securities Services

Schedule A

Terms of Business

1. Custodian’s Transmission

Custodian will transmit to Agent prior to 6:00 a.m. on each Business Day, via SWIFT MT 535 messages, a list of available securities to lend including for each security available the following information.

•	Custody account number
•	Security name
•	Security identifier (ISIN or CUSIP)
•	Number of units in inventory
•	Number of units currently on loan
•	Number of units restricted

Custodian will transmit to Agent prior to 6:00am on each Business Day, via SWIFT MT 537 messages known pending trades of the portfolio.

As a Contingency situation if the files are late, Agent can access the holdings and pending trades via TNE or receive report from Custodian.

2. Agent’s Instruction

2.1 Delivery and Content of Instruction via File Transmission.

On a daily basis, Agent will inform Custodian of loan activity in accordance with the deadlines set forth in Schedule C attached hereto, and will include instructions sufficient to complete delivery of such securities to Agent or the designated Borrower. Custodian will use commercially reasonable efforts to process said instructions returned after the applicable deadlines referred to in Schedule C however, Custodian assumes no liability for the effective settlement of such transaction. Please note even when cancellation instructions are received prior to the deadlines in Schedule C, some market conditions (e.g., pre-matching environments) may prevent a cancellation from being effected, for which Custodian will have no liability.

Instructions to cancel security and cash transactions must be clearly designated as cancellations. Cancel instructions sent electronically must include the original client reference number. Cancel instructions sent via the contingency method, must include the original client reference number. With the exception of the cancellation designation, such instructions must exactly match the original transaction.

Any intended amendment to an existing instruction must be submitted and is effected by Custodian as a cancellation and new instruction. Amendments must clearly specify the previous instructions affected by the amendment and should include all new transaction details. An instruction with amended details will be treated as a new instruction for all purposes, including any applicable processing deadlines.

All transaction data instructions must contain the necessary data elements to ensure timely, accurate, processing of the transactions by Custodian, including the following:

•	CUSIP or ISIN
•	Name of stock
•	Trade/settlement date

•	Settlement Date
•	Number of shares
•	Settlement amount
•	Counterparty participant ID (if deliveries are effected in DTCC)
•	Settlement location
•	Custodial account number
•	Indication of the transaction type
•	Name of Counterparty
•	Counterparty delivery instructions

2.2 Contingency Method.

If the primary method of communication is unavailable, Agent will transmit its instructions to Custodian via email or facsimile in accordance with the security procedures separately agreed upon between the parties.

3. Securities Lending Activity

3.1 Securities Lending Transaction Settlement.

Custodian will deliver securities that settle at DTCC using code 10, and accept returns through DTCC that have a code 20.

3.2 Variance.

Custodian will settle all trades settling at DTC within a USD $5 plus or minus variance and within a USD $5 plus or minus variance for all securities settling at the FED depository.

3.3 Sale Notification by Client.

Client shall notify Agent, of any sales settling on trade date by 9:00AM ET by means of email. All notices made after the above time, will be effective next Business Day.

3.4 Partial Sales.

In the event that there is a security on-loan that is causing a sale fail, Custodian may attempt a partial delivery of required securities, on behalf of Client, for the amount of excess position that the particular Client has in that fund's holdings. This will be dependent on Custodian receiving new trade instructions from Client for the partial sale amount.

3.5 Settlement Confirmation /Fail Trade.

Upon the request of Agent, Custodian shall provide transaction status updates to Agent on all transactions. Prior to the close of the relevant market, Custodian will notify Agent of any rejection of a trade (DKs) within a reasonable timeframe of Custodian becoming aware of the action. Custodian will provide to Agent a final status of fails report after the market close. Agent and Custodian will make commercially reasonable efforts to resolve settlement issues on a same day basis.

3.6 Settlement Process.

All lending activity, including but not limited to settled loans, returns, marks, and PPO, SPO or other payments, charges will settle into the Security Lending Collateral Account.

Security Lending Collateral Account shall be governed by the terms of the relevant contract between Client and Custodian and the applicable standard of care described therein shall apply. Custodian shall not be responsible for any collateral not delivered to Custodian.

The decision of how to invest cash collateral is at the discretion of Client in accordance with the Agency Agreement. Decisions related to the investment of cash collateral are not the responsibility of the Custodian.

3.7 Mark-to Market.

Custodian does not calculate or validate the collateral received for a new loan or disbursed on a loan return. Custodian does not calculate or validate the daily mark-to-markets executed to keep the outstanding loans collateralized at the appropriate amount.

4. Loan Recall Process

Agent will determine whether a loaned security must be recalled to satisfy the sell obligations. Securities returned in order to satisfy sales must be received by Custodian at least 30 minutes prior to the close of the relevant depository (e.g., DTCC or FRBNY). Any such securities received after that time, will be processed by Custodian using commercially reasonable efforts.

5. Agent Account Access

Client hereby authorizes Custodian to provide the Agent portfolio information from the Client’s custodial account(s) listed on Annex 1-A and the Security Lending Collateral Account, including but not limited to holdings, pending trades, failed trades, and corporate action information in support of the securities lending program.

6.	Buy-Ins

6.1 Liability.

Custodian will not have any liability, nor will Custodian be responsible for any costs (including, but not limited to buy-in costs), associated with any trade that fails due to the fact that securities on loan were not returned within the time Custodian requires in order to make timely delivery of the securities.

6.2 Notice.

Within 1 hour of having received notice of any potential buy-notice Custodian shall notify Agent via email or fax of receipt of such notice. The notification should include:

•	Client Name
•	Account Number
•	CUSIP
•	Sale Quantity
•	Sale Value
•	Trade Date

•	Settle Date
•	Potential Buy-In Quantity
•	Potential Date of Execution

6.3 DTC and other Buy-in Threats.

Agent will notify Custodian via telephone call that an urgent return instruction related to a DTC buy-in has been sent. For buy-in threats in all other supported lending markets, Agent will instruct Custodian of loan return activity in accordance with the deadlines in Schedule C attached hereto. Any loan return instructions received by Custodian after the above noted deadlines will be processed on a commercially reasonable efforts basis, but Custodian shall not be liable or responsible for any failure to process any instructions after such deadlines.

6.4 Failure to Settle.

In the event that a sale transaction of the fund cannot be settled by Custodian due to loaned securities not returned in sufficient time by the Borrower to make delivery, Custodian shall await instructions as to the disposition of the open sale transaction in accordance with normal instruction channels from Client.

If Custodian receives a notice of intent to buy-in from the purchaser of Client's sale, Custodian will transmit that notice of intent to buy-in to Agent within 1 hour of receipt.

In the event that a sale transaction cannot be settled by Custodian, and only upon receipt of instructions from Client, Custodian will use commercially reasonable efforts to make partial deliveries on sales, including those situations in which full amount of recalled securities are not returned.

6.5 Buy-In Execution Notifications.

The Client, its investment advisors or sub-investment advisors, will notify the Custodian of any Buy-In notices, Buy-In threats, or any other related information. The notification should be sent to the Client’s Trade Services Contact at the Custodian

Custodian shall notify Agent via e-mail upon learning of the execution of a buy-in occurring as a result of securities being on loan through Agent.

Custodian shall send notification to Agent before 5:00 PM on the date of the execution of the buy-in except if the buy-in is executed at the open of the market. In such case, Custodian shall send notification to Agent before 10:00 AM on the date of the buy-in.

Custodian shall include the following data in the notification:

•	Client Name
•	Account Number
•	CUSIP
•	Sale Quantity Bought In
•	Original Sale Quantity and Value
•	Original Trade Date of Sale
•	Original Settlement Date of Sale
•	Buy-in Price (price is to be inclusive of any fees, commissions or similar charges, which the executing broker is passing along to the Portfolio Manager)

7. Reconciliation Procedures

7.1 On Loan Reconciliation.

Agent will complete a reconciliation of on-loan positions and notify Custodian by 11:00 a.m. daily, via email, of any discrepancies between its loan balances and those provided by Custodian. The report will be totaled by CUSIP and by account. Custodian will respond to stated discrepancies by 2:00 p.m. Custodian and Agent will work together to resolve any open items.

7.2 Daily Collateral Reconciliation.

On a daily basis, Agent will notify Custodian by 11:00 a.m. of any exceptions involving cash and security transactions determined between its collateral balances and those provided by Custodian. Custodian will respond to stated discrepancies by 2:00 p.m. Custodian and Agent will work together to resolve any open items.

8. Corporate Actions

8.1 Monitor and Tracking.

Custodian shall monitor and track all corporate actions that affect a Client’s position. Custodian's ability to process corporate actions, proxy voting and income events is predicated on the securities being in its custody (i.e., not on loan) during the stated processing time frames.

At the point when the securities have been loaned, Custodian ceases to retain custody and is therefore unable to process corporate actions on those securities. Custodian will utilize DTCC’s SMART\TRACK for tracking and notification of corporate actions due from Borrowers. In situations when the SMART TRACK cannot be utilized, Agent will provide contact information for Borrower upon request by Custodian.

8.2 Elections.

Where a corporate action requires Client to make an election and securities are on loan:

•	Custodian will forward any corporate action notifications to Client and Agent indicating the entire position held for Client. The Client will grant the Agent read only and report retrieval access to E-Tran, Custodian’s web based tool for tracking corporate actions for the portfolio.
•	Custodian will notify Borrower of Client’s elections as updated in Etran
•	Custodian will advise Agent of the action elected by Client for shares on loan on the date of expiration

8.3 Recall / Restrict Policy.

If securities on loan are returned in order to effect an election, Agent must notify Custodian.

If Agent would like to instruct securities for loan after the expiration of the election period, Agent must contact Custodian’s corporate action team to seek approval in advance of the new loan. Approved loans after the applicable deadlines will be processed by Custodian on a commercially reasonable efforts basis.

In the event that Agent does not notify Custodian of the late loan, Custodian will use commercially reasonable efforts to process corporate action instructions relating to securities loaned after the applicable deadlines referred to in this Schedule. However, Custodian shall not be responsible for the effective exercise of those instructions.

8.4 Securities.

Custodian will update the on loan position with Borrower on settlement of corporate actions via SLRM adjustment.

8.5 Cash.

Cash payments will be tracked by Custodian via SMART\TRACK.

8.6 Instruction Processing on Securities Not Returned.

For Securities not returned, Custodian will send a liability notice to Borrower via SMART\TRACK to make any election. Custodian may request Agent to provide contact information of Borrower.

9. SPECIAL Processing on Certain Action Types

Custodian may require a security to be returned from loan due to restricted processing.

10. Proxy

Client acknowledges loss of certain rights and privileges associated with the action types detailed in this section. These losses include, but may not be limited to:

•	The right to vote (consent) or dissent on an action for securities on loan over record date.

•	The exercise of dissenter’s rights if a security is on loan on the applicable entitlement date.

•	The right to vote at a shareholder meeting if a security is on loan on the applicable entitlement date.

11. Income Collection

11.1 Identification. Agent shall identify all pertinent income to Custodian, including but not limited to, events that impact securities on loan over entitlement date.

11.2 Pre- Advice.

For loans of US (non-ADR), securities that use the DTC automated income tracking mechanism, income payments for securities on loan are made by DTC. Therefore, Custodian does not require a pre-advice for substitute payments made by DTC. However, for loans of ADRs that use the DTC automated income tracking mechanism, Agent must provide Custodian with a pre-advice for tax reclaimable income as DTC does not pay full entitlement to Custodian’s accounts on pay date.

The Parties acknowledge that tax treatment of substitute payment for dividends or interest may vary from the tax treatment afforded by the actual payment.

For ADRs not tracked via DTC’s income tracking system, Custodian requires a pre-advice for the full entitlement amount as DTC will not pay any income from shares on loan.

The pre-advice must include the following information: security name, asset identifier, record date, payable date, share amount, income rate, net amount due, tax reclaim rate for ADRs held in DTC, tax reclaim amount due, total amount due, credit date, and value date.

11.3 Payments. Third party loan income will be paid to Client on an actual receipt basis and with the same value date Agent has made to Custodian.

11.4 Past Due Income Reporting. On a weekly basis, Custodian will provide Agent and Client reporting of past due income from securities on loan.

12. Tax

12.1 Tax Withholding Rates.

Client and Custodian shall provide to Agent expected tax withholdings rates for each country in which securities are lent upon execution of the Agreement and such rates as may be amended from time to time.

12.2 Agent directs Custodian to process all loans of any securities held at the Depository Trust Company (“DTC”) using the DTC income tracking functionality; Custodian is an intermediary for the purposes of processing any securities lending fees or rebate fees.

12.3 Custodian represents that it is an intermediary for the purposes of processing substitute payments paid by Borrowers in lieu of dividends or interest which Custodian credits to Client’s account.

Agent will provide the tax reporting (e.g., Form 1099) for the substitute and or manufactured payments in lieu of dividend or interest received by Client.

12.4 Client hereby agrees that it, and not Custodian or any of its affiliates acting as Custodian, sub-Custodian, trustee or otherwise, are solely responsible for determining and complying with all relevant tax obligations (including as to collection, remittance and reporting, and including where any tax is levied upon receipt pursuant by way of reverse charge or similar mechanism) in markets outside the US with respect to any securities lending payments (including substitute or manufactured payments, rebate fees or interest, securities lending fees and agency fees for securities lending services) made or received by Client under relevant law.

12.5 Client hereby agrees to hold harmless and indemnify Custodian against all losses, costs, expenses (including reasonable legal expenses) or penalties which may be suffered or incurred by Custodian and its affiliates in the event (i) of breach of any of the representations or undertakings set out in this Section 12 (including matters of collection, remittance and reporting, and including where any tax is levied upon receipt pursuant by way of reverse charge or similar mechanism) or (ii) that the appropriate rate of tax in respect of any of the taxes under this section is not paid to the relevant tax authority (to include any penalties or interest the tax authority may assess thereon) (such indemnification hereinafter referred to as the “Client’s Indemnity”), provided that:

(i)	Custodian provides written notice to Client (with a copy to Agent) of receipt of any claim by the tax authority against Custodian or its affiliates for taxes on loaned securities or income related thereto, for these purposes a “claim” shall be a written tax authority notification to Custodian or its affiliate that the tax authority is examining the securities loans or income related thereto;

(ii)	Client will have the right to assume the defense of the claim (at its own expense and with counsel, which it shall select in its discretion) by providing written notice to Custodian at any time within 15 days after Custodian has given Client written notice of the claim;

(iii)	through the date that is 15 days after Client and Agent have received the appropriate written notice as set out in (i) above, or so long as Client has exercised its right to assume the defense of the claim as provided for in (ii) above, Custodian and its affiliates shall not (a) pay the claim, or (b) consent to any settlement or other agreement (other than agreements generally applicable to a tax examination such as the statute of limitations) with respect to the claim without the prior written consent of Client, which consent shall not be unreasonably withheld.

The provisions (including but not limited to the indemnifications) in this Section 12 shall survive the termination of the Agreement for the longer of: (i) as long as necessary until all securities lending and related transactions have settled in accordance with these Terms of Business, or (ii) a period of three years or such longer period of time if any tax examination is on-going or any tax related matters remain outstanding, including any payment of final taxes due.

13. Billing Procedures

13.1 Processing Payments.

Client agrees to pay Custodian a monthly fee based upon the fee arrangement agreed by Client and Custodian in Fee Schedule of the Custody Agreement, as amended from time to time. Custodian shall, via an email, provide Agent with all securities lending transactions on a monthly basis. Upon receipt, Agent shall reconcile the trade count to its own records and either approve or reject the report. Once the trade count is agreed, Custodian will provide Agent with an invoice which is payable within 30 Business Days after the date of the invoice receipt.

Agent will arrange on behalf of Client for payment of the invoice. Notwithstanding the foregoing, Custodian and Client agree that (i) Client is liable for the payment of any and all fees owed to Custodian, and (ii) Agent maintains no liability for payment of such fees.

13.2 Sell Fails Due to Lending: Lost Compensation / Overdraft Compensation.

Agent is responsible for determining the appropriate course of action to ensure sufficient securities are available in Custodian’s custody on or before the contractual settlement date of the sale.

Regardless of the number of securities unavailable for loan return as compared to the number of securities sold, if a sale fails due to the failure of the Borrower to return securities on loan by the agreed up on deadline, Client will be solely responsible for the loss of use of funds on the entire proceeds of the unsettled sale, which shall be calculated at the rate in Schedule C.

Custodian will compute the amount of reimbursement due from the Client and if requested, will provide Agent with the calculation and the evidence supporting Agents’ responsibility for the fail.

14. Portfolio Additions and Deletions

Client shall notify Custodian of portfolios to be added or deleted from the third party lending program seven business days (at a minimum) prior to the commencement or termination of lending.

15. Definitions

“Borrower” shall mean the borrower or borrowers who have entered into a separate Master Securities Loan Agreement with Client.

“Business Day” shall mean, a day on which regular trading occurs in the principal market for the Securities lent and in no event shall a Saturday or Sunday.

All times are New York, New York local times.

SCHEDULE B

[List of contacts]

BNPP Contacts

Name	Telephone	Email
Settlements
Travis Bartlett	+1 (917) 472-4893	travis.bartlett@us.bnpparibas.com
Veronique Bartley	+1 (917) 286-8470	veronique.bartley@us.bnpparibas.com
Jimmy Dazy	+1 (212) 841-2084	jimmy.dazy@us.bnpparibas.com

Corporate Actions
Group email-1		paris_bp2s_agl_us_ca_events@bnpparibas.com
Group email-2		paris_bp2s_agl_us_income@bnpparibas.com
Veronique Bartley	+1 (917) 286-8470	veronique.bartley@us.bnpparibas.com
Jimmy Dazy	+1 (212) 841-2084	jimmy.dazy@us.bnpparibas.com
Vincent Martiquet (Paris)	+33 1 57 43 13 95	vincent.martiquet@bnpparibas.com

Callbacks
Frank Chiofalo	+1 (212) 841-2297	frank.chiofalo@us.bnpparibas.com
Roseann Burke	+1 (212) 841-2091	roseann.burke@us.bnpparibas.com
Frank Souder	+1 (212) 479-8269	frank.souder@us.bnpparibas.com

US Bank Contacts

Name	Telephone	Email
Mark Dillon, RM	+1 (215) 761-9381	mark.dillon@usbank.com
Charles Gallagher, Trade Services.	+1 (215) 761-9371	charles.gallagher@usbank.com
Ryan Creagan, DTC Settlement	+1 (414) 905-5192	ryan.creegan@usbank.com
Samantha Carlton, Fed Settlement	+1 (651) 466-5879	samantha.carlton@usbank.com
Kevin Kruger, Income	1 (651) 466-5996	Kevin.Kruger@USbank.com
Kevin McCullough, Trade Services, Corp Actions	1 (314) 418-3438	Kevin.mccullough@usbank.com
Corporate Actions		trade.services.corp.action@usbank.com
Corporate Action Claims		trustcorporateactions@usbank.com

SCHEDULE C

[Deadlines]

Lending activity:

•	DTC Settlement 2:00 PM ET, best efforts basis between 2-2:30 PM
•	Fed Settlement 2:00 PM ET, Fed Wire 5:00 PM ET

Overdraft Fee:

The rate used between the Custodian and Agent for the amount advanced by the Custodian to Client’s account caused by sale fails for securities on loan:

The rate will be Fed Funds

SCHEDULE D

Wire Instructions for Income Account

Trust Income Wire Instructions

DDA 180183083765

RBK:	U. S. Bank N. A. Trust Dept Income Unit
60 Livingston Avenue
St Paul, MN 55107
ABA:	091000022
A/C:	[Redacted]
(CUSIP, FFC to Account Number, and P and I Breakdown)

* ATTN: Income

Fed

Annex 1-A

List of Custody Accounts

Account Name	Account Number
Edgewood Growth Fund	[Redacted]

Annex 1-B

List of Security Lending Collateral Account

Account Name	Account Number
Security Lending Collateral Account for Edgewood Growth Fund	[Redacted]